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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Boston Scientific Corporation
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Natick, Massachusetts
March 26, 2013

Dear Boston Scientific Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of Boston Scientific Corporation (the Company) to be held on Tuesday, May 7, 2013, at 10:00 a.m. Eastern Time, at the Company's Corporate Headquarters located at One Boston Scientific Place, Natick, Massachusetts 01760 (Annual Meeting).

        This year you are being asked to:

  •
  elect to the Board of Directors ten nominees for director;

  •
  consider and vote upon an advisory vote to approve named executive officer compensation;

  •
  ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2013 fiscal year; and

  •
  consider and vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

        These matters are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement. Our Board of Directors urges you to read the accompanying Proxy Statement and recommends that you vote "FOR" all of the director nominees, our named executive officer compensation and the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm. At the meeting, you will be provided with the opportunity to ask questions.

        We are pleased to continue to take advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their stockholders via the Internet. We believe this e-proxy process, also known as "notice and access," expedites stockholders' receipt of proxy materials, lowers our printing and mailing costs and reduces the environmental impact of producing the materials for our Annual Meeting. On or about March 26, 2013, we will mail to our stockholders of record at the close of business on Friday, March 15, 2013, the record date for our Annual Meeting, an Important Notice of Internet Availability of Proxy Materials (Notice) containing instructions on how to access our Proxy Statement and Annual Report for the year ended December 31, 2012 (Annual Report) on the Internet and also how to vote their shares via the Internet. If you received a Notice by mail you will not receive printed proxy materials unless you specifically request them. Both the Notice and the Proxy Statement contain instructions on how you can request a paper copy of the Proxy Statement and Annual Report.

        The Board of Directors appreciates and encourages stockholder participation in the Company's affairs. Whether or not you plan to attend the Annual Meeting, we encourage you to vote your shares. Accordingly, we request that as soon as possible, you vote via the Internet or, if you have received printed proxy materials, you vote via the Internet, by telephone or by mailing your completed proxy card or voter instruction form.

        Thank you for your continuing support.

Pete M. Nicholas Chairman of the Board of Directors

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Natick, Massachusetts
March 26, 2013

        The Annual Meeting of Stockholders of Boston Scientific Corporation (Annual Meeting) will be held on Tuesday, May 7, 2013, at 10:00 a.m. Eastern Time, at the Company's Corporate Headquarters located at One Boston Scientific Place, Natick, Massachusetts 01760, for the following purposes:

  (1)
  to elect to the Board of Directors ten nominees for director;

  (2)
  to consider and vote upon an advisory vote to approve named executive officer compensation;

  (3)
  to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2013 fiscal year; and

  (4)
  to consider and vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

        Only stockholders of record at the close of business on Friday, March 15, 2013, are entitled to notice of and to vote at the meeting or any adjournments or postponements thereof.

        It is important that your shares be represented and voted at the Annual Meeting. Whether or not you plan to attend the Annual Meeting in person, we encourage you to submit your proxy as soon as possible. For specific instructions, please refer to your Important Notice of Internet Availability of Proxy Materials or to the question on page 2 of the accompanying Proxy Statement entitled "How do I vote by proxy?"

BOSTON SCIENTIFIC CORPORATION
Timothy A. Pratt
Secretary

One Boston Scientific Place
Natick, Massachusetts 01760

March 26, 2013

PROXY STATEMENT

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

The Annual Meeting

        The Annual Meeting of Stockholders of Boston Scientific Corporation (Annual Meeting) will be held on Tuesday, May 7, 2013, at 10:00 a.m. Eastern Time, at the Company's Corporate Headquarters located at One Boston Scientific Place, Natick, Massachusetts 01760. At this meeting, stockholders will be asked to elect ten nominees for director, consider and vote upon an advisory vote to approve named executive officer compensation, and ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2013 fiscal year. Management will also report on our performance during fiscal year 2012 and will respond to appropriate questions from stockholders. Our principal executive offices are located at One Boston Scientific Place, Natick, Massachusetts 01760, and our telephone number is (508) 650-8000. When used in this Proxy Statement, the terms "we," "us," "our," "Boston Scientific" and "the Company" mean Boston Scientific Corporation and its divisions and subsidiaries.

Why am I receiving these materials?

        Our Board of Directors (Board) (i) has made these materials available to you via the Internet or, upon your request, via email, or (ii) upon your request, has delivered or will deliver printed versions of these materials to you by mail, in each case, in connection with its solicitation of proxies for use at our Annual Meeting. As a stockholder of record of our common stock at the close of business on March 15, 2013, the record date for our Annual Meeting, you are invited to attend the Annual Meeting, and are entitled to and requested to vote on the items of business described in this Proxy Statement.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of printed proxy materials?

        Pursuant to rules adopted by the Securities and Exchange Commission (SEC), we are making this Proxy Statement and our Annual Report for the year ended December 31, 2012 (Annual Report and, together with this Proxy Statement, the proxy materials) available to stockholders electronically via the Internet. Stockholders will be able to access the proxy materials on the website referred to in the Important Notice of Internet Availability of Proxy Materials (Notice) or request to receive printed copies of the proxy materials and a proxy card. Instructions on how to access the proxy materials via the Internet or to request a printed copy may be found in the Notice and in this Proxy Statement. We believe that this electronic process expedites your receipt of the proxy materials and reduces the cost and environmental impact of printing proxy materials for our Annual Meeting.

        On or about March 26, 2013, stockholders of record and beneficial owners of our common stock at the close of business on March 15, 2013, will be sent a Notice instructing them as to how to receive their proxy materials via the Internet. The proxy materials will be available on the Internet as of March 26, 2013.

How can I electronically access the proxy materials?

        Beginning March 26, 2013, you can access the proxy materials and vote your shares online at www.proxyvote.com. The proxy materials are also available on our own website (www.bostonscientific.com).

How can I obtain a full set of printed proxy materials?

        If you prefer to receive paper copies of the proxy materials and a proxy card, you can still do so. You may request printed materials by (i) calling 1-800-579-1639; (ii) sending an email to sendmaterial@proxyvote.com; or (iii) logging onto www.proxyvote.com using the credentials provided on your Notice or proxy card.

Who is entitled to vote at the Annual Meeting?

        Stockholders who held shares of our common stock at the close of business on Friday, March 15, 2013, are entitled to vote at the Annual Meeting. Each share of our common stock is entitled to one vote.

How many shares are eligible to be voted and how many shares are required to hold the Annual Meeting?

        A quorum is required to hold the Annual Meeting and conduct business. The presence at the Annual Meeting, in person or by proxy, of stockholders holding a majority of our common stock outstanding as of the close of business on Friday, March 15, 2013, the record date, will constitute a quorum for purposes of holding and conducting business at the Annual Meeting. As of March 15, 2013, we had 1,350,355,937 shares of our common stock outstanding — each entitled to one vote at the Annual Meeting — meaning that 675,177,969 shares of common stock must be represented in person or by proxy to have a quorum. Our common stock is our only outstanding class of voting securities. For purposes of determining whether a quorum exists, broker non-votes and proxies received but marked "ABSTAIN" will be counted.

What am I voting on?

        You are voting on proposals to:

  (1)
  elect to the Board ten nominees for director;

  (2)
  consider and vote upon an advisory vote to approve named executive officer compensation;

  (3)
  ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2013 fiscal year; and

  (4)
  consider and vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

How does the Board recommend that I vote?

        The Board recommends that you vote:

  (1)
  FOR the election of each of the ten director nominees;

  (2)
  FOR our named executive officer compensation; and

  (3)
  FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2013 fiscal year.

How do I vote by proxy?

        Your vote is very important. Whether or not you plan to attend the Annual Meeting in person, you may give a proxy to be voted at the Annual Meeting either:

  •
  via the Internet pursuant to the instructions provided in the Notice; or

  •
  if you received printed proxy materials, via the Internet or by telephone or mail pursuant to the instructions provided on the proxy card.

        If you vote by mail, no postage is required if your proxy card is mailed in the United States. If you properly vote pursuant to the instructions provided in the Notice or properly complete and deliver your proxy card (whether electronically, by mail or by telephone) and our Inspector of Election receives your instructions in time to vote at the Annual Meeting, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign and return your proxy card, but do not make specific selections, your proxy will vote your shares as recommended by the Board. If any other matter is properly presented at the Annual Meeting, including a proposal to postpone or adjourn the meeting, your proxy will vote your shares in accordance with his or her discretion. At present, the Board knows of no other business that is intended to be brought before or acted upon at the Annual Meeting.

How are votes counted?

        In the election of directors, your vote may be cast "FOR" one or more of the nominees or your vote may be "WITHHELD" with respect to one or more of the nominees. If you sign your proxy card with no further instructions, your shares will be voted in accordance with the recommendation of the Board.

        In the advisory vote to approve named executive officer compensation, your vote may be cast "FOR" or "AGAINST" or you may "ABSTAIN." If you "ABSTAIN," it will not count as a share actually voted with respect to determining if a majority vote is obtained under our By-Laws and will have no effect on the determination of this proposal. If you sign your proxy card with no further instructions, your shares will be voted in accordance with the recommendation of the Board.

        In the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, your vote may be cast "FOR" or "AGAINST" or you may "ABSTAIN." If you "ABSTAIN," it will not count as a share actually voted with respect to determining if a majority vote is obtained under our By-Laws and will have no effect on the determination of this proposal. If you sign your proxy card with no further instructions, your shares will be voted in accordance with the recommendation of the Board.

How many votes are required to approve each proposal?

  (1)
  Under our By-Laws our directors are elected by plurality vote. That means that for Proposal 1, the ten nominees for director named in this Proxy Statement receiving the most votes from those shares present or represented at the Annual Meeting will be elected as directors. Our majority voting policy requires any director who receives a greater number of votes "WITHHELD" from his or her election than votes "FOR" his or her election to tender his or her resignation from the Board. The Board will then decide whether to accept the resignation (based on the recommendation of the Nominating and Governance Committee of our Board) within 90 days following certification of the stockholder vote, and will disclose its determination and its reasoning either in a press release or an SEC filing.

  (2)
  The affirmative vote of a majority of shares with voting power present or represented by proxy and which have actually voted on the proposal is required to approve, on an advisory basis, our named executive officer compensation. The vote is advisory and non-binding in nature, but the Executive Compensation and Human Resources Committee of our Board (Compensation Committee) will take into consideration the outcome of the vote when considering future executive compensation arrangements. You may vote "FOR," "AGAINST" or "ABSTAIN." If you "ABSTAIN," it will be counted for the purpose of determining whether a quorum is present for conducting the Annual Meeting, but it will not count as a share actually voted with respect to determining if a majority vote is obtained and will have no effect on the determination of this proposal.

  (3)
  The affirmative vote of a majority of shares with voting power present or represented by proxy and which have actually voted on the proposal is required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2013 fiscal year. You may vote "FOR," "AGAINST" or "ABSTAIN." If you "ABSTAIN," it will be counted for the purpose of determining whether a quorum is present for conducting the Annual Meeting, but it will not count as a share actually voted with respect to determining if a majority vote is obtained and will have no effect on the determination of this proposal.

        At present, the Board knows of no other matters to be presented for stockholder action at the Annual Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

        If your shares are registered directly in your name with our transfer agent, Computershare Shareowner Services (including shares acquired through our 2006 Global Employee Stock Ownership Plan, as amended and restated (GESOP)), you are considered, with respect to your shares, the stockholder of record. As the stockholder of record, you have the right to grant your proxy directly to us or to vote in person at the Annual Meeting. If your shares are held by a trustee or in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of your shares which are held in street name.

        If you hold your shares in street name (including shares acquired through our GESOP), you received the Notice or the proxy materials from the trustee or your brokerage firm, bank, dealer or other similar organization rather than from us. The organization holding your shares is considered the stockholder of record for your shares for the purpose of voting at the Annual Meeting. However, as the beneficial owner of your shares, you have the right to direct that organization on how to vote your shares held in your account. If you hold your shares in street name, follow the instructions on the Notice or voting instruction form you received from your broker or other similar organization in order to vote your shares.

What discretion does my broker have to vote my shares held in "street name?"

        The New York Stock Exchange (NYSE) rules allow your broker to vote your shares in its discretion on "routine" proposals when it has not received instructions from you at least ten days prior to the Annual Meeting. We believe the ratification of the appointment of our independent registered public accounting firm is a routine matter, and as a result, your broker may vote on your behalf for this matter if you do not otherwise provide instructions. The election of directors and the advisory vote on our named executive officer compensation are not considered routine matters. If you do not instruct your broker how to vote your shares on the non-routine matters, your broker will not be permitted to vote your shares on such matters. This is referred to as a "broker non-vote."

        Broker non-votes (shares held by brokers that do not have discretionary authority to vote on the matter and have not received voting instructions from their clients) are counted for purposes of determining whether a quorum is present, but are not counted or deemed to be present, represented or voted for the purpose of determining whether stockholders have approved that proposal. A broker non-vote will have no effect on the outcome of the non-routine proposals voted on at the Annual Meeting.

How do I vote my 401(k) shares?

        If you participate in our 401(k) Retirement Savings Plans, as amended and restated (401(k) Plans), you will receive a single proxy card (together with the proxy materials) or Notice that covers all shares credited to your plan account(s) and shares that you own of record that are registered in the same name. If your plan account(s) are registered in different names, you will receive separate proxy cards or Notices for your record and plan holdings. You may vote your shares by following the instructions provided in your proxy card or Notice and utilizing the credentials provided therein. Your vote will serve to instruct the trustees and fiduciaries of our 401(k) Plans how to vote any shares of our common stock held in our 401(k) Plans on your behalf. Shares of our common stock held in our 401(k) Plans must be voted on or before 11:59 p.m. Eastern Time on May 2, 2013. The trustee and fiduciaries of our 401(k) Plans will vote shares for which timely instructions are not received in the same proportion as other plan shares that were voted.

What happens if I don't specify how I want my shares voted on one or all of the proposals?

        If you are the stockholder of record and you sign, date and return your proxy and do not mark how you want to vote, your proxy will be counted as a vote "FOR" all of the nominees for directors, "FOR" our named executive officer compensation, and "FOR" the ratification of our independent registered public accounting firm, Ernst & Young LLP. If you hold your shares in street name, please see the discussion on "What discretion does my broker have to vote my shares held in 'street name?"' above.

Can I change my vote or revoke my proxy after I have already voted or given my proxy?

        Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before the proxy is exercised at the Annual Meeting. To change your vote, you may:

  •
  mail a written notice "revoking" your earlier vote to Broadridge Financial Solutions, Inc. (Broadridge), 51 Mercedes Way, Edgewood, NY 11717;

  •
  submit to Broadridge a properly completed and signed proxy card with a later date;

  •
  vote again telephonically or electronically (available until 11:59 p.m. Eastern Time on May 6, 2013); or

  •
  vote in person at the Annual Meeting; however, your attendance at the Annual Meeting alone will not revoke your proxy.

        Your last dated proxy, properly completed and timely received prior to, or vote cast at, the Annual Meeting will be counted.

        If you own your shares in street name, please contact your broker or other similar organization for instructions on changing your vote or revoking your proxy.

Can I vote in person at the meeting?

        Yes. If you are the stockholder of record of the shares, you can vote in person by coming to the Annual Meeting and we will give you a ballot or a new proxy card when you arrive with proper identification. However, since a beneficial owner holding shares in street name is not the stockholder of record, if you are such a beneficial owner of shares, you may not vote your shares in person at the Annual Meeting unless you obtain a "legal proxy" from the broker, trustee, bank, dealer or nominee that holds your shares giving you the right to vote the shares at the Annual Meeting. Please bring the legal proxy with you to the Annual Meeting. If you plan to attend the Annual Meeting in person, you must provide proper identification. Please visit our website, www.bostonscientific.com, for directions to the Annual Meeting.

Who will count the votes?

        Broadridge has been engaged as our independent agent to tabulate stockholder votes and act as Inspector of Election for the meeting.

Is voting confidential?

        Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except:

  •
  as necessary to meet applicable legal requirements;

  •
  to allow for the tabulation and certification of votes; and

  •
  to facilitate a successful proxy solicitation.

Occasionally, stockholders provide written comments on their proxy cards, which may be forwarded to the Company's management and the Board.

What happens if the Annual Meeting is adjourned or postponed?

        Your proxy will still be effective and will be voted at the rescheduled Annual Meeting. You will still be able to change or revoke your proxy until it is voted, provided such new proxy or revocation is properly completed and timely received.

Will any other business be considered or presented at the Annual Meeting?

        Our By-Laws provide that a stockholder may present business to be considered at the Annual Meeting only if proper prior written notice was received by us. Other than the items of business described in this Proxy Statement, our Board is not aware of any other business to be acted upon at the Annual Meeting. However, if any other business does properly come before the Annual Meeting, the persons named as proxies on the proxy card will vote your shares in accordance with their discretion.

How can I find the results of the Annual Meeting?

        We anticipate announcing preliminary results at the Annual Meeting and will announce final results, if available, on a Current Report on Form 8-K filed with the SEC within four business days after the Annual Meeting. The Form 8-K will be available on the SEC's website, www.sec.gov, as well as our own website, www.bostonscientific.com, under the "Investor Relations" section.

Who is soliciting my vote pursuant to this Proxy Statement?

        Our Board is soliciting your vote.

Who pays the cost of this proxy solicitation?

        We will pay the costs of this solicitation. Our directors, officers or other employees may solicit proxies on behalf of the Board primarily by mail and via the Internet, but additional solicitations may be made in person, by electronic delivery, telephone, facsimile or other medium. No additional compensation will be paid to our directors, officers or other employees in connection with this solicitation. We may enlist the assistance of brokerage houses, fiduciaries, custodians and other third parties in soliciting proxies. We will, upon request, reimburse brokerage firms and other third parties for their reasonable expenses incurred for forwarding solicitation material to beneficial holders of our common stock. We have also retained Alliance Advisors, a proxy solicitation firm, to assist in the solicitation of proxies, as need be, for a fee of approximately $9,500, plus reimbursement of expenses. All solicitation expenses, including costs of preparing, assembling and mailing proxy materials, will be borne by us.

Is there a list of stockholders entitled to vote at the Annual Meeting?

        A list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the Annual Meeting, between the hours of 8:30 a.m. and 5:00 p.m. Eastern Time, at our Corporate Headquarters located at One Boston Scientific Place, Natick, Massachusetts 01760. If you would like to view the stockholder list, please contact our Secretary to schedule an appointment by calling (508) 650-8000 or writing to him at One Boston Scientific Place, Natick, Massachusetts 01760.

 INTERNET AVAILABILITY OF PROXY MATERIALS

        Under rules adopted by the SEC, we are furnishing proxy materials to our stockholders primarily via the Internet instead of mailing printed copies of those materials to each stockholder. On or about March 26, 2013, we will mail to our stockholders (other than those who previously requested electronic or paper delivery) an Important Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, including our Proxy Statement and our Annual Report. The Notice also instructs stockholders on how to vote via the Internet.

        This process is designed to expedite stockholders' receipt of proxy materials, lower the cost of the Annual Meeting and help conserve natural resources. However, if you would prefer to receive printed proxy materials and a proxy card, please follow the instructions included in the Notice and in this Proxy Statement. If you have previously elected to receive our proxy materials electronically, these materials will continue to be made available to you via email until you elect otherwise. If you have previously elected to receive printed proxy materials, you will continue to receive these materials and a proxy card in paper format until you elect otherwise.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING AND OTHER STATEMENTS

        This Proxy Statement contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may be identified by words like "anticipate," "expect," "project," "believe," "plan," "may," "estimate," "intend" and other similar words. These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance. Factors that may cause actual results to differ materially from those contemplated by the statements in this Proxy Statement can be found in our most recent Annual Report on Form 10-K filed with the SEC and in the Quarterly Report on Form 10-Q we have or will file hereafter under the heading "Risk Factors" and "Safe Harbor for Forward-Looking Statements." Accordingly, you are cautioned not to place undue reliance on any of our forward-looking statements. We disclaim any intention or obligation to publicly update or revise any forward-looking statements. This cautionary statement is applicable to all forward-looking statements contained in this document.

        This Proxy Statement contains statements regarding individual and Company performance objectives and targets. These objectives and targets are disclosed in the limited context of our compensation plans and programs and should not be understood to be statements of management's future expectations or estimates of future results or other guidance. We specifically caution investors not to apply these statements to other contexts.

PROPOSAL 1: ELECTION OF DIRECTORS

        Our entire Board is elected annually by our stockholders and currently consists of ten members.

        Effective November 1, 2012, William H. Kucheman retired as our interim Chief Executive Officer and from our Board to coincide with the effective date of Michael F. Mahoney's promotional appointment as our President and Chief Executive Officer. In connection with his appointment as our President and Chief Executive Officer, and in his capacity as such, Mr. Mahoney was also appointed to our Board effective on that date. J. Raymond Elliott, our former President and Chief Executive Officer, retired from the Board effective at the conclusion of our 2012 Annual Meeting of Stockholders.

        John E. Abele, our co-founder, has served at the request of the Board as director emeritus since his retirement from the Board at the 2011 Annual Meeting of Stockholders so that the Board may continue to avail itself of his wisdom, judgment, and experience. Serving as director emeritus, Mr. Abele may attend Board and committee meetings and participate in discussion of matters that come before the Board or its committees, but he is not entitled to vote upon any such matters.

        The ten incumbent directors have been nominated by our Board, upon the recommendation of our Nominating and Governance Committee, to stand for election at the Annual Meeting for a one-year term and to hold office until the 2014 Annual Meeting of Stockholders and until their successors have been elected and qualified. The nominees for election at the Annual Meeting are: Katharine T. Bartlett, Bruce L. Byrnes, Nelda J. Connors, Kristina M. Johnson, Michael F. Mahoney, Ernest Mario, N.J. Nicholas, Jr., Pete M. Nicholas, Uwe E. Reinhardt and John E. Sununu.

        Each of the director nominees is willing and able to stand for election at the Annual Meeting, and we know of no reason why any of the nominees would be unable to serve as a director. Should such a situation arise, however, the Board may designate a substitute nominee or, alternatively, reduce the number of directors to be elected. If a substitute nominee is selected, the persons named as proxies will vote for that substitute nominee. Any vacancies not filled at the Annual Meeting may be filled by the Board.

        The biographies of each of the nominees are listed below and contain information regarding the person's service as a director, business experience, public company director positions currently held or held at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Nominating and Governance Committee and the Board to determine that the person should serve as a director in light of our business and structure. Each of the director nominees listed below exemplifies how our Board values professional experience in business, education, policy and governmental fields as well as strong moral character and diversity in terms of viewpoint as well as age, ethnicity and gender. It is these strong backgrounds and sets of skills that our Board believes provide it, as a whole, with a strong foundation of technical expertise and a wealth of diverse experience in a wide variety of areas.

Katharine T. Bartlett
Age: 66
Director since 2009

        Katharine T. Bartlett has been a director of Boston Scientific since August 2009. Ms. Bartlett has been a full-time member of the Duke University School of Law since 1983 and is the A. Kenneth Pye Professor of Law at the Duke University School of Law, where she served as Dean from 2000 to 2007. Following her deanship, she was a visiting fellow at New York University School of Law during the Fall 2007 semester and Columbia University School of Law during the Spring 2008 semester. In 2012, she completed a term as a member of the executive committee of the Association of American Law Schools. She earned a B.A. degree from Wheaton College, magna cum laude, Phi Beta Kappa; an M.A. degree from Harvard University; and a J.D. degree from the Boalt Hall School of Law at the University of California, Berkeley, where she served as an editor of the Law Review. Among her other qualifications, Ms. Bartlett brings our Board leadership and management experience as evidenced by successfully overseeing and expanding the Duke University School of Law during her tenure as its Dean. Ms. Bartlett also has a distinguished career in the law and as a law professor, specializing in gender theory, employment law, theories of social change and legal education, which are extremely relevant to our business.

Bruce L. Byrnes
Age: 64
Director since 2009

        Bruce L. Byrnes has been a director of Boston Scientific since August 2009. Mr. Byrnes is a retired Vice Chairman of the Board for The Procter and Gamble Company. During his 38-year career with Procter and Gamble, Mr. Byrnes served as Vice Chairman of the Board and as President for several global divisions, including health care. Mr. Byrnes is a director of Brown Forman Corporation, Cincinnati Bell, Inc. and Diebold, Incorporated. He has also served as a trustee of the Cincinnati Art Museum. He holds a B.A. degree from Princeton University. Mr. Byrnes' qualifications to serve on our Board include his executive leadership experience including his service as an executive of a large multinational public company, along with his extensive expertise in brand management, business strategy, financial reporting, risk management and sales and marketing.

Nelda J. Connors
Age: 47
Director since 2009

        Nelda J. Connors has been a director of Boston Scientific since December 2009. Ms. Connors is the founder, Chairwoman and Chief Executive Officer of Pine Grove Holdings, LLC, a business operating growth oriented manufacturing companies that offer original equipment, manufactured and remanufactured products, and aftermarket services. She served as President and Chief Executive Officer of Atkore International Inc. from December 2010 until June 2011. Atkore, formerly the Electrical and Metal Products division of Tyco International, became a privately-held company in December 2010. Ms. Connors served as President of this Tyco division from 2008 through 2010. Prior to joining Tyco, she served as Vice President at Eaton Corporation from 2002 to 2008 where she held several positions in operations, continuous improvement, and general management. Prior to joining Eaton, Ms. Connors was employed in a number of executive and management capacities in the automotive industry. Her work over twenty-five years has involved responsibilities in the U.S., Europe, and Asia. Ms. Connors is a Class B director of the Federal Reserve Bank of Chicago, a director of Blount International, Inc. and Vesuvius plc, and a trustee for the Museum of Contemporary Arts. She previously served on the Board of Atkore. Ms. Connors holds B.S. and M.S. degrees in mechanical engineering from the University of Dayton. Ms. Connors' qualifications to serve our Board include her executive leadership skills and her experience in the areas of operations and financial management, quality, engineering and business strategy, as well as her knowledge of public company matters resulting from her service on other public company boards.

Kristina M. Johnson, Ph.D.
Age: 55
Director since 2011

        Kristina M. Johnson, Ph.D. has been a director of Boston Scientific since January 1, 2011. She previously served as a director from April 2006 to 2009. Dr. Johnson has served as the Chief Executive Officer of Enduring Hydro, LLC, an energy consulting firm, since January 2011. From March 2009 to October 2010, Dr. Johnson served as Under Secretary of Energy at the U.S. Department of Energy. Prior to this, Dr. Johnson was Provost and Senior Vice President of Academic Affairs at The Johns Hopkins University from 2007 to 2009 and Dean of the Pratt School of Engineering at Duke University from 1999 to 2007. Previously, she served as a professor in the Electrical and Computer Engineering Department, University of Colorado and as director of the National Science Foundation Engineering Research Center for Optoelectronics Computing Systems at the University of Colorado, Boulder. Dr. Johnson is a director of AES Corporation and Cisco Systems, Inc. She previously served on the boards of directors of AES Corporation from 2004 until 2009, Nortel Networks from 2006 to 2009 and Minerals Technologies from 2000 until 2009. Dr. Johnson was a Fulbright Faculty Scholar in the Department of Electrical Engineering at the University of Edinburgh, Scotland and a NATO Post-Doctoral Fellow at Trinity College, Dublin, Ireland. Dr. Johnson received B.S., M.S. and Ph.D. degrees in electrical engineering from Stanford University. Dr. Johnson's qualifications to serve on our Board include her expertise in science, technology, business, education and government as well as her leadership experience as Provost and Dean of nationally recognized academic institutions. In addition, Dr. Johnson's service on other public company boards contributes to her knowledge of public company matters.

Michael F. Mahoney
Age: 48
Director since 2012

        Michael F. Mahoney became our President, Chief Executive Officer and director in November 2012. He served as President of the Company from October 17, 2011 until assuming his current role. As President of the Company, he was specifically responsible for our Cardiac Rhythm Management and Endoscopy (GI and Pulmonary) businesses, as well as certain corporate functions. Prior to joining the Company, he was Worldwide Chairman of the Medical Devices and Diagnostics division of Johnson & Johnson from January 2011 to September 2011 overseeing 50,000 employees and seven franchises. Prior to assuming this position, Mr. Mahoney served as Worldwide Group Chairman of Johnson & Johnson's DePuy franchise, an orthopedics and neurosciences business, from April 2007 through January 2011. From January 2001 through March 2007, Mr. Mahoney served as President and Chief Executive Officer of Global Healthcare Exchange (GHX), a provider of supply chain solutions and services that bring together hospitals, manufacturers, distributors and GPOs. Mr. Mahoney began his career at General Electric Medical Systems, where he spent 12 years, culminating in the role of General Manager of the Healthcare Information Technology business. Mr. Mahoney earned a B.B.A. in Finance from the University of Iowa and a M.B.A. from Wake Forest University. Mr. Mahoney's qualifications to serve on our Board in addition to being our Chief Executive Officer include his management experience leading complex organizations in medical device and other healthcare-related businesses, expertise in building strong leadership teams, developing international markets, and a proven ability to execute successful business strategies and drive operational excellence.

Ernest Mario, Ph.D.
Age: 74
Director since 2001

        Ernest Mario has been a director of Boston Scientific since 2001. Since August 2007, Dr. Mario has served as the Chairman and Chief Executive Officer of Capnia, Inc., a privately-held pharmaceutical company. From April 2003 to August 2007, Dr. Mario was Chairman of Reliant Pharmaceuticals and also served as its Chief Executive Officer from 2003 to 2006. Prior to joining Reliant, he was the Chairman and Chief Executive Officer of IntraBiotics Pharmaceuticals, Inc., a biopharmaceutical company, and its predecessor, Apothogen, Inc. from January 2002 to April 2003. From 1993 to 1997, Dr. Mario served as Chairman and Chief Executive Officer of ALZA Corporation, a research based pharmaceutical company with leading drug delivery technologies, and Co-Chairman and Chief Executive Officer from 1997 to 2001. Prior to joining ALZA, Dr. Mario served as the Chief Executive Officer of Glaxo Holdings plc from 1989 to 1993 and as Deputy Chairman and Chief Executive from 1992 to March 1993. Dr. Mario presently serves on the boards of directors of Maxygen, Inc., Celgene Corporation, TONIX Pharmaceuticals, Inc., XenoPort, Inc. and Vivus, Inc. He previously served as a member of the board of directors of Avid Pharmaceuticals, Inc. and was a Trustee of Duke University from 1988 to 2007 and Chairman of the Board of the Duke University Health System which he chaired from its inception in 1996 until he retired in 2007. He is Chairman of the American Foundation for Pharmaceutical Education and serves as an advisor to The Ernest Mario School of Pharmacy at Rutgers University. Dr. Mario holds a B.S. in Pharmacy from Rutgers University, and a M.S. and a Ph.D. in Physical Sciences from the University of Rhode Island. He also holds honorary doctorates from Rutgers University and the University of Rhode Island. In 2007, Dr. Mario was awarded the Remington Honor Medal by the American Pharmacists Association, the pharmacy profession's highest honor. Dr. Mario's qualifications to serve our Board include his strong executive leadership experience including his experience as an active Chief Executive Officer. In addition, Dr. Mario has successfully led several pharmaceutical companies over the last several decades. He has extensive experience in financial and operations management, risk oversight, quality and business strategy as a result of this experience as well as his membership on public company boards.

N.J. Nicholas, Jr.
Age: 73
Director since 1994

        N.J. Nicholas, Jr. has been a director of Boston Scientific since 1994 and is a private investor. Previously, he served as President of Time Inc. from September 1986 to May 1990 and Co-Chief Executive Officer of Time Warner, Inc. from May 1990 until February 1992. Mr. N.J. Nicholas is a director of Time Warner Cable, Inc. and he previously served as a director of Xerox Corporation. He has also served as a member of the President's Advisory Committee for Trade Policy and Negotiations and the President's Commission on Environmental Quality. Mr. N.J. Nicholas is a Trustee of the Environmental Defense Fund and a member of the Council of Foreign Relations. He is also a member of the board of advisors of The Nicholas Institute for Environmental Policy Solutions at Duke University. Mr. N.J. Nicholas received an A.B. degree from Princeton University and an M.B.A. degree from Harvard Business School. He is the brother of Pete M. Nicholas, Chairman of the Board. Mr. N.J. Nicholas' qualifications to serve on our Board include his executive experience as President and Co-Chief Executive Officer of Time Inc. and Time Warner, Inc. He shares his extensive expertise in the areas of business strategy, risk oversight and financial management with our Board, which is further complemented by his active participation on public and private company boards.

Pete M. Nicholas
Age: 71
Director since 1979

        Pete M. Nicholas, our co-founder, has been Chairman of the Board since 1995. He has been a director since 1979 and served as our Chief Executive Officer from 1979 to March 1999 and Co-Chairman of the Board from 1979 to 1995. Prior to joining Boston Scientific, he was corporate director of marketing and general manager of the Medical Products Division at Millipore Corporation, a medical device company, and served in various sales, marketing and general management positions at Eli Lilly and Company. He is a Trustee Emeritus of Duke University. Mr. Pete M. Nicholas is a Fellow of the American Academy of Arts & Sciences and Vice Chairman of the Trust for that organization. He also serves on several for profit and not-for-profit boards including CEOs for Fundamental Change in Education and the Boys and Girls Club of Boston. After college, Mr. Pete M. Nicholas served as an officer in the U.S. Navy, resigning his commission as lieutenant in 1966. Mr. Pete M. Nicholas received a B.A. degree from Duke University, and an M.B.A. degree from The Wharton School of the University of Pennsylvania. He is the brother of Mr. N.J. Nicholas, one of our directors. Mr. Pete M. Nicholas is uniquely qualified to serve our Board due to his institutional knowledge of our Company as its co-founder and former Chief Executive Officer. He has expertise in the areas of general executive management, business strategy and risk management and oversight, and is an active participant in the medical device community.

Uwe E. Reinhardt, Ph.D.
Age: 75
Director since 2002

        Uwe E. Reinhardt has been a director of Boston Scientific since 2002. Dr. Reinhardt is the James Madison Professor of Political Economy and Professor of Economics and Public Affairs at Princeton University, where he has taught since 1968. Dr. Reinhardt is a senior associate of the University of Cambridge, England and serves as a Trustee of H&Q Healthcare Investors, H&Q Life Sciences Investors and Hambrecht & Quist Capital Management LLC. He is also the Commissioner of the Kaiser Family Foundation Commission on Medicaid and the Uninsured. During 2007 through 2009, he served as President of the International Health Economics Association, and he previously served as a Trustee of the Duke University Health System and as a member of the board of directors of Amerigroup Corporation. In October 2009, Dr. Reinhardt was awarded by Germany's President the Bundesverdienstkreuz (German Federal Merit Medal) for his work in international health economics and policy. In 2010, he received the William B. Graham Prize for Health Services Research. Dr. Reinhardt received a Bachelor of Commerce degree from the University of Saskatchewan, Canada and a Ph.D. in economics from Yale University. Dr. Reinhardt is a world renowned health care economist and recognized voice in the political economy field. In addition to the insight he provides our Board with respect to his subject matter expertise and matters of policy, Dr. Reinhardt's qualifications to serve on our Board also include his strong financial management expertise.

John E. Sununu
Age: 48
Director since 2009

        John E. Sununu has been a director of Boston Scientific since April 2009. From 2003 to 2009, Senator Sununu served as a U.S. Senator from New Hampshire. He was a member of the Committees on Banking, Commerce, Finance and Foreign Relations, and he was appointed the Congressional Representative to the United Nations General Assembly. Before his election to the Senate, Senator Sununu served three terms as a Member of the U.S. House of Representatives from New Hampshire's 1st District from 1996 to 2002. He was Vice Chairman of the Budget Committee and a member of the Appropriations Committee. During his twelve years in Congress, he drafted and helped pass several important pieces of legislation, including the Internet Tax Freedom Act, the Survivors Benefit Act and the New England Wilderness Act. Prior to serving in Congress, Senator Sununu served as Chief Financial Officer for Teletrol Systems, a manufacturer of building control systems. He serves on the board of directors of Time Warner Cable, Inc. He holds B.S. and M.S. degrees in Mechanical Engineering from the Massachusetts Institute of Technology and an M.B.A. from Harvard Business School. Among other qualifications, Senator Sununu complements our Board with his experience in government and corporate leadership. Senator Sununu provides important insights on government relations, public policy and other matters relevant to our Company due to his extensive experience in both the public and private industry sectors.

OUR BOARD RECOMMENDS THAT YOU VOTE "FOR" ALL TEN OF
THESE NOMINEES FOR DIRECTOR.

CORPORATE GOVERNANCE

Overview

        To guide the operation and direction of the Board and its committees, our Board has established our Corporate Governance Guidelines, charters for its standing committees and our Code of Conduct. These materials are available under "Corporate Governance" in the "Investor Relations" section of our website at www.bostonscientific.com. These materials are also available in print free of charge to stockholders upon request by writing to Boston Scientific Corporation, Investor Relations, One Boston Scientific Place, Natick, Massachusetts 01760.

        Our Board believes that good corporate governance is fundamental to the overall success of our business. To that end, our Board has adopted particular corporate governance practices for our Company to better align our corporate business strategy with the current conditions in the markets in which we compete, the global economy, and the opinions expressed by recognized corporate governance authorities. Our Board regularly reviews our corporate governance practices, Delaware law, the rules and listing standards of the NYSE, the rules and regulations of the SEC and the rules and regulations under the Internal Revenue Code of 1986, as amended (Internal Revenue Code), as well as best practices suggested by recognized governance authorities, and modifies our practices as warranted.

Director Independence

        Our Corporate Governance Guidelines require that a significant majority of the Board be independent. Our common stock is listed on the NYSE. To be considered independent under NYSE rules a director must meet the NYSE definition of "independent," and the Board must affirmatively determine that the director does not have a direct or indirect material relationship with our Company. In making independence determinations, the Board applies the NYSE standards and considers all relevant facts and circumstances known to it.

        The determination of whether a relationship is material, and therefore whether the director is independent, is made by the directors who satisfy the foregoing independence guidelines. The Board monitors its compliance with NYSE requirements for director independence on an ongoing basis. In accordance with current NYSE rules, the Board determined that, as of March 1, 2013, the following non-employee director nominees standing for election at the Annual Meeting were "independent" and had no direct or indirect material relationship with the Company, except as a director and stockholder: Katharine T. Bartlett, Bruce L. Byrnes, Nelda J. Connors, Kristina M. Johnson, Ernest Mario, Uwe E. Reinhardt and John E. Sununu.

        The Board determined that, as of March 1, 2013, (i) Michael F. Mahoney, our President and Chief Executive Officer, is not independent because he is an employee of our Company, (ii) Mr. Pete M. Nicholas, our Chairman of the Board, is not independent because in 2010 we entered into a series of transactions with Sabrina Hanscom LLC, a limited liability company indirectly wholly-owned by Mr. Pete M. Nicholas, including the Company's payment of retroactive rent for use of an aircraft hangar facility from March 2002 through May 2010, and (iii) N.J. Nicholas, Jr. is not independent because he is the brother of Mr. Pete M. Nicholas, whose limited liability company was a party to such transactions.

        As of March 1, 2013, seven out of ten members of the Board are independent and, following our Annual Meeting, if elected, seven out of ten members of our Board will be independent.

Director Nomination Process

        The Nominating and Governance Committee is responsible for determining the appropriate skills and characteristics required of new Board members in the context of the current make-up of the Board. In so doing, the Nominating and Governance Committee considers, with input from the Board, those factors it deems appropriate, such as independence, experience, strength of character, judgment, technical skills, diversity, age and the extent to which the individual would fill a present need on the Board. The aim is to assemble a Board that is strong in its collective knowledge, that consists of individuals who bring a variety of complementary attributes and who, taken together, have the appropriate skills and experience to oversee the Company's business. The Nominating and Governance Committee considers diversity as one of a number of factors in identifying nominees for director. It does not, however, have a formal policy in this regard. The Nominating and Governance Committee views diversity broadly to include diversity of experience, skills and viewpoint as well as traditional diversity concepts such as ethnicity and gender.

        Director nominees must, at a minimum, meet the general criteria outlined in our Corporate Governance Guidelines. Generally, directors should be individuals who have succeeded in their particular field and who demonstrate integrity, reliability, knowledge of corporate affairs and an ability to work well with others, and should also satisfy at least one of the following criteria:

  •
  demonstrated management ability at senior levels in successful organizations;

  •
  current or recent employment in positions of significant responsibility and decision making;

  •
  expertise in leading rapidly growing multi-national organizations; or

  •
  current and prior experience related to anticipated board and committee responsibilities in other areas of importance to our Company.

        The Nominating and Governance Committee receives suggestions for new directors from a number of sources, including Board members and our Chief Executive Officer. It also may, in its discretion, employ a third-party search firm to assist in identifying candidates for director.

        The Nominating and Governance Committee will also consider recommendations for Board membership submitted by our stockholders and other sources in accordance with the advance notice provisions of our By-Laws. The qualifications of candidates recommended by stockholders will be reviewed and considered by the Nominating and Governance Committee with the same degree of care and consideration as candidates for nomination to the Board submitted by Board members and our Chief Executive Officer.

        The full Board is responsible for final approval of new director candidates, as well as the nomination of existing directors for reelection. With respect to existing directors, prior to making its recommendation to the full Board, the Nominating and Governance Committee, in consultation with the Chairman of the Board, reviews each director's continuation on the Board as a regular part of the annual nominating process.

        Under the advance notice provisions of our By-Laws, director nominations and proposals to bring any other business before the 2014 Annual Meeting of Stockholders by our stockholders must be received by our Secretary at our principal executive offices on or before November 26, 2013. Director nominations by our stockholders must also satisfy the other procedures set forth in the advance notice provisions of our By-Laws. Should you wish to submit a director recommendation or nomination, have it addressed to our Secretary at Boston Scientific Corporation, One Boston Scientific Place, Natick, Massachusetts 01760.

Code of Conduct

        We maintain a Code of Conduct, which has been approved by our Board, to ensure that our constituents understand the basic principles that govern our corporate conduct. The Code of Conduct applies to all of our directors, employees and officers, including our Chief Executive Officer and Chief Financial Officer, and is available under "Corporate Governance" in the "Investor Relations" section of our website at www.bostonscientific.com. A stockholder may request a copy of the Code of Conduct by contacting our Secretary at Boston Scientific Corporation, One Boston Scientific Place, Natick, Massachusetts 01760. Any waivers or substantive amendments of the Code of Conduct will be disclosed on our website at www.bostonscientific.com.

Chief Executive Officer Succession

        Pursuant to our Corporate Governance Guidelines, the Nominating and Governance Committee reports to the full Board periodically on succession planning for our Chief Executive Officer (and other executive officers, as appropriate). Our Chief Executive Officer makes available to the Board, and meets with the

Nominating and Governance Committee at least once per year to discuss, his recommendations and evaluations of potential successors to his position, including in the event of an unexpected emergency, and reviews development plans, if any, recommended for such individuals. Additionally, one of the factors considered in connection with the annual assessment of the performance of the Chief Executive Officer is the adequacy and effectiveness of the Company's succession plan for the Chief Executive Officer.

Board Leadership Structure

        Our Corporate Governance Guidelines require that the offices of Chief Executive Officer and Chairperson of the Board be held by separate individuals, and that the Chairperson of the Board not be an executive of the Company. Our Chairman of the Board is Mr. Pete M. Nicholas, our co-founder and former Chief Executive Officer. Our Chief Executive Officer is Mr. Mahoney. The Board recognizes that its Chairman is currently a non-independent director, and accordingly, the independent directors of the Company meet separately in executive session at least once annually as required by the NYSE listing standards. The Chairperson of the Nominating and Governance Committee presides at these executive sessions. In his absence, the Chairperson of the Audit Committee presides at these executive sessions and, in his absence, the Chairperson of the Compensation Committee presides.

        Our Board believes that the separation of the critical roles of Chief Executive Officer and Chairperson of the Board best serves our Company at this time because it allows Mr. Mahoney to focus on his role as President and Chief Executive Officer and providing leadership over our day-to-day operations, while Mr. Pete M. Nicholas focuses on leadership of the Board. This structure also provides the Board and management the benefit of Mr. Pete M. Nicholas' history as co-founder of our Company and his active participation in our industry. We believe that this leadership structure enhances the accountability of the Chief Executive Officer to the Board and strengthens the Board's overall independence from management and its ability to oversee our enterprise-wide approach to risk management.

Risk Oversight

        Our Board oversees an enterprise-wide approach to risk management, designed to support the achievement of our strategic and organizational objectives, to improve long-term organizational performance and enhance stockholder value. A fundamental part of risk oversight is to understand the individual risks our Company faces, the steps management is taking to manage those risks, including the framework used by management for the coordinated oversight, control, and continuous improvement of processes used to manage risk, and to assess management's appetite for risk. It is management's responsibility to manage risk and bring to the Board's attention material risks facing our Company. Our Board receives regular reports from management on matters relating to strategic and operational initiatives, financial performance and legal developments which are each integrated with enterprise-risk exposures. Our Board also reviews and provides input into our Chief Executive Officer's performance goals for each year. In doing so, our Board has an opportunity to ensure that the Chief Executive Officer's goals include responsibility for broad risk management. The involvement of the full Board in approving our strategic plan is a key part of its assessment of the risks inherent in our corporate strategy.

        While the Board has the ultimate responsibility for risk oversight, each committee of the Board also oversees risk to the extent that it relates to the committee's responsibilities. For example, the Audit Committee focuses on financial risk, including internal controls, legal and regulatory risks, as well as compliance risks of a financial nature, including those related to federal healthcare programs and healthcare providers, and receives an annual risk assessment report from our internal auditors. The Finance Committee focuses on risk exposure and risk management strategies associated with our strategic initiatives, current and potential investments, as well as cash, debt and equity management and our ongoing ability to access capital markets. In addition, the Finance Committee consults with the Audit Committee, as necessary, to share information pertinent to the Audit Committee's consideration and oversight of the Company's risk and risk management programs and policies. The Compliance and Quality Committee assists the Board in fulfilling its oversight responsibility with respect to compliance risks of a non-financial nature, including those related to federal healthcare programs and healthcare providers, and regulatory, quality and product safety issues that affect us. The Compliance and Quality Committee and the Audit Committee together receive an annual risk assessment from our global compliance group. Moreover, the Compensation Committee evaluates and sets compensation programs that encourage decision-making predicated upon a level of risk consistent with our business strategy. The Compensation Committee also reviews compensation and benefit plans affecting employees in addition to those applicable to executive officers. Finally, the Nominating and Governance Committee oversees governance and succession risk, including Board and Chief Executive Officer succession, and evaluates director skills and qualifications to ensure the appropriate appointment of particular directors to our standing committees based upon the needs of that committee. Each committee makes reports in its respective area of responsibility to the Board at the next regularly scheduled Board meeting immediately following the committee meeting. Such reports may identify current risks impacting each committee's areas of responsibility to the extent such risks were addressed at the earlier meeting.

        As previously discussed, our Corporate Governance Guidelines currently require that the offices of Chief Executive Officer and Chairperson of the Board be held by separate individuals, and that the Chairperson of the Board not be an executive of the Company. We believe that this leadership structure helps facilitate the Board's enterprise-wide risk oversight function. For example, our Chief Executive Officer, in his dual role as the member of management responsible for setting the overall strategic direction of our Company and as a member of the Board, is able to provide valuable insight to the Board concerning the risks facing our Company while our Chairman leads the Board's risk oversight responsibilities.

Communications With the Board

        Stockholders and other interested parties who wish to communicate directly with any member of our Board, or our non-management directors as a group, may do so by writing to the Board of Directors, Boston Scientific Corporation, c/o General Counsel, One Boston Scientific Place, Natick, Massachusetts 01760 or by contacting the non-management directors via email at non-managementdirectors@bsci.com. In addition, stockholders and other interested parties may contact the Chairperson of each committee at the following email addresses: AuditCommittee@bsci.com, FinanceCommittee@bsci.com, NominatingandGovernanceCommittee@bsci.com, QualityCommittee@bsci.com, and CompensationCommittee@bsci.com. The Board has authorized the office of our General Counsel to review and organize, but not screen, communications from stockholders and/or interested parties and deliver them to the Board. We do screen commercial solicitations to the Board for appropriateness.

Board and Committee Service Limitation

        Without the approval of the Nominating and Governance Committee, no director may sit on more than four public company boards (including our Board) and the Chief Executive Officer may not sit on more than one public company board (in addition to our Board). No member of the Audit Committee may serve on the audit committee of more than three public companies, including our Company. All of our current Board members have complied with these limitations or procedures.

Related Party Transactions

        Review, Approval and Ratification of Related Party Transactions.    Our Board has adopted a written related party transaction policy to monitor transactions, arrangements or relationships in which the Company and any of the following have an interest: (a) any person who is or was (since the beginning of fiscal year 2012, even if they do not presently serve in that role) an executive officer or director or director nominee; (b) any person who is a director emeritus; (c) any person or entity who holds more than a 5% beneficial ownership of our common stock; (d) any immediate family member of any of the foregoing; or (e) any entity in which any of the foregoing persons is employed or is a general partner or principal or acts in any similar position in which such person or persons collectively have a 10% or greater beneficial ownership interest. The policy covers any related party transaction that meets the minimum threshold for disclosure under relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest).

        Related party transaction oversight is the responsibility of our Nominating and Governance Committee. Our General Counsel is responsible for identifying any potential related party transactions and, if he determines that an existing or proposed transaction constitutes a related party transaction under the policy, he will provide relevant details and an analysis of the related party transaction to the Nominating and Governance Committee. The General Counsel provides an annual summary to the Nominating and Governance Committee of all transactions or relationships which he considered under this policy, including those that he determined do not constitute a related party transaction. If the General Counsel has an interest in a potential related party transaction, he will provide all relevant information to the Chairperson of the Nominating and Governance Committee who will provide the information to the other members of such Committee. The Nominating and Governance Committee reviews relevant information concerning any existing or proposed transaction contemplated by the Company with an entity that is the subject of a disclosed relationship, and approves or rejects the transaction, with or without conditions or additional protections for the Company. Our related party transactions policy can be found in our Corporate Governance Guidelines available under "Corporate Governance" in the "Investor Relations" section of our website at www.bostonscientific.com.

        Certain Transactions.    Several of our directors are affiliated with Duke University. Dr. Mario was Chairman of the Board of the Duke University Health System and a Trustee of Duke University, each until 2007. Mr. Pete M. Nicholas received his B.A. degree from Duke University. Mr. Pete M. Nicholas and Drs. Mario and Reinhardt are each Trustees Emeriti of the Board of Trustees of Duke University. Dr. Reinhardt was also a Trustee of the Duke University Health System. Messrs. N.J. Nicholas and Pete M. Nicholas are each members of the board of advisors of The Nicholas Institute for Environmental Policy Solutions at Duke University. Ms. Bartlett is the A. Kenneth Pye Professor at the Duke University School of Law and formerly served as its Dean. Dr. Johnson was the Dean of the Pratt School of Engineering at Duke University until September 2007. In addition to these relationships with Duke University, members of our Board are affiliated with Princeton University (at which Dr. Reinhardt is a professor, and Messrs. Byrnes and N.J. Nicholas received degrees). We conduct business in the ordinary course with the medical centers and other healthcare facilities associated with Duke University and Princeton University. In each case, we determined that these relationships were not related party transactions because they were established in the ordinary course of business on an arms-length basis and are not material to us, those individuals or those organizations.

MEETINGS AND BOARD COMMITTEES

Board Meetings

        The Board met six times in fiscal year 2012. Each incumbent director attended at least 75% of the aggregate of the meetings of the Board and of the committees on which he or she served.

Executive Sessions

        Our non-management directors meet in executive sessions without management directors at most of our regularly scheduled Board meetings and at such other times as they deem appropriate. Our independent directors meet in executive session at least once annually. In 2012, our independent directors met in executive session without non-independent directors once. The Chairperson of the Nominating and Governance Committee presides at executive sessions of independent directors. In his absence, the Chairperson of the Audit Committee presides at these executive sessions and, in his absence, the Chairperson of the Compensation Committee presides.

Director Attendance at Board, Board Committee and Annual Meetings

        Directors are expected to prepare for and use reasonable efforts to participate in all Board meetings and meetings of the committees on which they serve. The Board and each committee will meet as frequently as necessary to properly discharge their responsibilities, provided that the full Board will meet at least four times per year. Generally, the Board meets in February, May, July, October and December. In addition, directors are expected to use reasonable efforts to attend Annual Meetings of Stockholders. At our 2012 Annual Meeting of Stockholders, ten of our eleven directors at the time of such meeting were in attendance.

Board of Directors and Committees of the Board

        Our Board has standing Audit, Compensation, Nominating and Governance, Finance, and Compliance and Quality Committees. Our Board also establishes special committees from time to time to address specific issues or discrete matters as the need or the desire of the Board arises. The charters of the current standing committees of the Board are available under "Corporate Governance" in the "Investor Relations" section of our website at www.bostonscientific.com.

Committee Independence

        All of the members of the Audit Committee, Compensation Committee, Nominating and Governance Committee and Compliance and Quality Committee meet the applicable independence requirements of the NYSE and the SEC.

 BOARD COMMITTEE MEMBERSHIP
As of March 1, 2013

Name	Audit Committee	Executive Compensation and Human Resources Committee	Nominating and Governance Committee	Finance Committee	Compliance and Quality Committee
Katharine T. Bartlett		*	*
Bruce L. Byrnes	*		+
Nelda J. Connors				*	*
Kristina M. Johnson		*		*
Michael F. Mahoney
Ernest Mario	*	+
N.J. Nicholas, Jr.				+
Pete M. Nicholas
Uwe E. Reinhardt	+				*
John E. Sununu			*		+

*
Committee Member
+
Committee Chair

Audit Committee

        Our Audit Committee met 13 times during fiscal year 2012. Our Audit Committee is comprised of Mr. Byrnes and Drs. Mario and Reinhardt, each of whom meet the independence requirements of the NYSE and the SEC. The Board has also determined that each of Mr. Byrnes and Drs. Mario and Reinhardt is an "audit committee financial expert" as that term is defined in the rules and regulations of the SEC.

        The Audit Committee is governed by a written charter approved by our Board, which is subject to review on an annual basis. As outlined in its written charter (which is available under "Corporate Governance" in the "Investor Relations" section of our website at www.bostonscientific.com), the primary purpose of the Audit Committee is to provide oversight to our accounting and financial reporting processes and audits of our financial statements. The Audit Committee primarily provides assistance to our Board in the areas of corporate accounting, internal control, independent audit and reporting practices, and maintains, by way of regularly scheduled meetings, a direct line of communication among our directors, management, our internal auditors and our independent registered public accounting firm. The Audit Committee appoints our independent registered public accounting firm, evaluates its qualifications, independence and performance, and reviews its reports and other services. In addition, the Audit Committee pre-approves audit, audit-related and non-audit services performed for us by our independent registered public accounting firm and has the right to terminate our independent registered public accounting firm. Together with the Compliance and Quality Committee, the Audit Committee assists the Board in its oversight of legal and regulatory compliance. The Audit Committee has sole oversight over matters of financial compliance, including financial reporting, internal controls and financial risk exposure to the Company resulting from legal and regulatory compliance matters, and the Compliance and Quality Committee has primary oversight responsibilities as to all other areas of compliance. The Audit Committee Report can be found on page 93 of this Proxy Statement.

Executive Compensation and Human Resources Committee

        Our Compensation Committee met five times during fiscal year 2012. The Compensation Committee is, and has been during 2012, comprised exclusively of "independent directors," as defined by the NYSE, "non-employee directors" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (Exchange Act), and "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code.

        As outlined in its written charter (which is available under "Corporate Governance" in the "Investor Relations" section of our website at www.bostonscientific.com), the Compensation Committee has the authority, among other things, to:

  •
  set the corporate goals and objectives relative to the Chief Executive Officer's compensation and evaluate the Chief Executive Officer's performance against those goals and objectives;

  •
  determine and approve our Chief Executive Officer's compensation;

  •
  review, oversee and determine (or make recommendations to the Board regarding) the total compensation package for our other executive officers;

  •
  review and make recommendations to the Board regarding all new employment, consulting, retirement, severance and change in control agreements, indemnification agreements and other arrangements proposed for our executive officers and periodically review and evaluate these arrangements for continuing appropriateness;

  •
  review and make recommendations to the Board regarding the compensation of our non-employee directors;

  •
  adopt and periodically review a comprehensive statement of executive compensation philosophy, strategy and principles; and

  •
  review and discuss with management how the Company's compensation policies and programs for all of its employees may create incentives that can affect risk and the management of that risk, as well as whether the Company's compensation programs are appropriately aligned with the Company's risk management.

        The Compensation Committee may delegate its authority and duties to subcommittees or individual members of the Compensation Committee, as it deems appropriate in accordance with applicable laws and regulations. The Compensation Committee has delegated authority to our Chief Executive Officer to make equity grants to new hires who are not executive officers within predetermined guidelines. These grants are reviewed with the Compensation Committee at its next regularly scheduled meeting.

        The Compensation Committee may also retain compensation consultants to assist it in evaluating executive compensation and may retain counsel, accountants or other advisors, as it deems appropriate, at the Company's expense. In June 2012, the Compensation Committee renewed the engagement of the independent compensation consultant Frederic W. Cook & Co., Inc. (Cook & Co.) to provide advisory services, including a market perspective on executive and director compensation matters. During 2012, Cook & Co. provided the following compensation services to the Compensation Committee:

  •
  reviewed and recommended the peer group of companies used in evaluating executive and director compensation;

  •
  provided information and commentary on executive and director compensation trends as they related to our current compensation programs;

  •
  collected and analyzed market data on director and executive compensation;

  •
  reviewed and provided commentary and recommendations on our executive and director compensation arrangements in comparison to market; and

  •
  reviewed and provided commentary on developments regarding proxy disclosures and management proposals concerning executive pay.

        For additional information regarding the services provided by Cook & Co., please see the Compensation Discussion & Analysis beginning on page 36.

        In 2012, Cook & Co. and its affiliates did not provide additional services to the Company other than at the request of the Compensation Committee. After review and consultation with Cook & Co., the Compensation Committee determined that Cook & Co. is independent and there is no conflict of interest resulting from retaining Cook & Co. currently or during the year ended December 31, 2012. In reaching these conclusions, the Compensation Committee considered the factors set forth in the SEC rules and the NYSE listing standards that recently became effective.

        In accordance with its annual review of its compensation consultant engagement, the Compensation Committee will evaluate the relationship and the engagement of Cook & Co. in May 2013.

        The Compensation Committee Report can be found on page 58 of this Proxy Statement.

Nominating and Governance Committee

        The Nominating and Governance Committee met five times during fiscal year 2012. The Nominating and Governance Committee is comprised exclusively of non-employee directors, all of whom meet the independence requirements of the NYSE and the SEC. During 2012, (i) Dr. Johnson was appointed to the Finance Committee and, in connection therewith, stepped down from the Nominating and Governance Committee, and (ii) Ms. Bartlett was appointed to the Nominating and Governance Committee.

        As outlined in its written charter (which is available under "Corporate Governance" in the "Investor Relations" section of our website at www.bostonscientific.com), the Nominating and Governance Committee has responsibility for recommending nominees for election and re-election to the Board, ensuring that Board nominees are qualified and consistent with our needs, monitoring significant developments in the law and practice of corporate governance for directors of public companies, recommending Board committee assignments, reviewing and recommending Board policies and procedures, reviewing political contributions made by the Company, monitoring compliance with our stock ownership guidelines and with our related party transactions and board service policies, and overseeing the Board and each committee of the Board in their annual performance self-evaluations. In addition, the Nominating and Governance Committee is responsible for recommending to the Board candidates for Chairperson and Chief Executive Officer and for reviewing and assessing a succession plan for the Chief Executive Officer. For additional information on the nomination process conducted by the Nominating and Governance Committee and our policies regarding stockholder nominations of directors, please see the Corporate Governance section titled "Director Nomination Process" beginning on page 14.

        The Nominating and Governance Committee is responsible for reviewing with the Board, on an annual basis, the current size, structure and composition of the Board as a whole, and whether we are being well served by the current directors taking into account the following: the directors' degree of independence; business background, including any areas of particular expertise, such as accounting or related financial management expertise, marketing or technology; record of service (for incumbent directors), including attendance record; meeting preparation; overall contribution to the Board; employment status; gender; ethnicity; age; availability for service to us; and our anticipated needs.

Finance Committee

        The Finance Committee met six times during fiscal year 2012. During 2012, Dr. Johnson was appointed to the Finance Committee, and in connection with Mr. Kucheman's retirement as interim Chief Executive Officer and from the Board effective November 1, 2012, Mr. Kucheman retired from the Finance Committee. In connection with his retirement from the Board, effective at the conclusion of the 2012 Annual Meeting of Stockholders Mr. Elliott retired from the Finance Committee.

        The primary role of the Finance Committee is to provide a forum within the Board to review our overall financing plans and long-term strategic objectives, as well as our shorter-term acquisition and investment strategies and how these shorter-term activities fit within our overall business objectives. As outlined in its written charter (which is available under "Corporate Governance" in the "Investor Relations" section of our website at www.bostonscientific.com), the Finance Committee is charged with providing Board oversight of the financial management of the Company, approving strategic transactions for which the Board has delegated authority, making recommendations to the Board regarding larger transactions, and evaluating our financial strategies and policies. The Finance Committee has responsibility to review periodically with management our strategic business objectives and the manner in which transactional activity can contribute to the achievement of those objectives, and to review with management on a regular basis contemplated strategic opportunities. The Finance Committee conducts periodic reviews of completed transactions for the purposes of assessing the degree of success achieved, testing the extent to which the projections and other assumptions relied upon in approving past transactions have been borne out, identifying the factors differentiating more successful transactions from less successful ones and evaluating the strategic contributions resulting from these transactions. The Finance Committee is further charged with conducting periodic reviews of our cash investments and cash management policies, debt ratings and global financing objectives and strategies, including the review and approval of certain borrowing arrangements, capital expenditures and dispositions, and activities that may impact our capital structure.

Compliance and Quality Committee

        The Compliance and Quality Committee met six times during fiscal year 2012. During 2012, Ms. Bartlett was appointed to the Nominating and Governance Committee and, in connection therewith, stepped down from the Compliance and Quality Committee.

        The primary role of the Compliance and Quality Committee is to oversee and evaluate our global compliance programs and practices and our quality compliance and quality assurance systems and initiatives. As outlined in its written charter (which is available under "Corporate Governance" in the "Investor Relations" section of our website at www.bostonscientific.com), the Compliance and Quality Committee's role includes oversight of matters related to compliance with federal healthcare program requirements and other compliance obligations, the systems in place to maintain, and identify deviations from, our quality compliance and control standards, and our efforts to meet or exceed our compliance and quality assurance standards. The Compliance and Quality Committee reviews and discusses with senior management the adequacy and effectiveness of our global compliance program, including compliance monitoring, audits and investigations, and third-party reviews required under an agreement with the Department of Health and Human Services, and our compliance and quality assurance systems and initiatives. The Compliance and Quality Committee reviews periodic reports regarding any deviations from our standards and practices. The Compliance and Quality Committee also reviews correspondence from any external quality assurance inspectors, such as the Food and Drug Administration, or global compliance monitors, such as the Office of Inspector General of the Department of Health and Human Services, and discusses with senior management our responses to those communications. In addition, the Compliance and Quality Committee monitors, with senior management, training and education programs for our employees. The Compliance and Quality Committee's oversight responsibilities over global compliance programs and practices are shared with the Audit Committee in that the Audit Committee has sole oversight responsibility as to matters of financial compliance and the Compliance and Quality Committee has primary oversight responsibilities as to all other areas of compliance. These committees met jointly once during 2012. The Compliance and Quality Committee recommends to the Board any actions it deems necessary or appropriate to improve the effectiveness of our global compliance and quality control systems and initiatives.

Compensation Committee Interlocks and Insider Participation

        The members of our Compensation Committee during 2012 were Ms. Bartlett, and Drs. Johnson and Mario. None of these Compensation Committee members is or has ever been an officer or employee of our Company. To our knowledge, there were no other relationships involving members of the Compensation Committee that require disclosure in this section under SEC rules as a Compensation Committee interlock.

 DIRECTOR COMPENSATION

        The Compensation Committee evaluates the appropriate level and form of compensation for non-employee directors at least annually and recommends changes to our Board when appropriate. Non-employee directors receive a combination of cash and equity compensation for their service on our Board. To determine the appropriate level of compensation for 2012, the Compensation Committee relied on the consulting services of Cook & Co., as well as publicly available data describing director compensation in our peer group companies. The Compensation Committee also took into consideration the significant amount of time and dedication required by our directors to fulfill their duties on our Board and Board committees as well as the need to continue to attract highly qualified candidates to serve on our Board. Our director compensation is as follows:

        Non-Employee Directors.    We compensate our non-employee directors (other than the Chairman of the Board) as described below:

  •
  an annual cash retainer of $75,000;

  •
  an annual grant of restricted stock, the number of shares of which is determined by dividing $150,000 by the closing price of our common stock on the date of grant; and

  •
  an annual cash fee of $20,000 for the chair of each of our Board committees.

        The shares of restricted stock granted to our non-employee directors are subject to forfeiture restrictions, and become free from restriction upon the expiration of each non-employee director's current term of office. The shares are also subject to the terms and conditions of our Long-Term Incentive Plans. The annual restricted stock grants are generally made on the date of each Annual Meeting of Stockholders unless they are approved during a closed trading window, in which case such awards are made on the first trading day of the next open trading window period following approval. If a non-employee director is appointed to the Board on a date other than the Annual Meeting of Stockholders, however, a restricted stock grant in an amount equal to the then-current non-employee director annual award is made on the first trading day of the month following the month in which the new director was appointed to the Board. Such awards made to new non-employee directors become free from restriction upon the expiration of the new director's current term of office.

        Employee Directors.    Directors who are also employees of the Company receive no additional compensation for serving on the Board or its committees.

        Chairman of the Board.    Our Chairman of the Board receives an annual cash retainer of $210,000 and an annual grant of restricted stock, the number of shares of which is determined by dividing $150,000 by the closing market price of our common stock on the date of grant. Mr. Pete M. Nicholas, Chairman of the Board, also receives certain benefits under his founders retirement arrangements, including continued medical coverage under our benefit policies so long as he remains a director or director emeritus of our Company. For additional information, please see the section titled "Founders Benefits" below and the "Director Compensation in Fiscal 2012" table and related footnotes beginning on page 26.

        Director Emeritus.    Under our Corporate Governance Guidelines, each of our co-founders is eligible, at the Board's discretion, to become a director emeritus of the Company. In connection with his retirement from the Board in 2011, Mr. Abele agreed to serve as director emeritus at the request of the Board. Mr. Abele does not receive any compensation for his role as director emeritus. However, Mr. Abele receives certain benefits under his founders retirement arrangements, including continued medical coverage under our benefit policies for as long as he remains a director or director emeritus of our Company. For additional information regarding Mr. Abele's founders benefits, please see the section titled "Founders Benefits" below and the "Director Compensation in Fiscal 2012" table and related footnotes beginning on page 26.

        Other Payments and Benefits.    We pay or reimburse our directors for transportation, hotel, meals and other incidental expenses incurred in connection with their performance of services for us, including attending Board and committee meetings and participating in director education programs. Our corporate aircraft is made available to our directors for travel to and from our Board meetings, as well as for certain other Company-business travel. We also extend directors' and officers' indemnity insurance coverage to each of our directors.

        Non-Employee Director Deferred Compensation Plan.    Non-employee directors may, by written election, defer receipt of all or a portion of the annual cash retainer, the annual cash committee chair fees and the restricted stock grant under our Non-Employee Director Deferred Compensation Plan. Cash amounts deferred can be invested in common stock equivalent units or another investment option in which we credit the amount deferred plus accrued interest (compounded annually based upon the Moody's Composite Yield on Seasoned Corporate Bonds as reported for the month of September of each calendar year). Cash amounts deferred are payable only after a director's termination of Board service or on a Fixed Date Payout (as defined in the plan), and may be paid either as a lump sum or in installments as specified by the director at the time of election. Deferred restricted stock is issued to the director after a director's termination of Board service in accordance with the plan.

        Director Stock Ownership Guidelines.    Non-employee directors are required to hold a significant personal investment in the Company through their ownership of shares of our common stock. In 2011, we revised our director stock ownership guidelines to provide that each director should own shares with a value equal to at least three times the director annual cash retainer (currently $75,000) within five years of his or her joining the Board. For purposes of satisfying this obligation, restricted stock, stock equivalent units or restricted stock deferrals under our Non-Employee Director Deferred Compensation Plan may be included in the value of the shares held by a director. By increasing the stock ownership requirements for our directors, we have further aligned the interests of our directors with the long-term interests of our stockholders. All of our directors either currently meet our director stock ownership guidelines or we expect that they will meet the guidelines within five years of becoming a director. The Nominating and Governance Committee monitors compliance with these guidelines on an annual basis.

DIRECTOR COMPENSATION IN FISCAL 2012

        The table below summarizes the compensation we paid to our non-employee directors and our director emeritus for the fiscal year ended December 31, 2012.

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
John E. Abele(7)	$0	$0	$0	$0	$174,573	$174,573
Katharine T. Bartlett	$75,000	$150,000	$0	$0	$0	$225,000
Bruce L. Byrnes	$95,000	$150,000	$0	$0	$0	$245,000
Nelda J. Connors	$75,000	$150,000	$0	$723	$0	$225,723
Kristina M. Johnson	$75,000	$150,000	$0	$0	$0	$225,000
Ernest Mario	$95,000	$150,000	$0	$0	$15,163	$260,163
N.J. Nicholas, Jr.	$95,000	$150,000	$0	$0	$0	$245,000
Pete M. Nicholas	$210,000	$150,000	$0	$0	$261,383	$621,383
Uwe E. Reinhardt	$95,000	$150,000	$0	$0	$0	$245,000
John E. Sununu	$95,000	$150,000	$0	$0	$0	$245,000
J. Raymond Elliott(8)	$0	$0	$0	$0	$18,000	$18,000

(1)
Mr. Mahoney, a director and our President and Chief Executive Officer, is an employee of the Company and is not included in this table. Mr. Kucheman, a former director and our former interim Chief Executive Officer, was an employee of the Company in 2012 and is not included in this table. Messrs. Mahoney and Kucheman did not receive any compensation for their services as directors in 2012, and their compensation as executives of the Company is discussed in our Compensation Discussion & Analysis beginning on page 36 and in the Summary Compensation Table and related footnotes beginning on page 59.

(2)
The following non-employee directors elected to defer all or a portion of their annual cash retainers paid in 2012 in the form of common stock equivalent units in accordance with our Non-Employee Director Deferred Compensation Plan:

Name	2012 Cash Deferred	Common Stock Equivalent Units
Kristina M. Johnson	$24,750	4,400.556
N.J. Nicholas, Jr.	$95,000	16,892.084

  In addition, Ms. Connors' entire cash retainer paid in 2012 was deferred at her election under the interest crediting investment option provided under the Non-Employee Director Deferred Compensation Plan. For additional information regarding the interest crediting investment option provided under the Non-Employee Director Deferred Compensation Plan, please see footnote 5 below.

(3)
Each non-employee director elected at our 2012 Annual Meeting of Stockholders was granted a restricted stock award in the amount of $150,000. The restricted stock vests upon the expiration of each director's current term of office.

  The aggregate total number of outstanding unvested shares of director restricted stock at December 31, 2012, all of which will vest on May 7, 2013, the date of our Annual Meeting, is shown below:

Name	Grant Date	Number of Shares	Grant Date Fair Value	Vesting Date
Katharine T. Bartlett	May 8, 2012	24,116	$150,000	May 7, 2013
Bruce L. Byrnes	May 8, 2012	24,116	$150,000	May 7, 2013
Nelda J. Connors	May 8, 2012	24,116	$150,000	May 7, 2013
Kristina M. Johnson	May 8, 2012	24,116	$150,000	May 7, 2013
Ernest Mario	May 8, 2012	24,116	$150,000	May 7, 2013
N.J. Nicholas, Jr.	May 8, 2012	24,116	$150,000	May 7, 2013
Pete M. Nicholas	May 8, 2012	24,116	$150,000	May 7, 2013
Uwe E. Reinhardt	May 8, 2012	24,116	$150,000	May 7, 2013
John E. Sununu	May 8, 2012	24,116	$150,000	May 7, 2013

Total		217,044

  The following non-employee directors deferred receipt of these shares pursuant to and in accordance with the terms of our Non-Employee Director Deferred Compensation Plan:

Name	Number of Shares
Katharine T. Bartlett	24,116
Kristina M. Johnson	24,116
Ernest Mario	24,116
N.J. Nicholas, Jr.	24,116
John E. Sununu	24,116

Total	120,580

(4)
No stock options were granted to non-employee directors in 2012. The aggregate number of outstanding, unexercised stock options, pursuant to stock option awards previously granted to non-employee directors and our director emeritus, at December 31, 2012 (all of which are fully vested), is shown below. Amounts for Mr. Elliott represent stock options granted to him while he was President and Chief Executive Officer of the Company, all of which were cancelled in accordance with their terms one year from the date of Mr. Elliott's retirement from the Company effective December 31, 2011.

Name	Outstanding Vested Stock Options
John E. Abele	2,000
J. Raymond Elliott	1,851,087
Ernest Mario	5,333
N.J. Nicholas, Jr.	8,000
Pete M. Nicholas	3,000
Uwe E. Reinhardt	8,000

Total	1,877,420

(5)
The amounts in this column represent the "above-market" portion of 2012 earnings under the interest crediting investment option available under the Non-Employee Director Deferred Compensation Plan. The interest rate used under the plan each year is the Moody's Composite Yield on Seasoned Corporate Bonds for the month of September of the preceding year. For 2012, the interest rate used under the plan was 4.6%, the Moody's rate in September 2011. Under SEC rules, interest on non-qualified deferred compensation is considered "above-market" if the interest rate exceeds 120% of the federal long-term interest rate, with compounding at the rate that corresponds most closely to the rate under the plan, at the time the interest rate or formula is set. For 2012, 120% of the applicable federal long-term interest rate was 4.30%.

(6)
The amounts in this column represent all other compensation earned by the following non-employee directors and our director emeritus in fiscal year 2012:

Name	Annual Founders Benefits(a)	Medical Benefits(a)	Long Term Care(a)	Executive Life Insurance(b)	Personal Use of Aircraft(c)	Other Amounts(d)	Total
John E. Abele	$150,000	$12,779	$11,150	$644	$0	$0	$174,573
Ernest Mario	$0	$0	$0	$0	$15,163	$0	$15,163
Pete M. Nicholas	$225,000	$12,779	$0	$1,352	$7,793	$14,459	$261,383
J. Raymond Elliott	$0	$0	$0	$0	$0	$18,000	$18,000

(a)
The amounts included in these columns represent 2012 payments paid to each of our founders pursuant to the founder retirement arrangements described in the section titled "Founders Benefits" below.

(b)
The amounts in this column represent the amounts paid to Messrs. Pete M. Nicholas and Abele in 2012 to cover tax-related obligations with respect to executive life insurance in lieu of the Company-paid life insurance. As the premiums have already been paid in full, these amounts solely reflect the tax gross-up amounts to cover tax obligations.

(c)
The amounts for Dr. Mario and Mr. Pete M. Nicholas represent the incremental costs to the Company of limited personal use of our corporate aircraft in connection with Company business use, as well as any incremental costs associated with persons accompanying Mr. Pete M. Nicholas on business travel for the Company. The reflected amounts exclude $20,971 and $187,697 of disallowed Company tax deductions attributable to Dr. Mario and Mr. Pete M. Nicholas for their personal use of the aircraft during the year, respectively. Dr. Mario and Mr. Pete M. Nicholas were taxed on the imputed income attributable to their respective personal use of the corporate aircraft and did not receive tax assistance from the Company with respect to such amounts. For information about how the Company calculates incremental cost, please see footnote 7(b) to the Summary Compensation Table on page 60.

(d)
This amount for Mr. Pete M. Nicholas represents transportation services. This amount for Mr. Elliott represents payments made pursuant to his consulting agreement entered into in connection with his retirement from the Company effective December 31, 2011.
(7)
Mr. Abele retired from our Board in May 2011, but serves, at the request of the Board, as a director emeritus. Mr. Abele does not receive any compensation for his service as a director emeritus but does continue to receive medical coverage under our benefit policies for as long as he remains a director emeritus of our Company.

(8)
Mr. Elliott retired as our President and Chief Executive Officer effective October 17, 2011 and as an employee of the Company effective December 31, 2011. Mr. Elliott retired from our Board effective at the conclusion of our 2012 Annual Meeting of Stockholders. Mr. Elliott did not receive any compensation as a non-employee director in 2012. Amounts for Mr. Elliott represent payments made pursuant to the terms of his consulting agreement entered into in December 2011 in connection with his retirement from the Company. Mr. Elliott's consulting agreement provided that for a period of up to one year, we would pay him for consulting services at a rate of $6,000 per day, or $3,000 per half day, such amounts not to exceed a maximum of $60,000. For any day on which Mr. Elliott rendered services, the agreement provided he would be paid at a minimum the half day rate. The agreement also provided for the reimbursement of necessary and reasonable expenses, including travel expenses, and included other terms and conditions, such as standard confidentiality provisions, customary for agreements of this nature.

        Founders Benefits.    In May 2005, Mr. Pete M. Nicholas, our co-founder and Chairman of the Board, and Mr. Abele, our co-founder and director emeritus, retired as employees of the Company. In connection with their retirement, the Board approved the following arrangements for Messrs. Pete M. Nicholas and Abele in May 2005:

  •
  Mr. Pete M. Nicholas receives an annual payment of $225,000 for life, and medical coverage under our benefit policies for as long as he remains a director or "director emeritus." We continue to fund his existing long-term care insurance and executive life insurance (to the extent premiums continue to be due). Mr. Pete M. Nicholas continues to have the use of an office at our Natick headquarters or other Boston Scientific facilities and secretarial and administrative support to assist him in the performance of the services he provides to the Company. Mr. Pete M. Nicholas also receives transportation services on an as-needed basis.

  •
  Mr. Abele receives an annual payment of $150,000 for life, and medical coverage under our benefit policies for as long as he remains a director or "director emeritus." We continue to fund his existing long-term care insurance and executive life insurance (to the extent premiums continue to be due). Mr. Abele continues to have the use of an office at our Natick headquarters or other Boston Scientific facilities and secretarial and administrative support to assist him in the performance of the services he provides to the Company.

EXECUTIVE OFFICERS

Our Executive Officers as of March 1, 2013

        As of March 1, 2013, our executive officers were as follows:

Name	Age	Title
Michael F. Mahoney	48	President and Chief Executive Officer
Kevin J. Ballinger	40	Senior Vice President and President, Interventional Cardiology
Supratim Bose	60	Executive Vice President and President, Asia-Pacific
Jeffrey D. Capello	48	Executive Vice President and Chief Financial Officer
Wendy Carruthers	44	Senior Vice President, Human Resources
Keith D. Dawkins, M.D.	62	Executive Vice President and Global Chief Medical Officer
Joseph M. Fitzgerald	49	Senior Vice President and President, Cardiac Rhythm Management
Jean Fitterer Lance	51	Senior Vice President and Chief Compliance Officer
Jeffrey B. Mirviss	47	Senior Vice President and President, Peripheral Interventions
Maulik Nanavaty	51	Senior Vice President and President, Neuromodulation
J. Michael Onuscheck	46	Senior Vice President and President, Europe, the Middle East and Africa
Michael P. Phalen	53	Executive Vice President and President, MedSurg
David A. Pierce	49	Senior Vice President and President, Endoscopy
Karen Prange	49	Senior Vice President and President, Urology and Women's Health
Timothy A. Pratt	63	Executive Vice President, Chief Administrative Officer, General Counsel and Secretary
Kenneth J. Pucel	46	Executive Vice President, Global Operations, Quality and Technology

Biographical Information About Our Executive Officers

        For Michael F. Mahoney, please see his biography in Proposal 1: Election of Directors on page 10.

        Kevin J. Ballinger has been our Senior Vice President and President, Interventional Cardiology since January 2013 and was our President, Interventional Cardiology from July 2011 to January 2013. In his current role, Mr. Ballinger is responsible for developing and bringing to market innovative solutions that diagnose and treat coronary artery disease and cardiac valve disorders. Mr. Ballinger has more than 17 years of interventional cardiology experience. Prior to serving as our President, Interventional Cardiology he held a variety of engineering and general management positions within our Interventional Cardiology business unit, including Vice President and General Manager, Group Program Management Cardiology, Rhythm and Vascular from January 2010 to July 2011; Vice President of Research and Development, Peripheral Interventions from September 2008 to January 2010; and Vice President of Program Management, Cardiovascular from September 2006 to September 2008. Mr. Ballinger earned a B.S. in Mechanical Engineering from Michigan Technological University and an M.B.A. from the University of Minnesota.

        Supratim Bose joined Boston Scientific in December 2011 as our Executive Vice President and President, Asia-Pacific. Before joining Boston Scientific, Mr. Bose was Founder and Chief Executive Officer of Singapore-based Bose Consulting Group, which specialized in strategic management consulting services for the healthcare industry, from January 2010 to December 2011. He previously worked for nearly thirty years at Johnson & Johnson where he concluded his tenure as Company Group Chairman of its Medical Devices and Diagnostics business in 2009. Mr. Bose joined Johnson & Johnson Ltd. India in 1981, and held a variety of management positions of increasing responsibility. He earned a B.S. in Chemistry/Physics, a M.S. in Biophysics and a Masters in Management Studies from the Jamnalal Bajaj Institute for Management

Studies at the University of Bombay. He has served as a member of the board of directors at Quattro Vascular Pte. Ltd. and Trireme Medical, and as a member of the advisory board at Singapore Management University's Lee Kong Chian School of Business.

        Jeffrey D. Capello is our Executive Vice President and Chief Financial Officer, a position he has held since March 2010. He is directly responsible for the worldwide management of our Finance, Information Systems, Business Development and Corporate Strategy functions. Mr. Capello joined Boston Scientific in June 2008 and served as our Senior Vice President and Chief Accounting Officer until March 2010. Prior to joining us, he was the Senior Vice President and Chief Financial Officer with responsibilities for Finance and Business Development at PerkinElmer, Inc. from 2006 to 2008. Prior to that, he served as PerkinElmer's Vice President of Finance, Corporate Controller and Treasurer from 2002 to 2006 and as Vice President, Finance, Corporate Controller, Chief Accounting Officer and Treasurer from 2001 to 2005. From 1991 to June 2001, he held various positions including that of partner from 1997 to 2001, at PriceWaterhouseCoopers LLP, a public accounting firm, initially in the United States and later in the Netherlands. Mr. Capello was a member of the board of directors of Sirtis Pharmaceuticals, Inc. and served on its Audit Committee as both a member and its chair. He currently is a member of the board of directors of OvaScience, Inc. where he serves on the audit committee as both a member and its chair. He holds a B.S. degree in business administration from the University of Vermont and an M.B.A. degree from the Harvard Business School. Mr. Capello is also a certified public accountant.

        Wendy Carruthers has been our Senior Vice President, Human Resources since December 2012 and served as the head of Human Resources on an interim basis from August 2012 to December 2012. In her current role, Ms. Carruthers oversees the Company's human resources activities globally, including Human Resources operations and services, total rewards, talent management, and diversity and inclusion. Prior to her current role, she served as our Vice President of Global Talent Management from January 2011 to November 2012, responsible for all aspects of global talent management including the design, development and implementation of global processes and systems to enable managers to identify, attract, leverage and develop people. Ms. Carruthers has been with Boston Scientific for nearly nine years and was previously Vice President of Human Resources for our Europe, the Middle East and Africa (EMEA) region, based in Paris, from June 2007 to December 2010; our Vice President of Human Resources for Europe from January 2006 to June 2007; and our Director of Human Resources for Europe from March 2004 to December 2005. Prior to joining us, Ms. Carruthers was Vice President of Human Resources, Europe for global telecommunications company Cable & Wireless. She also previously worked in human resources for Diageo, a food and beverage company, and Tesco, a U.K. supermarket chain. Ms. Carruthers holds a B.A. First Class Honors Degree in Modern Languages and is a graduate member of the Chartered Institute of Personnel and Development.

        Keith D. Dawkins, M.D. has been our Executive Vice President and Global Chief Medical Officer since January 2012. Prior to that, he was Senior Vice President and Chief Medical Officer of our Cardiology, Rhythm and Vascular Group. From 2008 until May 2010, he was our Senior Vice President and Associate Chief Medical Officer of our Cardiovascular business. Prior to joining Boston Scientific in 2008, Dr. Dawkins was a practicing interventional cardiologist for more than 20 years in England. He has earned a series of clinical, research and academic distinctions, including a Post-Doctoral Research Fellowship at Stanford University as a Fulbright Scholar. He served as President of the British Cardiovascular Intervention Society, and held numerous appointments on hospital, regional and national committees, including the National Institute for Health and Clinical Excellence. He has been an author on more than 600 academic publications and presentations on a variety of cardiac topics. Dr. Dawkins was educated at London University and Guys Hospital, earning a First Class Honours degree in Pathology. He trained in cardiology at Oxford and at the Brompton & St. George's Hospital in London.

        Joseph M. Fitzgerald has been our Senior Vice President and President, Cardiac Rhythm Management since July 2011. He served as Senior Vice President and President, Endovascular from February 2010 until July 2011. Prior to that, Mr. Fitzgerald was President and General Manager of our Peripheral Interventions business from June 2008 to February 2010 and President of Electrophysiology business from 2005 to 2008. Previously, he held a variety of management positions in our Neurovascular and Peripheral Interventions businesses. These included numerous regional and divisional sales management assignments up to and including his roles as Vice President, Global Marketing for the Neurovascular business from January 2001 to July 2005 and Vice President of U.S. Sales for the Neurovascular business from 1997 to January 2001. Prior to joining Boston Scientific in 1990 as a sales representative, Mr. Fitzgerald was with Anheuser Busch, Inc., where he held a variety of sales, marketing and training assignments. Mr. Fitzgerald holds a B.S. in Business from Indiana University and an M.B.A. from Southern Illinois with a concentration in Marketing and Finance.

        Jean F. Lance is our Senior Vice President and Chief Compliance Officer, a position she has held since February 2010. Prior to her current role, Ms. Lance served as Vice President and Chief Compliance Officer from late 2009 to February 2010 and as Vice President and General Counsel for our Cardiovascular Group from 1996 to 2009. Before joining Boston Scientific in 1996, Ms. Lance was General Counsel and Vice President of Human Resources for Red Line Healthcare Corporation, which was subsequently acquired by McKesson Corporation. Prior to that, she practiced with the national law firm of SNR Denton, formerly known as Sonnenschein Nath & Rosenthal in Chicago, Illinois, where she specialized in corporate law with an emphasis in health law. Ms. Lance served as a member of the Advanced Medical Technology Association's (AdvaMed) Code of Ethics Working Group and was actively engaged in the development of the AdvaMed Code of Ethics on Interactions with health care professionals and the 2008 revisions to the AdvaMed Code of Ethics. Ms. Lance received her B.S. degree with honors in Accounting with French and business administration minors from Minnesota State University – Mankato and a J.D. degree with honors from the University of Minnesota Law School, where she was a member of the Law Review.

        Jeffrey B. Mirviss has been our Senior Vice President and President, Peripheral Interventions since January 2013 and was our President, Peripheral Interventions from July 2011 to January 2013. In his current role, Mr. Mirviss is responsible for developing and bringing to market innovative solutions for treating patients with high blood pressure, vascular system blockages and cancer. Mr. Mirviss has more than 23 years of experience in medical device and pharmaceutical general management, marketing and sales. Since joining us in 1997, Mr. Mirviss also served as our Vice President, Group Global Marketing, CRV from July 2009 to July 2011 and Vice President, Global Cardiology Marketing from December 2004 to July 2009. In addition to his positions at Boston Scientific, Mr. Mirviss has worked for companies ranging in size from a pre-revenue venture-backed medical device startup to Dow 30 companies. He holds a Bachelor's degree from the University of Minnesota and an M.B.A. from the University of St. Thomas.

        Maulik Nanavaty became our Senior Vice President and President, Neuromodulation in September 2011. Prior to his current role, Mr. Nanavaty was President of Boston Scientific Japan from December 2007 until September 2011. From January 2007 through November 2007, he served as Vice President and General Manager, Interventional Cardiology of Boston Scientific Japan. Mr. Nanavaty joined our Company in 2005 as Vice President, Corporate Strategy of Boston Scientific Japan and served in that capacity through December 2006. Prior to joining our Company, Mr. Nanavaty spent 16 years working in various executive positions at Baxter International, Inc. and Baxter Japan. Mr. Nanavaty is a member of the board of directors for the California Health Institute. Mr. Nanavaty earned a Ph.D. in Pharmaceutical Sciences from the University of Illinois and an M.B.A. from the University of Chicago.

        J. Michael Onuscheck is our Senior Vice President and President, EMEA, a position he has held since September 2011. Prior to that, he served as the Senior Vice President and President of our Neuromodulation business from 2008 until September 2011. Mr. Onuscheck joined Boston Scientific in 2004 with our acquisition of Advanced Bionics as the Vice President of Sales and Clinical Services for the Auditory business. He served as Vice President of Sales and Marketing for our Pain Management business from September 2004 until February 2010. Mr. Onuscheck earned a B.A. in Business Administration and Psychology from Washington and Jefferson College.

        Michael P. Phalen has been our Executive Vice President and President, MedSurg since January 2012. Prior to his current role he served as Executive Vice President and President, International since January 2011. Mr. Phalen served as Senior Vice President and President of our Endoscopy business from 2010 to 2011 and Vice President and President of Endoscopy from 2001 to 2010. Mr. Phalen joined us in 1988 and has held a variety of management positions at the Company. Prior to becoming President of the Endoscopy business, he was Vice President, Business Unit Manager for Endoscopic Surgery and Vice President of Global Marketing for Endoscopy. Prior to these appointments, Mr. Phalen held positions as Director of Marketing, Group Product Manager, Regional Sales Manager, Product Manager and Territory Manager. Before joining us, he held management positions with MD Technology, Kendall Healthcare and Pennwalt Pharmaceuticals. He earned a B.S. in General Science from Villanova University and an M.B.A. from Fairleigh Dickinson University.

        David A. Pierce has served as our Senior Vice President and President, Endoscopy since January 2011. Prior to his current role, Mr. Pierce served as Vice President, Marketing for the Company's Endoscopy Division from April 2006 until January 2011. From December 2004 until March 2006, Mr. Pierce was the Group Marketing Director in the Company's Endoscopy Division. He joined our Company in 1991 as a Territory Manager before assuming management-level positions of increasing responsibility. Before joining our Company, Mr. Pierce worked as a Senior Sales Representative for Airborne Express and served as a Captain in the United States Army. He earned a B.S. in Business Administration from Norwich University and an M.B.A. from Boston University.

        Karen Prange is our Senior Vice President and President, Urology & Women's Health, a position she has held since June 2012. In this role, she is responsible for developing and bringing to market innovative solutions for the treatment of various urological and gynecological disorders. Prior to her career with Boston Scientific, Ms. Prange spent 17 years with Johnson & Johnson in various medical device businesses, including as Vice President and General Manager, Micrus Endovascular LLC and Codman Neurovascular from September 2010 to June 2012; Vice President and General Manager, Codman Neurovascular from August 2008 to September 2010; and Vice President, Global Marketing for Codman from June 2006 to July 2008. During her tenure with Johnson & Johnson, Ms. Prange was recognized as a results-driven leader with a significant track record in delivering multiple cycles of business results via strategic change and re-alignment, sales growth, market development, portfolio strategy and global product commercialization. Ms. Prange holds a B.S. in Business Administration with honors from the University of Florida.

        Timothy A. Pratt is our Executive Vice President, Chief Administrative Officer, General Counsel and Secretary, a position he has held since February 2010. He is responsible for the worldwide management of our Legal functions, Global Regulatory Affairs, Government Affairs, Enterprise Strategy and Marketing, Health Economics and Reimbursement, Corporate Communications, and Aviation Services. Mr. Pratt joined Boston Scientific in May 2008 as our Executive Vice President, General Counsel and Secretary. Previously, Mr. Pratt worked for the law firm of Shook, Hardy & Bacon. He joined the firm in 1977 and became partner in 1981. He concentrated his practice in the defense of pharmaceutical and medical device litigation and toxic tort cases. Mr. Pratt serves as a director on the boards of the Medical Device Manufacturers Association, Lawyers for Civil Justice, DRI – The Voice of the Defense Bar, and the New England Legal Foundation. He is also active in the Federation of Defense and Corporate Counsel, where he serves on the board, executive committee and as their President-Elect. Mr. Pratt has served as a member of the board of directors and executive committee of AdvaMed. Mr. Pratt earned a B.A. degree at Tarkio College and graduated Order of the Coif from Drake University Law School, where he served one year as editor-in-chief of the Drake Law Review. After graduating, Mr. Pratt was law clerk to Judge Floyd R. Gibson of the U.S. Court of Appeals for the Eighth Circuit.

        Kenneth J. Pucel is our Executive Vice President, Global Operations, Quality and Technology, a position he has held since December 2012. Mr. Pucel was previously our Executive Vice President, Global Operations and Technology from January 2011 to December 2012, at which time he assumed responsibility for the Company's Global Quality function. Prior to this, he served as our Executive Vice President, Operations from November 2006 to 2011, our Senior Vice President, Operations from December 2004 to November 2006, our Vice President and General Manager, Operations from September 2002 to December 2004 and our Vice President of Operations from June 2001 to September 2002. Prior to that, he held various positions in our Cardiovascular Group, including Manufacturing Engineer, Process Development Engineer, Operations Manager, Production Manager and Director of Operations. Mr. Pucel earned a B.S. degree in Mechanical Engineering with a focus on Biomedical Engineering from the University of Minnesota.

 NAMED EXECUTIVE OFFICERS

        Under applicable SEC rules, we are required to disclose certain compensation and other information regarding our Chief Executive Officer, our Chief Financial Officer, and our three other most highly-compensated executive officers (referred to as our named executive officers or NEOs). Our named executive officers for the year ended December 31, 2012, are:

Michael F. Mahoney	President and Chief Executive Officer
Jeffrey D. Capello	Executive Vice President and Chief Financial Officer
Supratim Bose	Executive Vice President and President, Asia Pacific
Timothy A. Pratt	Executive Vice President, Chief Administrative Officer, General Counsel and Secretary
Kenneth J. Pucel	Executive Vice President, Global Operations, Quality and Technology
William H. Kucheman	Former interim Chief Executive Officer

        SEC rules also require that we discuss the compensation of all individuals serving in the role of Chief Executive Officer during the year. As a result, Mr. Mahoney, our current President and Chief Executive Officer, effective November 1, 2012, and Mr. Kucheman, who served as our interim Chief Executive Officer until such date, are discussed in that capacity.

STOCK OWNERSHIP

Stock Ownership of Our Largest Stockholders

        Set forth below are stockholders known by us that beneficially own 5% or more of our common stock as of March 1, 2013. As of March 1, 2013, there were 1,348,910,496 shares of our common stock outstanding.

Name and Address	Number of Shares Beneficially Owned	Percent of Shares Outstanding
BlackRock, Inc.	83,964,725(1)	6.22%
40 East 52nd Street, New York, New York 10022
Dodge & Cox	97,535,051(2)	7.23%
555 California Street, 40th Floor, San Francisco,
California 94104
Wellington Management Company, LLP	71,191,961(3)	5.28%
280 Congress Street, Boston, Massachusetts 02210

(1)
Based solely on a Schedule 13G filed with the SEC on January 30, 2013, BlackRock, Inc. (BlackRock) reported aggregate beneficial ownership of 83,964,725 shares of Boston Scientific common stock as of December 31, 2012. BlackRock reported that it possessed sole voting and dispositive power with respect to all of such shares. BlackRock also reported that it did not possess shared voting or dispositive power over any shares beneficially owned.

(2)
Based solely on an Amendment to Schedule 13G filed with the SEC on February 13, 2013, Dodge & Cox reported aggregate beneficial ownership of 97,535,051 shares of Boston Scientific common stock as of December 31, 2012. Dodge & Cox reported that it possessed sole voting power with respect to 91,177,751 shares and sole dispositive power with respect to all of such shares. Dodge & Cox also reported that it did not possess shared voting or dispositive power over any shares beneficially owned.

(3)
Based solely on a Schedule 13G filed with the SEC on February 14, 2013, Wellington Management Company, LLP (Wellington Management) reported aggregate beneficial ownership of 71,191,961 shares of Boston Scientific common stock as of December 31, 2012. Wellington Management reported that it possessed shared voting power with respect to 17,574,591 shares and shared dispositive power with respect to all of such shares. Wellington Management reported that it did not possess sole voting or dispositive power over any shares beneficially owned.

Stock Ownership of Our Directors and Executive Officers

        The following table shows, as of March 1, 2013, the amount of our common stock beneficially owned by:

  •
  our directors and director nominees;

  •
  our executive officers named in the Summary Compensation Table; and

  •
  all of our directors and executive officers as a group.

        "Beneficial ownership" includes those shares of our common stock the reporting person has the power to vote or transfer, stock options that are currently exercisable or exercisable within 60 days, and deferred stock units that will vest within 60 days. Unless otherwise indicated, the persons named below have sole voting and investment power over the shares listed.

Name	Number of Shares Beneficially Owned	Percent of Shares Outstanding
Katharine T. Bartlett(1)	84,164	*
Bruce L. Byrnes(2)	76,164	*
Nelda J. Connors(3)	78,929	*
Kristina M. Johnson(4)	83,395	*
Ernest Mario(5)	613,279	*
N.J. Nicholas, Jr.(6)	1,280,076	*
Pete M. Nicholas(7)	6,654,954	*
Uwe E. Reinhardt(8)	136,446	*
John E. Sununu(9)	94,382	*
Michael F. Mahoney(10)	462,764	*
Jeffrey D. Capello(11)	1,226,965	*
Supratim Bose(12)	71,151	*
Timothy A. Pratt(13)	727,575	*
Kenneth J. Pucel(14)	1,015,941	*
William H. Kucheman(15)	1,794,570	*
All directors and executive officers as a group (25 persons)(16)	15,695,232	1.16%

*
Reflects beneficial ownership of less than one percent (1%) of our outstanding common stock.

(1)
Ms. Bartlett's beneficial ownership includes 54,456 shares of restricted stock deferred pursuant our Non-Employee Director Deferred Compensation Plan as to which Ms. Bartlett has neither voting nor investment power until such shares are distributed in accordance with the plan, and 8,000 shares of common stock held jointly with Ms. Bartlett's spouse, as to which she has shared voting and investment power.

(2)
Mr. Byrnes' beneficial ownership includes 24,116 shares of restricted stock as to which Mr. Byrnes has sole voting but not investment power.

(3)
Ms. Connors' beneficial ownership includes 54,814 shares of restricted stock deferred pursuant to our Non-Employee Director Deferred Compensation Plan as to which Ms. Connors has neither voting nor investment power until such shares are distributed in accordance with the plan, and 24,116 shares of restricted stock as to which Ms. Connors has sole voting but not investment power.

(4)
Dr. Johnson's beneficial ownership includes 62,271 shares of restricted stock deferred pursuant to our Non-Employee Director Deferred Compensation Plan as to which Dr. Johnson has neither voting nor investment power until such shares are distributed in accordance with the plan. It excludes 9,815.556 common stock equivalents which Dr. Johnson received under our Non-Employee Director Deferred Compensation Plan in connection with her deferral of certain director cash retainer amounts.

(5)
Dr. Mario's beneficial ownership includes 21,300 shares of common stock held by a self-directed IRA, 107,342 shares of restricted stock deferred pursuant to our Non-Employee Director Deferred Compensation Plan as to which Dr. Mario has neither voting nor investment power until such shares are distributed in accordance with the plan, and 5,333 shares of common stock subject to exercisable stock options. It excludes 17,593 common stock equivalents which Dr. Mario received under our Non-Employee Director Deferred Compensation Plan in connection with his deferral of certain director cash retainer amounts.

(6)
Mr. N.J. Nicholas' beneficial ownership includes 106,475 shares of common stock held by Mr. N.J. Nicholas, as sole trustee of a revocable trust, and 10,000 shares of common stock held in a trust of which Mr. N.J. Nicholas is co-trustee, his child is a beneficiary and co-trustee and to which Mr. N.J. Nicholas disclaims beneficial ownership. It also includes 834,361 shares of common stock held by Ms. Ruth L. Nicholas and Mr. N.J. Nicholas, as sole trustees of an irrevocable trust for the benefit of Mr. Pete M. Nicholas' children and spouse, as to which Mr. N.J. Nicholas disclaims beneficial ownership and which shares are pledged as security and held in collateral accounts, 225,000 shares held in IRA accounts, 35,000 shares held in a charitable trust of which Mr. N.J. Nicholas is a trustee and to which he disclaims beneficial ownership, 61,240 shares of restricted stock deferred pursuant to our Non-Employee Director Deferred Compensation Plan as to which Mr. N.J. Nicholas has neither voting nor investment power until such shares are distributed in accordance with the plan, and 8,000 shares of common stock subject to exercisable stock options. It excludes 152,000 shares held by Mr. Pete M. Nicholas, Llewellyn Nicholas and Anastasios Parafestas, as Trustees of five irrevocable trusts for the benefit of Mr. N.J. Nicholas' children as to which Mr. N.J. Nicholas disclaims beneficial ownership and 52,895.084 common stock equivalents which Mr. N.J. Nicholas received pursuant to our Non-Employee Director Compensation Plan in connection with his deferral of certain director cash retainer amounts.

(7)
Mr. Pete M. Nicholas' beneficial ownership includes 24,116 shares of restricted stock as to which Mr. Pete M. Nicholas has sole voting but not investment power and 3,000 shares of common stock subject to exercisable stock options. It also includes 1,229,095 shares owned jointly with his spouse and 3,085,215 shares of common stock held by Promerica L.P., a family limited partnership of which Mr. Pete M. Nicholas is general partner and as to which he is deemed to have beneficial ownership. All shares owned by Mr. Pete M. Nicholas jointly with his spouse and all shares held by Promerica L.P., as well as 2,005,046 of the shares held directly by Mr. Pete M. Nicholas, are pledged as security and held in collateral accounts. Mr. Pete M. Nicholas' beneficial ownership also includes an aggregate of 152,000 shares held by Mr. Pete M. Nicholas, Llewellyn Nicholas and Anastasios Parafestas, as trustees of five irrevocable trusts for the benefit of Mr. N.J. Nicholas' children as to which Mr. Pete M. Nicholas disclaims beneficial ownership. Mr. Pete M. Nicholas' beneficial ownership excludes 834,361 shares of common stock held by Ms. Ruth L. Nicholas and Mr. N.J. Nicholas, as sole trustees of an irrevocable trust for the benefit of Mr. Pete M. Nicholas' children and spouse, as to which Mr. Pete M. Nicholas disclaims beneficial ownership and which shares are pledged as security and held in collateral accounts.

(8)
Dr. Reinhardt's beneficial ownership includes 24,116 shares of restricted stock as to which Dr. Reinhardt has sole voting but not investment power, 8,000 shares of common stock subject to exercisable stock options, and 5,000 shares of stock held by Dr. Reinhardt's spouse as to which he disclaims beneficial ownership.

(9)
Senator Sununu's beneficial ownership includes 45,824 shares of restricted stock deferred pursuant our Non-Employee Director Deferred Compensation Plan as to which Senator Sununu has neither voting nor investment power until such shares are distributed in accordance with the plan.

(10)
Mr. Mahoney's beneficial ownership includes 168,735 shares of common stock subject to stock options exercisable within 60 days of March 1, 2013.

(11)
Mr. Capello's beneficial ownership includes 1,042,752 shares of common stock subject to stock options exercisable within 60 days of March 1, 2013.

(12)
Mr. Bose's beneficial ownership includes 53,042 shares of common stock subject to stock options exercisable within 60 days of March 1, 2013.

(13)
Mr. Pratt's beneficial ownership includes 598,370 shares of common stock subject to stock options exercisable within 60 days of March 1, 2013.

(14)
Mr. Pucel's beneficial ownership includes 883,307 shares of common stock subject to stock options exercisable within 60 days of March 1, 2013.

(15)
Mr. Kucheman's beneficial ownership includes 1,441,748 shares of common stock subject to stock options exercisable within 60 days of March 1, 2013.

(16)
This amount includes an aggregate of 5,030,393 shares of common stock subject to stock options exercisable within 60 days of March 1, 2013, and 80,573 shares held in the 401(k) Plan accounts of our executive officers. Please refer to footnotes one through 15 above for additional details regarding the holdings of our directors and NEOs. Mr. Kucheman was no longer an executive officer of the Company as of March 1, 2013, and therefore his beneficial ownership information is not included in this amount.

COMPENSATION DISCUSSION & ANALYSIS

        This discussion and analysis describes material elements of our 2012 compensation program for our NEOs.

Executive Summary

Completion of Chief Executive Officer Transition

        Michael F. Mahoney became our President and Chief Executive Officer in November 2012, marking the completion of a leadership transition period that was designed to accommodate Mr. Mahoney's post-employment obligations to his previous employer. Mr. Mahoney succeeded our interim Chief Executive Officer, William H. Kucheman, who assumed the role in October 2011 when Mr. Mahoney joined the Company as our President.

        Shortly following the transition, we initiated a Company-wide leadership summit, introduced a new corporate mission statement to help better define the purpose of Company and launched the following five strategic imperatives to help drive innovation, accelerate profitable revenue growth and increase stockholder value:

  •
  Strengthen execution to grow share in our served markets.

  •
  Expand into high growth adjacencies that complement our businesses.

  •
  Drive global expansion through a focus on international markets, including emerging markets.

  •
  Fund the journey to fuel growth through a disciplined approach to profit optimization, capital allocation and cash generation.

  •
  Develop key capabilities, including through improvements to our operating structure.

Select Business Results and Link to 2012 Executive Compensation

        Select 2012 Business Results.    With respect to our performance in 2012 relative to the financial performance metrics used in our short- and long-term incentive programs, we:

  •
  Generated strong GAAP cash flow from operating activities of $1.260 billion and adjusted free cash flow of $1.150 billion.

  •
  Generated GAAP net sales and net sales on an assumed standard constant currency basis (SFX net sales) of $7.249 billion.

  •
  With the inclusion of goodwill and other intangible asset impairment charges, acquisition- and divestiture-related net credits, restructuring- and litigation-related charges, discrete tax items and amortization expense (after tax) of $5.001 billion, or $3.55 per share, we generated a GAAP net loss of $4.068 billion, or $2.89 per share. Excluding these net charges, we generated adjusted net income of $933 million, or $0.66 per share (adjusted EPS).

  •
  Used approximately $600 million of cash generated from operating activities to repurchase approximately 105 million shares of our common stock, thereby returning value to our stockholders.

        Adjusted free cash flow, SFX net sales, adjusted net income and adjusted EPS are not prepared in accordance with generally accepted accounting principles in the United States (GAAP). For a reconciliation of these financial measures to the most directly comparable GAAP financial measures and insight into how these non-GAAP measures are considered by management, please see Annex A.

  2012 Executive Compensation Relative to Company Performance.

  •
  No 2012 NEO Base Salary Merit Increases.  In consideration of our 2011 performance and our 2012 Company-wide annual merit-increase budget, as recommended by management, our Compensation Committee froze 2012 merit-based salary increases for our executives, including our NEOs.(1)

  •
  Annual Bonus Plan Funding Reflected 2012 Company Adjusted EPS and SFX Net Sales Performance.  For 2012, we achieved 99.9% and 95.6% of the target level for adjusted EPS and SFX net sales, respectively, under our 2012 Annual Bonus Plan — generating a funding range for our Company-wide total bonus pool (Total Bonus Pool) between 90% and 110%. After taking into consideration the Company's overall 2012 performance and its SFX net sales performance relative to the related Total Bonus Pool funding cap threshold, our Chief Executive Officer recommended, and our Compensation Committee approved, funding the 2012 Total Bonus Pool at 95%.

  •
  2010 Target TSR Performance-Based DSUs Were Cancelled.  Under our 2010 Total Shareholder Return Performance Share Program (TSR PSP), Company performance-based deferred stock units (DSUs) could be earned (if at all) based on the total shareholder return (TSR) of our common stock relative to that of the other companies in the S&P 500 Healthcare Index over a three-year performance period ending December 31, 2012. Our TSR percentile ranking of 52nd over the performance period did not meet the minimum level of TSR performance under the program, which required a TSR percentile ranking of 30th. Accordingly, our Compensation Committee determined that none of the target TSR performance-based DSUs had satisfied the performance criteria and, as a result, all of the 2010 target units awarded to our executives, including our NEOs, were cancelled.

  •
  2012 Target FCF Performance-Based DSUs Were Achieved at 130%.  Under our 2012 Free Cash Flow Performance Share Program (FCF PSP), Company performance-based DSUs could be earned (if at all) based on our adjusted free cash flow measured against our internal financial plan over a one-year performance period ending December 31, 2012, subject to service-based vesting over a three-year period (inclusive of the performance period). Our adjusted free cash flow performance percentile was 115% relative to plan. Accordingly, our Compensation Committee determined that 130% of the target FCF performance-based DSUs had satisfied the performance criteria under the program. As a result and so long as the individual service criteria is also satisfied, that number of shares of our common stock will be delivered to our executives, including our NEOs, on or about December 31, 2014 in settlement of their 2012 target unit awards.

Pay for Performance

        General Overview.    Our executive compensation philosophy is to provide appropriate competitive compensation opportunities to our executives with actual pay outcomes heavily influenced by achievement of Company and individual performance targets in support of our business strategy and creation of long-term stockholder value.

        CEO's Realizable TDC Aligns with Company Performance.    The following chart shows the value of the primary elements of total direct compensation (TDC), consisting of base salary and annual short- and long-term incentives, for our Chief Executive Officer in 2012 (i) at "target" opportunity as considered by our Compensation Committee; (ii) as disclosed in our Summary Compensation Table; and (iii) as "realizable" at December 31, 2012. These values were calculated using the 2012 base salary, annual equity incentives, and Annual Bonus Plan award amounts for Mr. Mahoney as set forth in the footnotes to the chart below, and do not include the value of the promotional cash bonus provided to him in November 2011 pursuant to his offer letter.

(1)
In 2012, Mr. Capello's base salary increased 1.5% from 2011 in connection with his expanded responsibilities to include business development.

(1)
The "Target" column of the chart reflects the value of the primary elements of 2012 TDC opportunity for Mr. Mahoney considered by the Compensation Committee as follows: (i) the annual equity awards granted in February 2012, with stock options valued per the Black-Scholes valuation model described in the footnotes to the Summary Compensation Table and with both service-based DSUs and Company performance-based DSUs valued at target (using the number of target units awarded multiplied by the closing price of our common stock on the date of grant); (ii) the target Annual Bonus Plan award; and (iii) the annual base salary effective in February 2012.

(2)
The "Summary Compensation Table" column of the chart reflects the value of the primary elements of 2012 TDC for Mr. Mahoney as reflected in the Summary Compensation Table as follows: (i) the annual equity awards, with the value of each award determined in accordance with FASB ASC Topic 718, as described in the footnotes to the Summary Compensation Table; (ii) the actual Annual Bonus Plan award payment made for 2012; and (iii) the annual base salary paid in 2012.

(3)
The "Realizable" column of the chart reflects the value of the primary elements of 2012 TDC for Mr. Mahoney realizable at December 31, 2012 as follows: (i) the annual equity awards granted in February 2012, with stock options valued at $0 as their exercise price was greater than the price of our common stock on December 31, 2012, service-based DSUs valued using the number of units awarded multiplied by the closing price of our common stock on December 31, 2012, TSR performance-based DSUs valued at threshold as a result of the Company's below-threshold TSR performance in 2012 (using the threshold number of units multiplied by the closing price of our common stock on December 31, 2012), and the FCF performance-based DSUs valued using 130% of the target FCF performance-based DSUs awarded in February 2012 (using the actual percentage of target units that had satisfied the performance criteria under the program multiplied by the closing price of our common stock on December 31, 2012); (ii) the actual Annual Bonus Plan award payment made for 2012; and (iii) the annual base salary paid in 2012.

        We believe that the significant decrease in our Chief Executive Officer's "realizable" TDC at December 31, 2012 aligns with the Company's 2012 performance and illustrates that a significant portion of such compensation is "at risk," providing true "pay for performance."

        A Significant Portion of our NEOs' 2012 Target TDC is At-Risk, Performance-Based Compensation.    Our Compensation Committee ties a significant portion of the primary elements of our executives' target TDC to at-risk, performance-based incentive opportunities. For 2012, 83% of the target value of the primary elements of TDC for our NEOs as a group consisted of performance-based incentive compensation, which was comprised of:

  •
  16% Short-Term Cash Incentive Awards — with (i) funding of the Company-wide Total Bonus Pool tied to Company performance measured against adjusted EPS and SFX net sales performance metric targets; (ii) allocation of the Total Bonus Pool, as funded, based on regional, business and functional performance measured against their respective financial and/or operational performance metric targets; and (iii) actual payout tied to each individual's performance; and

  •
  67% Long-Term Equity Incentive Awards — with mix of opportunity comprised of (i) 25% target TSR performance-based DSUs, a percentage of which may be earned (if at all) based on our TSR relative to that of the other companies in the S&P 500 Healthcare Index over a three-year performance period; (ii) 25% target FCF performance-based DSUs, a percentage of which may be earned (if at all) based on our adjusted free cash flow measured against our internal financial plan over a one-year performance period and subject to service-based vesting over a three-year period (inclusive of the performance period); (iii) 25% stock options, with ultimate value (if any) tied to the performance of our stock price; and (iv) 25% service-based DSUs, with ultimate value tied to the performance of our stock price.

        The percentages above were calculated using the 2012 base salary, target equity values and target Annual Bonus Plan award amounts for our NEOs set forth in the footnote to the chart below. The allocation of the target value of the primary elements of TDC for each of our NEOs in 2012 was as follows:

(1)
The chart reflects the value of the primary elements of 2012 TDC opportunity as considered by the Compensation Committee as follows: (i) the annual equity awards granted to our NEOs in February 2012, with stock options valued per the Black-Scholes valuation model described in the footnotes to the Summary Compensation Table and with both service-based DSUs and Company performance-based DSUs valued at target (using the number of actual and target units, respectively, awarded multiplied by the closing price of our common stock on the date of grant); (ii) the target Annual Bonus Plan award; and (iii) the annual base salary effective in February 2012. The chart does not include (x) the one-time equity awards granted in February 2012 to certain of our NEOs as consideration for termination of the Company's historic executive allowance program, (y) the new hire inducement equity awards granted to Mr. Bose in January 2012 pursuant to his offer letter, and (z) the promotional cash bonus provided to Mr. Mahoney in November 2012 pursuant to his offer letter.

        We believe our emphasis on at-risk, performance-based incentive compensation — consisting of our Annual Bonus Plan awards and long-term equity awards — aligns our executives with our business strategy and the short- and long-term interests of our stockholders, providing true "pay for performance" and putting a significant portion of our executives' pay "at risk."

Recent Changes to Our Executive Compensation Program to Further Align Pay and Performance

        Our Compensation Committee evaluates executive compensation best practices and makes modifications to our compensation program that it determines appropriate to support our executive compensation philosophy. The following are some of the key recent changes to our compensation program:

  •
  In order to reinforce the concept of "pay for performance," for 2012 our Compensation Committee adjusted the mix of equity award opportunities for our executives by increasing the percentage of Company performance-based DSUs under our Long-Term Incentive Program (LTI Program) from 25% to 50% (thereby decreasing the percentage of stock options from 50% to 25%), as follows:

  °
  25% target FCF performance-based DSUs, a percentage of which may be earned (if at all) based on our adjusted free cash flow over a one-year performance period measured against our internal financial plan for the same period, and subject to service-based vesting over a three-year period (inclusive of the performance period).

  °
  25% target TSR performance-based DSUs, a percentage of which may be earned (if at all) based on our TSR relative to that of other companies in the S&P 500 Healthcare Index over a three-year performance period.

  •
  In order to reinforce the concept of "pay for performance," for 2012 our Compensation Committee amended the design of our Annual Bonus Plan, notably by:

  °
  Having a single Company-wide Total Bonus Pool that is funded by our performance measured against Company-level adjusted EPS and SFX net sales performance metric targets, thereby reinforcing the importance of the Company's performance as a whole (which reflects the performance of our regions, businesses and functions).

    °
    Capping the funding of the Total Bonus Pool at 95% in the event that the Company's SFX net sales are below 95% of target, thereby reinforcing the importance of "top line" growth.

    °
    Allocating the Total Bonus Pool, as funded, to each participating regional, business and functional unit based on that unit's relative performance measured against operational and/or financial performance metrics, thereby incentivizing and rewarding each unit's contributions.

    °
    Having the ultimate amount of an employee's funded Annual Bonus Plan award heavily influenced by the employee's performance as determined under our annual performance, development and coaching (PDC) process, thereby incentivizing and rewarding each employee's individual performance contributions.

Executive Compensation Program Best Practices

        Our Compensation Committee believes that a strong foundation for our compensation program is necessary to effectively execute our executive compensation philosophy. The following are the key aspects of executive compensation best practices that serve as a foundation for our compensation program:

  •
  Mix of short- and long-term incentive compensation, with an emphasis on long-term compensation.

  •
  Mix of fixed and variable compensation, with an emphasis on variable, at-risk performance-based compensation.

  •
  No tax gross-ups (except on relocation benefits available to all employees eligible therefor).

  •
  Requiring both a change in control and termination without cause or for good reason, commonly referred to as a "double-trigger," for cash payments and accelerated vesting of post-2009 equity awards where the surviving or acquiring entity substitutes or assumes outstanding equity awards.

  •
  Hedging and pledging prohibition.

  •
  Stock ownership guidelines for our executives and directors.

  •
  Recovery, commonly referred to as a "claw-back," of certain amounts of incentive compensation awards.

  •
  Use of internal pay equity analysis.

  •
  Use of peer group company comparative analysis.

  •
  Independent compensation consultant reporting directly to the Compensation Committee.

  •
  Risk assessment of incentive compensation policies and programs.

Consideration of 2012 Stockholder Advisory Vote on Executive Compensation

        At our 2012 Annual Meeting of Stockholders we asked our stockholders to vote, on an advisory basis, on the 2011 compensation of our then named executive officers as disclosed in our 2012 Proxy Statement, commonly referred to as a "say-on-pay" advisory vote. Our stockholders approved the compensation of our then named executive officers with approximately 71% of the votes cast voting in favor of the matter. In connection with its review of our compensation program against our executive compensation philosophy and business objectives, our Compensation Committee took into consideration the results of the say-on-pay advisory vote as well as feedback the Company received on the matter from its outreach to stockholders comprising over 50% of our outstanding shares of common stock. Our Compensation Committee also took into consideration the modifications it had already made to our 2012 compensation programs, discussed above, in support of our executive compensation philosophy and best practices at the time of our say-on-pay advisory vote. As a result, our Compensation Committee concluded that it would retain our compensation program's emphasis on at-risk, performance-based incentive compensation as modified in early 2012.

How We Determine Executive Compensation

Executive Compensation Philosophy and Objectives

        Our executive compensation philosophy is to provide appropriate competitive compensation opportunities to our executives with actual pay outcomes heavily influenced by achievement of Company, business and individual performance targets/objectives in support of our business strategy and creation of long-term stockholder value. The core objectives of our compensation program are to:

  •
  Attract, retain, and engage top talent.

  •
  Reinforce our culture of quality.

  •
  Align management's interests with the long-term interests of our stockholders.

  •
  Incent achievement of key Company, business and individual targets/objectives to support our business strategy.

  •
  Appropriately manage compensation risk in light of our business strategy.

        Our Compensation Committee evaluates executive compensation best practices and makes modifications to our compensation program that it determines appropriate to support our executive compensation philosophy.

Competitive Market Analysis

        In order to facilitate an understanding of trends and comparative practices in executive compensation generally and with respect to the specific levels and mix of target compensation opportunities provided to our executives as well as program design in the market within which we compete for top talent, our Compensation Committee considers executive compensation comparative data of our peer group companies. The companies in our peer group (i) are in two Global Industry Classification Standard (GICS) Industry Groups, which include companies generally focused on a comparable industry (customer base and product offerings) such as pharmaceuticals, biotechnology & life sciences and healthcare equipment & services companies, and (ii) generally have a comparable size (0.5x to 2x) in relation to one or both of our revenue and market capitalization. Additional characteristics of our peer group companies may include being listed in three or more of our peer companies' peer groups and being in our GICS Sub-Industry (healthcare equipment).

        Our Compensation Committee reviews the composition and appropriateness of our peer group companies for executive compensation comparative purposes annually. Following a review in February 2012, our Compensation Committee removed Abbott Laboratories, which only met one of the four characteristics discussed above and had revenue and market capitalization that well exceeded the stated ranges, from our peer group and replaced it with Edwards Lifesciences, which met three of the four characteristics discussed above. Our 2012 peer group companies (reflecting this change) are listed below:

• Allergan, Inc.	• C.R. Bard	• St. Jude Medical, Inc.
• Baxter International Inc.	• Edwards Lifesciences	• Stryker Corporation
• Becton, Dickinson and Company	• Hospira, Inc.	• Thermo Fisher Scientific, Inc.
• CareFusion Corp	• Medtronic, Inc.	• Zimmer Holdings, Inc.
• Covidien Ltd.

        For 2012, general industry survey data, adjusted to incorporate a premium for the medical device industry, were used for executive compensation comparative purposes for positions where sufficient peer group proxy data was not available.

Internal Pay Equity and Other Considerations

        Our Compensation Committee considers each executive's TDC opportunity compared to that of our other executives as well as the economic and retentive value of prior equity awards received by our executives in determining their current and future compensation.

Risk Considerations

        Our Compensation Committee considers whether our executive compensation program is appropriately aligned with business risk, examining the potential effects that elements of our executive compensation program may have on business risk, including among other things, the mix of fixed and variable compensation; the mix of short- and long-term compensation; the mix of long-term equity incentives; performance metric mix, weighting, measurement, and payout timing, discretion and caps on short-term incentives; award size, vesting schedules and performance and other terms of long-term equity incentives; and other incentive opportunities and their features. Our Compensation Committee also considers mitigating design elements, including among other things, our recovery of short-term incentive awards policy and other recovery and forfeiture provisions relating to incentive compensation awards and other benefits, executive stock ownership guidelines, and hedging/pledging prohibition. For more details on these policies and guidelines, please see "Recovery of Incentive Compensation Awards Policy and Provisions," "Executive Stock Ownership Guidelines" and "Prohibition on Hedging and Pledging Policy" on page 56. For more information about our assessment of compensation policies and practices as they relate to our risk management, please see "Risk Assessment of our Compensation Programs" on page 58.

Performance Considerations

        We utilize a PDC process to help guide individual development and performance discussions and assess annual performance. With respect to each of our executives that report directly to him, our Chief Executive Officer conducts their annual PDC reviews, presents their performance results and makes related compensation recommendations for them to our Compensation Committee for its consideration. Our Compensation Committee sets our Chief Executive Officer's performance objectives and oversees the evaluation of our Chief Executive Officer's performance in relation to those objectives. For 2012, the overall performance of our executives, including our NEOs (other than our Chief Executive Officer), was rated on a 4-point scale consisting of "outstanding," "exceeds expectations," "achieves expectations" and "needs improvement." These performance achievement indicators, among the other considerations discussed in this discussion and analysis, influence our executives' base salary, the individual component of their Annual Bonus Plan award and, as indicia of future performance potential, their long-term equity incentive awards.

Chief Executive Officer and Compensation Committee Judgment

        The application of Chief Executive Officer and Compensation Committee judgment is an important factor in setting and determining executive pay. We do not employ a purely formulaic approach to our executive compensation program. While target market guidelines and individual target TDC, financial and operational metric targets, individual performance objectives and funding formulas are established in advance, Company and individual performance and other considerations such as budgets, costs to the Company, our quality objectives, changes in executive roles or responsibilities, current economic conditions as well as the other considerations discussed in this discussion and analysis, permit discretion. For example, while the funding formula tied to Company-level financial performance metric targets are set in advance under our Annual Bonus Plan, our Compensation Committee is able to reduce the Total Bonus Pool funding percentage (to not less than 50%) based on its assessment of the Company's progress toward achievement of our quality objectives.

Participants in the Compensation Process

        Our Compensation Committee bears principal responsibility for, among other things, structuring our executive compensation program and making individual executive compensation determinations. To help facilitate informed determinations with respect to their responsibilities, our Compensation Committee engages an independent compensation consultant, Frederic W. Cook & Co. (Cook & Co.), which serves at the direction and under the supervision of our Compensation Committee. For further information about our Compensation Committee and its composition, processes and responsibilities and about the services provided by Cook & Co., please see the Meetings and Board Committees section titled "Executive Compensation and

Human Resources Committee" beginning on page 20. Cook & Co. and certain members of management support our Compensation Committee with respect to the following, among other things:

Frederic W. Cook & Co. (independent compensation consultants)

•

Expertise-based advice, research and analytical services, including peer group composition and trends and comparative practices in executive compensation, program design and non-employee director compensation.

•

Commentary and/or recommendations as to the foregoing.

•

Participation in Compensation Committee meetings.

Management
Senior Vice President, Human Resources and Total Rewards Management (in consultation with our Chief Executive Officer and other executives, as appropriate)

•

Expertise-based advice, research and analytical services, including on trends and comparative practices in executive compensation and program design.

•

Commentary and/or recommendations as to the foregoing.

•

Participation in Compensation Committee meetings.

Chief Executive Officer and other Executives

•

Individual executive PDC performance reviews for direct reports.

•

Through our Chief Executive Officer, performance assessment for executives (other than the Chief Executive Officer) and recommendations as to payments and adjustments.

•

Participation in Compensation Committee meetings.

Elements of 2012 Executive Compensation

Primary Elements of Total Direct Compensation

        General Overview.    We compensate our executives primarily through total direct compensation, namely in the form of base salary and short- and long-term incentives (the primary elements of TDC). Our TDC is heavily weighted towards variable, at-risk performance-based elements. For 2012, only 17% of the target value of TDC for our NEOs as a group consisted of fixed compensation in the form of base salary, while variable, at-risk performance-based compensation accounted for the remaining 83% of their TDC.(2) The key features and objectives of the primary elements of our NEOs' 2012 TDC are summarized in the table below.

(2)
The value was calculated using the target 2012 base salary, annual equity incentives, and Annual Bonus Plan award amounts for our NEOs as a group as set forth in the footnote to the chart under the Executive Summary section titled "A Significant Portion of our NEOs' 2012 Target TDC is At-Risk, Performance-Based Compensation" beginning on page 38.

TDC Elements	Key Features	Objectives
Base Salary	Fixed annual cash amount, paid at regular intervals.	Provide stable source of income.
Short-Term Incentives — Annual Bonus Plan Awards	Performance-based annual cash incentive opportunity.	Align executive compensation with our business strategy and quality objectives.

Funding of Total Bonus Pool based on Company performance against important financial performance metric targets; allocation of Total Bonus Pool, as funded, based on regional, business and functional performance against their specific financial and/or operational performance metric targets; and actual payout based on individual performance.

Focus talent/organization and reward based on important Company-wide financial measures; specific regional, business or functional unit financial and/or operational measures; and individual performance objectives.

Long-Term Incentives — Equity Awards	Performance-based equity incentive opportunity.	Focus talent/organization on important financial measures and long-term stockholder value.
	Mix of opportunity comprised of: —25% target TSR performance-based DSUs	Reward based on: —Our TSR relative to that of other companies in S&P 500 Healthcare Index
	—25% target FCF performance-based DSUs	—Our adjusted free cash flow measured against our internal financial plan
	—25% Stock Options	—Our stock price
	—25% Service-based DSUs	—Our stock price

        In general, our Compensation Committee targets TDC for our executives at levels consistent with the median market position relative to our peer group companies for comparable positions. While the target market position is an overall guideline, individual target opportunities may vary based on our Compensation Committee's consideration of other factors, including those discussed under "How We Determine Executive Compensation" beginning on page 41. The target value of the primary elements of the TDC (including, for comparison purposes, special, new hire and promotional awards) for our NEOs as a group (other than Mr. Kucheman who retired from our Company effective December 31, 2012) for 2012 generally fell at 84% of the market median. The primary elements of NEO TDC paid for 2012 is discussed below and reported in the Summary Compensation Table on page 59 under the Salary, Stock Awards, Option Awards and Non-Equity Incentive Plan Compensation columns.

Base Salary

        General Overview.    In setting base salaries for our executives, our Compensation Committee generally considers their market position relative to our peer group companies' executives with comparable positions and scope of responsibilities, our annual merit-increase budget, our performance for the prior year, the executive's experience and scope of responsibilities, internal pay equity relative to other executives and the executive's performance as determined under our PDC process.

        No 2012 NEO Base Salary Merit Increases.    In February 2012, as recommended by management our Compensation Committee determined to freeze merit-based salary increases for our executives, including our NEOs, for the year. In making such determination, our Compensation Committee considered the Company's 2011 performance and our Company-wide annual merit-increase budget for 2012. Accordingly, other than Mr. Capello, whose base salary increased 1.5% from 2011 in connection with his expanded responsibilities to include business development, our NEO base salaries did not change from 2011. Their 2012 base salaries (rounded to the nearest thousand) are set forth below:

Name	2012 Base Salary
Michael F. Mahoney	$900,000
Jeffrey D. Capello	$595,000
Supratim Bose(1)	$536,000
Timothy A. Pratt	$612,000
Kenneth J. Pucel	$505,000
William H. Kucheman	$900,000

(1)
Mr. Bose's base salary is expressed in Singapore dollars under his offer letter. For disclosure purposes, the Company converted such amount into U.S. dollars using the December 31, 2012 exchange rate of 0.81883 USD per SGD.

        In October 2011, Mr. Mahoney joined the Company as our President with an annual base salary of $900,000 pursuant to his offer letter and Mr. Kucheman assumed the role of our interim Chief Executive Officer with an annual base salary of $900,000 pursuant to his 2011 offer letter. Mr. Mahoney's offer letter did not contemplate a salary increase in connection with his planned promotion to President and Chief Executive Officer of the Company in November 2012. Accordingly, his salary remained at $900,000 for 2012. Upon stepping down as our interim Chief Executive Officer in November 2012, Mr. Kucheman became our Senior Advisor. The Compensation Committee determined to continue Mr. Kucheman's base salary at the same level for the remainder of 2012 after considering, among other things, his experience and existing compensation package as well as his role in our planned Chief Executive Officer transition, including through the end of the year.

Short-Term Incentives

        General Overview.    Our Compensation Committee annually reviews the design of our Annual Bonus Plan to help ensure that the program continues to support our executive compensation philosophy and core compensation program objectives. In finalizing the design for 2012, our Compensation Committee made a number of changes to our Annual Bonus Plan to reinforce the concept of "pay for performance," further align our short-term incentives with important financial and operational measures and the long-term interests of our stockholders, incent and reward individual performance and simplify the plan structure. For a discussion of these changes, please see the Executive Summary section titled "Recent Changes to Our Executive Compensation Program to Further Align Pay and Performance" beginning on page 39.

        Company Performance Funds Total Bonus Pool.    Under the 2012 Annual Bonus Plan, a single Company-wide Total Bonus Pool is funded by the Company's performance measured against important Company-level financial performance metric targets, thereby reinforcing the importance of the Company's performance as a whole (which reflects the performance of our regions, businesses and functions). For 2012, our Compensation Committee selected adjusted EPS and SFX net sales as our Company-level financial performance metrics and set Company performance level targets for those metrics at approximately $0.65 and $7.585 billion, respectively, to coincide with our 2012 internal financial plan. For a description of how we calculate these non-GAAP financial measures as well as a reconciliation of these measures to the most directly comparable GAAP measures and insight into how these non-GAAP measures are considered by management, please see the Additional Information Explaining Summary Compensation and Grants of Plan-Based Awards Tables section titled "2012 Annual Bonus Plan" beginning on page 64 and Annex A, respectively.

        The Total Bonus Pool funding scale for the Company's 2012 performance measured against our 2012 Company-level performance metric targets for adjusted EPS and SFX net sales is set forth in the table below. Each metric has a 50% weighting.

Adjusted EPS and SFX Net Sales (As a Percent to Plan)	Total Bonus Pool Funding Range
<75%	50%
75% to <85%	50% to 70%
85% to <95%	70% to 90%
95% to <105%	90% to 110%
105% to <115%	110% to 130%
115% to 135%+	130% to 150%

        However, in order to reinforce the importance of "top line" growth to the Company, Total Bonus Pool funding is capped at 95% in the event that the Company's SFX net sales are below 95% of target. In addition, our Compensation Committee has the discretion to decrease the Total Bonus Pool funding percentage (to not less than 50%) based on its assessment of the Company's performance relative to our quality objectives. For 2012, our quality objectives related to our compliance environment, quality systems operations and product performance. Our Compensation Committee considers quality objectives to be appropriate in emphasizing our commitment to continually improving and sustaining our quality systems, our quality compliance and product performance, thereby enhancing stockholder value.

        For 2012, based on our adjusted EPS of $0.66 per share and SFX net sales of $7.249 billion, we achieved 99.9% of the target level for adjusted EPS and 95.6% of the target level for SFX net sales. Accordingly, the funding range for our 2012 Total Bonus Pool was between 90% and 110%. In accordance with the terms of the plan and after taking into consideration the Company's overall 2012 performance and its SFX net sales performance relative to the related Total Bonus Pool funding cap threshold, our Chief Executive Officer recommended, and our Compensation Committee approved, funding the 2012 Total Bonus Pool at 95%. Our performance of quality objectives had no impact on the 2012 Total Bonus Pool funding.

        Funded Total Bonus Pool Allocated to Participating Units.    Under the 2012 Annual Bonus Plan, the Total Bonus Pool, as funded, is allocated to each participating regional, business, and functional unit based on that participating unit's performance measured against its operational and/or financial performance metric targets, thereby incentivizing and rewarding each participating unit's performance contributions. For 2012, (i) Mr. Bose, who leads our Asia-Pacific region, received his Annual Bonus Plan award from the allocation of the funded Total Bonus Pool to his region based on that regional unit's performance measured against metrics related to SFX net sales, adjusted operating income, and constant currency growth compared to market to coincide with the region's internal operating plan for the year and (ii) our other NEOs, who support corporate functions, received their Annual Bonus Plan award from the allocation of the funded Total Bonus Pool to corporate based on its performance measured against qualitative performance metrics related to structural and operational efficiency and optimization initiatives, cultural and developmental initiatives, and risk management and growth initiatives. Due to their overall performance measured against their respective performance metrics, the performance percentage for each of the Asia-Pacific regional and corporate participating units was 95%, consistent with the Total Bonus Pool funding level.

        The Company does not disclose the specific targets for business, regional and functional participating units' performance metrics as they are highly confidential and not reported publicly. Disclosing such confidential information would provide competitors and third parties with insight into the Company's internal planning processes that may allow them to predict certain of our business-, region- or functional-specific operational strategies, which could cause us competitive harm. Business and regional unit targets related to SFX net sales, adjusted operating income and constant currency growth compared to market are established in support of Company-wide sales, earnings per share and growth targets based on a range of factors, including growth outlooks for our product portfolio, the competitive environment, our internal budgets, external market economic conditions and market expectations. For example, growth rates implicit in targets for any one business or regional unit may be above or below the growth rates targeted for the entire

Company, due to faster or slower growth in relevant product markets or smaller or larger market shares. These considerations result in business and regional unit targets that are intended to coincide with Company-wide targets in their level of difficulty to achieve and probability for success. Performance targets are set at a level that the Company believes is aggressive enough to inspire top performance but reasonable enough to be achievable through the efficient and diligent execution of their operating plans.

        Individual Target Incentive Award Opportunity.    Each incentive award opportunity under the Annual Bonus Plan is expressed as a percentage of base salary based on the scope of the executive's responsibilities. For 2012, our Compensation Committee maintained the target award opportunities for our NEOs within a range of 60% to 80% of their base salaries (other than Messrs. Mahoney and Kucheman) and maintained the target award opportunities for Messrs. Mahoney and Kucheman at 120% of their base salaries. Other than Mr. Capello, whose target award opportunity percentage increased for 2012 in connection with the expansion of his responsibilities to include business development, our NEOs' target award opportunity percentages did not change from 2011.

        Individual Performance Component.    After year end, individual performance is considered pursuant to the PDC process described in the "Performance Considerations" section on page 42. Based on the performance assessment rating under our annual PDC process, an individual performance percentage from 0% to 200% is applied as a multiplier to an executive's funded Annual Bonus Plan award to determine the actual amount to be paid. As applied to our Annual Bonus Plan for 2012, a rating of (i) "outstanding" generally permits an individual performance percentage of 120% plus, (ii) "exceeds expectations" generally permits an individual performance percentage between 105% and 120%, (iii) "achieves expectations" generally permits an individual performance percentage between 85% and 105%, and (iv) "needs improvement" generally permits an individual performance percentage between 0% and 50%.

        2012 Annual Bonus Plan Awards Paid to Our NEOs.    After funding the Total Bonus Pool based on the Company's performance measured against our Company-level adjusted EPS and SFX net sales performance metric targets, the actual amount of an executive's Annual Bonus Plan award is ultimately determined by (i) multiplying the product of the executive's annual base salary for 2012 and his or her target award percentage by the executive's participating unit's performance percentage, and then (ii) multiplying the result of the foregoing by his or her individual performance percentage, as illustrated by the following:

Annual Base Salary x Target Award Percentage	x	Participating Unit Performance Percentage	x	Individual Performance Percentage	=	Annual Bonus Plan Award

        Details regarding the short-term incentive awards paid to our NEOs under our 2012 Annual Bonus Plan are set forth in the table below.

Name	2012 Target Award	2012 Actual Award	Actual as % of Target
Michael F. Mahoney	$1,080,000	$1,026,000	95%
Jeffrey D. Capello	$476,238	$452,426	95%
Supratim Bose(1)	$321,451	$366,454	114%
Timothy A. Pratt	$489,600	$465,120	95%
Kenneth J. Pucel	$353,500	$369,408	104.5%
William H. Kucheman	$1,080,000	$1,026,000	95%

(1)
For disclosure purposes, Mr. Bose's target award and actual award under of 2012 Annual Bonus Plan have been converted from Singapore dollars to U.S. dollars using the December 31, 2012 exchange rate of 0.81883 USD per SGD.

        Our NEOs supporting corporate functions had performance objectives intended to support Company-wide financial performance objectives, including as applicable with respect to adjusted EPS, SFX net sales and adjusted free cash flow. For 2012, Mr. Mahoney's objectives also included helping to drive business and functional unit performance objectives over which he had responsibility as well as driving the transformation of key global processes and completing a smooth chief executive officer transition. Mr. Mahoney's individual performance percentage was 100% due primarily to his overall performance achieving the high expectations of him as our President for over two-thirds of the year and as our President and Chief Executive Officer for the remainder of the year, with notable performance helping to drive our Endoscopy business to exceed its performance objectives; helping to transform key global processes, including cogent strategic and operating plan development; establishing strategic imperatives and renewed vision, mission and values for the Company; and restoring confidence in the positive direction of the Company. Accordingly, his 2012 Annual Bonus Plan award was 95% of his target award, consistent with the Total Bonus Pool funding level.

        For 2012, Mr. Capello's objectives also included driving functional unit performance objectives over which he had responsibility, namely Finance, Information Systems, Business Development and Corporate Strategy, including cost savings and optimization initiatives, new business development revenue generation, risk management and mitigation, and capital allocation strategy. Mr. Capello's individual performance percentage was 100% due primarily to his overall performance achieving the high expectations of him for 2012, with notable performance in managing our capital allocation strategy; returning the Company to investor grade status with all three rating agencies; and helping the Company to deliver key performance objectives despite our global sales performance. Accordingly, his 2012 Annual Bonus Plan award was 95% of his target award, consistent with the Total Bonus Pool funding level.

        For 2012, Mr. Bose's objectives also included driving business performance objectives for our Asia-Pacific region, driving quality performance and compliance, as well as strengthening the region's organization structure, leadership and capabilities. Mr. Bose's individual performance percentage was 120% due primarily to his outstanding overall performance for 2012, with notable performance building a powerful leadership team in our Asia-Pacific region; driving that region to exceed its performance objectives; and providing strong leadership across the Company. Accordingly, his 2012 Annual Bonus Plan award was 114% of his target award.

        For 2012, Mr. Pratt's objectives also included driving functional unit performance objectives over which he had responsibility, including Legal, Quality, Government Affairs, Healthcare Economics & Reimbursement, Corporate Regulatory, and Corporate Communications, including cost savings and optimization initiatives, legal risk management and mitigation, quality performance and compliance, and global internal and external communications network expansion and capabilities. Mr. Pratt's individual performance percentage was 100% due primarily to his overall performance achieving the high expectations of him for 2012, with notable performance providing strong leadership across the Company; maintaining excellent working relationships with, and the high confidence of, our Board of Directors; and driving a reduction of legal risk exposure. Accordingly, his 2012 Annual Bonus Plan award was 95% of his target award, consistent with the Total Bonus Pool funding level.

        For 2012, Mr. Pucel's objectives also included driving the Global Operations and Technology functional unit performance objectives, including cost savings and optimization initiatives, quality performance and research and development performance-related objectives. Mr. Pucel's individual performance percentage was 110% due primarily to his overall performance exceeding the high expectations of him for 2012, with notable performance in driving his organization to exceed its cost savings objectives; driving favorable savings under our Plant Network Optimization program; and helping to develop and launch our Global Product Life Cycle Process to drive new product research, testing, development and manufacturing in line with corporate- and business-level strategies. Accordingly, his 2012 Annual Bonus Plan award was 104.5% of his target award.

        Mr. Kucheman retired from the Company effective December 31, 2012. Pursuant to the terms of the 2012 Annual Bonus Plan, at the time of his retirement from the Company Mr. Kucheman met the definition of retirement under the plan and was eligible to receive a 2012 Annual Bonus Plan award at his funded target, consistent with the Total Bonus Pool funding level.

Long-Term Incentives

        General Overview.    Our Compensation Committee annually reviews the design of our LTI Program to help ensure that the program continues to support our executive compensation philosophy and core compensation program objectives. In setting the design for 2012 and to further reinforce "pay for performance" and align the interests of our executives and their compensation with important Company financial measures and the long-term interests of our stockholders, our Compensation Committee adjusted the mix of equity award opportunities for our executives by increasing the percentage of Company performance-based DSUs from 25% to 50% (thereby decreasing the percentage of stock options from 50% to 25%).

        In addition to aligning executive compensation with our business strategy and the long-term interests of our stockholders, the key features and objectives of each type of equity vehicle included in the mix of equity awards comprising our NEOs' 2012 long-term equity incentive compensation are summarized in the table below.

Equity Vehicle*	Key Features		Objectives
TSR performance-based DSUs (25%)	TSR performance-based DSUs represent an opportunity to receive shares of our common stock based on our TSR measured against that of the other companies in the S&P 500 Healthcare Index (of which a significant portion of our peer group companies are a part) over a three-year performance period.		Reinforce "pay for performance" by directly linking number of shares earned under the award to our TSR relative to that of industry-related companies.

For the 2012 TSR PSP, the number of target TSR performance-based DSUs as to which the performance criteria could be satisfied would be within a range of 0% to 200% of the target units awarded as follows:

	TSR Performance Percentile Rank	TSR Performance-Based DSUs as a Percent of Target
	90th Percentile or above	200%
	80th Percentile	150%
	50th Percentile	100%
	30th Percentile	40%
	Below 30th Percentile	0%
	If the minimum level of performance is achieved, the number of TSR performance-based DSUs would be calculated linearly in accordance with the chart above.
	These awards typically vest upon satisfaction of both the performance criteria and the service criteria at the end of the three-year performance period.

Equity Vehicle*	Key Features		Objectives
FCF performance-based DSUs (25%)

FCF performance-based DSUs represent an opportunity to receive shares of our common stock based on our adjusted free cash flow over a one-year performance period measured against our internal financial plan for the same period; under the 2012 FCF PSP, the target adjusted free cash flow was $1 billion.
For the 2012 FCF PSP, the number of target FCF performance-based DSUs as to which the performance criteria under the program was satisfied would be within a range of 0% to 150% of the target units awarded as follows:

Align executive compensation opportunity with an important Company financial measure.
Reinforce "pay for performance" by directly linking the number of shares earned under the award to our adjusted free cash flow performance measured against our internal financial plan.

	FCF Performance Percentile Compared to Plan	FCF Performance-Based DSUs as a Percent of Target
	125% or above	150%
	110%	120%
	100%	100%
	90%	80%
	50%	25%
	Less than 50%	0%
	If the minimum level of performance is achieved, the number of FCF performance-based DSUs would be calculated linearly in accordance with the chart above.

These awards typically vest upon satisfaction of both the performance criteria after the end of the one-year performance period and the service criteria after the end of a three-year period (inclusive of the performance period).

Stock options (25%)	Stock options represent the right to purchase shares of our common stock at an exercise price equal to the closing price of our common stock on the date of grant.		Reinforce "pay for performance" by linking the ultimate value of the award to the performance of our stock price.
	These awards typically vest in four equal annual installments.
Service-based DSUs (25%)	Service-based DSUs represent the opportunity to receive shares of our common stock based on the performance of future service.		Reinforce "pay for performance" by linking the ultimate value of the award to the performance of our stock price.
	These awards typically vest in five equal annual installments.		Retain top talent and promote executive long-term share owner perspective in a share-efficient manner.

*
We do not pay dividends on unvested Company performance-based DSUs or service-based DSUs.

        For further discussion of the performance share programs for our Company performance-based DSUs and the equity awards granted pursuant to our Long-Term Incentive Plans (LTIPs) and a description of how we calculate adjusted free cash flow, please see the Additional Information Explaining Summary Compensation and Grants of Plan-Based Awards Tables sections titled "2012 Total Shareholder Return

Performance Share Program" and "2012 Free Cash Flow Performance Share Program" and "2011 Long-Term Incentive Plan," respectively, beginning on page 65.

        2012 Long-Term Incentive Awards for Our NEOs.    In setting long-term incentive award opportunities for our executives, our Compensation Committee generally considers their market position relative to our peer group companies' executives with comparable positions and scope of responsibilities, their experience and scope of responsibilities and, in determining the actual 2012 long-term equity incentive award amounts for our NEOs our Compensation Committee also considered, as indicia of future performance potential, the executive's performance for the prior year determined under our then performance and development review process. In February 2012, our Compensation Committee made long-term equity incentive awards to our NEOs in the following amounts:

	Target FCF Performance-Based DSUs(1)(2)	Target TSR Performance-Based DSUs(1)	Stock Options(1)	Service-Based DSUs(1)
Michael F. Mahoney	286,624	286,624	674,941	286,624
Jeffrey D. Capello	71,656	71,656	168,735	71,656
Supratim Bose	15,924	15,924	37,497	15,924
Timothy A. Pratt	47,771	47,771	112,490	47,771
Kenneth J. Pucel	47,771	47,771	112,490	47,771
William H. Kucheman	119,427	119,427	281,225	119,427

(1)
2012 Company performance-based DSUs, stock options and service-based DSUs were granted as of February 27, 2012; stock options had an exercise price of $6.28 per share (the closing price of our common stock on the date of grant).

(2)
As a result of our adjusted free cash flow performance percentile for the one-year performance period ending December 31, 2012 achieving 115% relative to our 2012 internal financial performance plan, 130% of the 2012 target FCF performance-based DSUs listed in this column met the performance criteria. The number of shares of our common stock to be delivered or otherwise made available to our NEOs in settlement thereof after satisfaction of individual service criteria is discussed below under the section titled "Company Performance-Based DSUs — Results for Performance Periods Ending December 31, 2012."

        Company Performance-Based DSUs — Results for Performance Periods Ending December 31, 2012.    In February 2013, our Compensation Committee determined the number of target TSR performance-based DSUs as to which the performance criteria have been satisfied under our 2010 TSR PSP and the number of target FCF performance-based DSUs as to which the performance criteria have been satisfied under our 2012 FCF PSP.

        Under the 2010 TSR PSP, our TSR performance percentile rank of 52nd relative to that of the other companies in the S&P 500 Healthcare Industry Index over the three-year performance period ending December 31, 2012 did not meet the minimum level of TSR performance percentile rank of 30th under the program. Accordingly, our Compensation Committee determined that pursuant to the terms of the 2010 TSR PSP, none of the target TSR performance-based DSUs had satisfied the performance criteria under the program and, as a result, all of the target TSR performance-based DSUs awarded to our executives in 2010 were cancelled. The following number of target TSR performance-based DSUs awarded to our NEOs in 2010 (other than Messrs. Mahoney and Bose who were not employees of the Company at that time) were cancelled: (i) 25,304 target units for Mr. Capello having a grant date value of $187,503 and 40,323 target units for Mr. Capello having a grant date value of $312,503; (ii) 42,173 target units for Mr. Pratt having a grant date value of $312,502; (iii) 33,738 target units for Mr. Pucel having a grant date value of $249,999; and (iv) 67,476 target units for Mr. Kucheman having a grant date value of $499,997. The grant date values of cancelled target units reflect the number of target units granted multiplied by the closing price of our common stock on the date of grant.

        Under the 2012 FCF PSP, our adjusted free cash flow performance percentile over the one-year performance period ending December 31, 2012 was 115% relative to our 2012 internal financial performance plan. Accordingly, our Compensation Committee determined that pursuant to the terms of the 2012 FCF PSP, 130% of the target FCF performance-based DSUs had satisfied the performance criteria under the program. As a result and so long as the individual service criteria is also satisfied, the following number of shares of our common stock will be delivered to our NEOs (other than Mr. Kucheman who retired from the Company effective December 31, 2012) on or about December 31, 2014 in settlement of the 2012 target units awarded to them: (i) 372,611 shares for Mr. Mahoney; (ii) 93,152 shares for Mr. Capello; (iii) 20,701 shares for Mr. Bose; (iv) 62,102 shares for Mr. Pratt; and (v) 62,102 shares for Mr. Pucel.

        Impact of Mr. Kucheman's Retirement on his Long-Term Equity Incentive Awards.    In accordance with the terms of his award agreements, Mr. Kucheman's retirement triggered the accelerated vesting of (i) all of his outstanding stock options (including 281,225 stock options granted in 2012); (ii) all of his outstanding service-based DSUs (including 131,370 service-based DSUs granted in 2012); and (iii) 51,751 of the FCF performance-based DSUs, representing one-third of the 130% of his target units that had satisfied the performance criteria under the 2012 FCF PSP (the remaining two-thirds of such units were forfeited in connection with his retirement, as the required individual service criteria was not met). In addition, all of his TSR performance-based DSUs, including those awarded under the 2012 TSR PSP, were forfeited in connection with his retirement, as none of such target units had satisfied the performance criteria under the programs.

Other Awards and Payments

        Pursuant to his offer letter, in January 2012 our Compensation Committee granted Mr. Bose a new hire long-term equity incentive award consisting of 174,672 stock options with an exercise price of $5.36 per share (the closing price of our common stock on the date of grant) and 74,627 service-based DSUs. In determining the size of his new hire equity award (combined with the new hire cash sign-on bonus paid to Mr. Bose in December 2011 pursuant to his offer letter), our Compensation Committee placed substantial emphasis on the inducement value for Mr. Bose to come out of retirement to become our Executive Vice President and President, Asia-Pacific. Further, pursuant to his offer letter Mr. Bose is eligible to receive an annual transportation allowance, which is expressed in Singapore dollars in his offer letter. Such amount as converted into U.S. dollars using the December 31, 2012 exchange rate of 0.81883 USD per SGD was $58,956. In addition, the Company obtained a corporate-level membership to a club for Mr. Bose's use that the Company generally provides memberships to for its expatriate salaried-employees on assignment in Singapore, which we understand is customary for the region. For 2012 only, the Company also paid monthly maintenance dues and parking fees for a family-level membership to this club for Mr. Bose's business and personal use. Company-paid club memberships and related dues and fees for Mr. Bose in 2012 are reported in the footnotes to the Summary Compensation Table beginning on page 59.

        In June 2011 we froze a historic executive allowance program (under which we had provided a fixed cash allowance to our executives in lieu of providing specific perquisites) to new participants and terminated the program effective December 31, 2011. As consideration for our termination of the program, in February 2012 our Compensation Committee granted 11,943 service-based DSUs (representing three times the historic annual fixed cash allowance for executives on the date of grant) to those of our executives, including certain of our NEOs, who participated in the program at its termination and who signed an acknowledgment of its termination. As the program was frozen for new participants at the time Messrs. Mahoney and Bose joined the Company, they were not eligible for the grant.

        Pursuant to his offer letter, in November 2012 we provided Mr. Mahoney with a lump sum cash bonus of $750,000 in connection with his promotion to President and Chief Executive Officer of the Company, which he is required to remit back to the Company in the event he voluntarily terminates his employment with the Company prior to the first anniversary of his promotion date.

Primary Elements of Indirect Executive Compensation

        General Overview.    We also compensate our executives, including our NEOs, using indirect compensation, namely in the form of benefits and limited perquisites. Generally, our benefits and perquisites are targeted to be competitive relative to our peer group companies. The primary elements of and objectives for our NEOs' 2012 indirect compensation are summarized below.

        General Employee Benefits.    We provide employee benefits to eligible employees, including our NEOs, to promote personal health and wellbeing and to provide certain financial security and protection upon retirement or in the event of death, disability or illness. As U.S.-based employees, our NEOs (other than Mr. Bose) are eligible to receive employee benefits under our U.S. employee benefits program, which consists of the following key elements that are generally the same as those provided to our other U.S. salaried employees: (i) health and welfare benefits based primarily on a preferred provider model with executives sharing approximately 20% of the cost; (ii) Company-paid term life insurance policies which provide a benefit equal to base salary, with a minimum benefit of $50,000 and a maximum benefit of up to $1 million payable upon death; and (iii) a qualified 401(k) retirement plan with a Company match of 6% of eligible salary up to $250,000 in 2012 resulting in a maximum possible match of $15,000. As a Singapore-based employee, Mr. Bose is eligible to receive employee benefits under our Singapore employee benefits program (rather than the U.S. employee benefits program described above), which consists of the following key elements that are generally the same as those provided to our other Singapore-based salaried employees: (i) health and welfare benefits and (ii) Company-paid term life insurance policies, which provide a benefit of 24 times Mr. Bose's monthly basic salary rate payable upon death. In addition, as a Singapore-based executive, Mr. Bose is eligible to receive Company-paid business related-parking. Company-paid term life insurance premium amounts (and related imputed income), Company-paid business related-parking and Company matches of 401(k) plan contributions for our NEOs in 2012 are reported in the footnotes to the Summary Compensation Table beginning on page 59.

        Deferred Compensation Programs.    We maintain a Deferred Bonus Plan for certain of our management, including our NEOs, in order to provide them with the opportunity to defer up to 75% of their annual award under our Annual Bonus Plan until the earlier of termination of employment or an elected distribution date. None of our NEOs deferred any portion of their Annual Bonus Plan award under the Deferred Bonus Plan in 2012. For additional discussion of the Deferred Bonus Plan, please see the narrative to the Nonqualified Deferred Compensation table on page 76. Historically, the Company maintained a Deferred Compensation Option Program (the Option Program) for certain of our management, including certain of our NEOs, to provide them with the opportunity to defer up to 50% of their annual bonus award in exchange for an option, with 75% of the initial value representing the participant's deferred bonus and the remaining 25% representing the initial exercise price of the option, which was contributed by the Company. We froze the Option Program to new participants and contributions in 2005. Aggregate gains made upon exercise of an option in 2012 under the Option Program for our NEOs are reported in the Nonqualified Deferred Compensation table on page 77; for additional discussion of the Option Program, please see the narrative to the Nonqualified Deferred Compensation table on page 76.

        Global Relocation Program.    We provide tiered relocation benefits under our global relocation program to eligible employees, including our NEOs, who we request to move in connection with their current position or a promotion and for eligible new hires we require to move in connection with accepting a position with us. Our objectives in providing global relocation benefits are to attract and redeploy top talent. We provide "tax gross-ups" on applicable relocation benefits provided under our global relocation program as we believe that this benefit is integral to the Company's ability to attract and retain employees whose skill or knowledge enhance the Company's competitive position. The U.S. executive tier of the program covers reasonable expenses associated with the move and certain relocation services to minimize the inconvenience and cost of moving, including as applicable, lump sum payments for temporary living, home search and miscellaneous expenses; new home search assistance; departure area home sales assistance; reimbursement of duplicative housing costs; moving household goods; reimbursement of final trip expenses to the new area; spousal/partner career assistance; and cost of living allowance for increases of at least eight percent in the cost of living from the previous residence location, paid as taxable income over four years in decreasing percentages. Under our global relocation program, participants are generally required to sign a reimbursement agreement that requires them to pay back expenses incurred by the Company for their relocation in the event that they voluntarily terminate their employment or are terminated for "cause" at a rate of 100% for termination within one year of the date on which payments were first made and 50% for termination within two years of the date on which payments were first made.

        In addition to being eligible for the executive tier of our global relocation program, which in the ordinary course our Compensation Committee extended through the end of October 2014 to accommodate the timing of our planned relocation of the Company's headquarters in 2014, pursuant to his offer letter we provided Mr. Mahoney with temporary housing in the Boston area prior to his promotion to President and Chief Executive Officer of the Company in November 2012. Mr. Mahoney signed a reimbursement agreement as a condition to his receipt of relocation benefits under his offer letter. NEO relocation benefits for 2012, including the temporary housing benefits for Mr. Mahoney, are included in the footnotes to the Summary Compensation Table beginning on page 59.

        Personal Use of Aircraft.    Pursuant to Mr. Mahoney's offer letter, he is permitted reasonable personal use of our corporate aircraft up to $100,000 per annum in aggregate incremental cost to the Company. Pursuant to Mr. Kucheman's 2011 offer letter, he was permitted reasonable personal use of our corporate aircraft up to $100,000 per annum in aggregate incremental cost to the Company while he served as our interim Chief Executive Officer. For 2012, Mr. Kucheman elected to forgo his personal use of our aircraft and instead, at his recommendation, the Company elected to provide Veterans Airlift Command, a non-profit organization, with the ability to use our aircraft up to Mr.'s Kucheman's annual cap to provide free air transportation to wounded veterans and their families for medical and other compassionate purposes. Our other executives are only permitted limited personal use of our corporate aircraft with prior approval. We do not provide gross-up payments to our executives in connection with their personal use of our corporate aircraft. The aggregate incremental cost to the Company (and disallowed tax deductions of the Company) for our NEOs' personal use of our corporate aircraft in 2012 is included in the footnotes to our Summary Compensation Table beginning on page 59.

Our Post-Employment and Change in Control Arrangements

Primary Elements of Post-Employment and Change in Control Arrangements

        General Overview.    We provide post-employment and change in control payments and benefits to our executives under certain circumstances. We believe that offering our executives these payments and benefits facilitates the operation of our business, allows them to better focus their time, attention and capabilities on our business, and assists the Company in recruiting and retaining key executives. The primary elements of and objectives for our NEOs' 2012 post-employment and change in control agreements are summarized below.

        Executive Retirement Plan.    Our executives are eligible to participate in our Executive Retirement Plan. The objectives of our Executive Retirement Plan are to provide a clear and consistent approach to managing retirement-eligible executive departures with a standard, mutually understood separation and post-employment relationship. The Executive Retirement Plan provides retiring executives with a lump sum benefit of 2.5 months of salary for each completed year of service, up to a maximum of 36 months' pay. The amount is payable in the first payroll period after the last day of the six-month period following retirement. Receipt of payment is conditioned upon the retiring executive entering into an agreement with the Company that includes a release of claims and customary non-disclosure, non-competition, non-solicitation and non-disparagement clauses in favor of the Company. To be eligible for benefits under the Executive Retirement Plan, an executive's age plus his or her years of service with the Company must total at least 65 years (provided that the executive is at least 55 years old and has been with the Company for at least five years). For further discussion of our Executive Retirement Plan, please see the narrative to our Pension Benefits table on page 75.

        At the time of Mr. Kucheman's retirement from the Company on December 31, 2012, he was eligible for benefits under our Executive Retirement Plan as he met the definition of retirement under that plan. Pursuant to the terms of the Executive Retirement Plan, Mr. Kucheman is entitled to receive a lump sum cash payment of $2,700,000 in July 2013 (the first payroll period after the last day of the six-month period following his retirement). We entered into a Retirement Agreement with Mr. Kucheman to memorialize the payments and benefits he was entitled to as a result of his retirement pursuant to various Company plans and award agreements and, as required by our Executive Retirement Plan, to obtain a release of claims and customary non-disclosure, non-competition, non-solicitation and non-disparagement clauses in favor of the Company. For further discussion of the amounts paid or payable to Mr. Kucheman in connection with his retirement from the Company pursuant to various Company plans and award agreements, see the footnotes to our Summary Compensation Table beginning on page 59; the narrative and footnotes to the Pension Benefits table beginning on page 75; and the narrative and footnotes to the Potential Payments Upon Termination or Change in Control tables beginning on page 78.

        Severance Plans.    We maintain severance plans for eligible employees, including certain of our NEOs, under which participants are entitled to receive certain severance payments, subsidized COBRA health benefits and dental benefits for specified periods of time based on position level and classification and completed years of service to the Company and to receive outplacement services in the event of certain involuntary terminations. The payment of severance benefits under the plans is subject to the Company's receipt of a release of claims. Executives, including certain of our NEOs, who are eligible to receive payments under our Executive Retirement Plan or a Change in Control Agreement are not also eligible to receive payments and benefits under our severance plans. For further discussion of our severance plans, please see the Potential Payments Upon Termination or Change in Control section titled "Severance Plans" beginning on page 80.

        Consulting Arrangement.    In connection with his retirement from the Company on December 31, 2012, we entered into a consulting agreement with Mr. Kucheman. Our Compensation Committee approved the consulting arrangement to help ensure a smooth executive transition, including prudent transfer of business knowledge, advisory guidance to certain businesses, evaluation of new business opportunities, provision of strategic consulting to the Chief Executive Officer as well as representing the Company at conferences and meetings in Asia-Pacific regions, as needed. The Consulting Agreement provides that for a period of up to one year, we will pay Mr. Kucheman for consulting services at a rate of $4,500 per day, or $2,250 per half day, not to exceed a maximum of fifty-two days during the term of the agreement. The agreement also provides for the reimbursement of necessary and reasonable expenses, including travel expenses, and includes other terms and conditions, such as standard confidentiality provisions, customary for agreements of this nature.

        Change in Control Agreements.    We provide Change in Control Agreements to our executives, including our NEOs, and other key employees. The possibility of a change in control and the uncertainty that it may raise among our executives as to their continued employment after or in connection with a change in control may result in their departure or distraction. Our objective in providing Change in Control Agreements is to retain and encourage the continued attention and dedication of our executives during a potentially critical time, even if they fear that their position will be eliminated after or in connection with the change in control. Our Change in Control Agreements require both a change in control and termination without cause or resignation for good reason within two years after the change in control event, commonly referred to as a "double-trigger," for cash payments to be made under the agreement and vesting to be accelerated under the agreement for equity awards granted after 2009 where the surviving or acquiring entity substitutes or assumes outstanding equity awards. Our Change in Control Agreements include a release of claims as well as customary non-disclosure and non-solicitation clauses in favor of the Company. Executives, including our NEOs, who are eligible to receive payments under our Change in Control Agreements are not also eligible to receive payments and benefits under our Executive Retirement Plan or our severance plans. For further discussion of our Change in Control Agreements, please see the Potential Payments Upon Termination or Change in Control section titled "Change in Control Agreements" beginning on page 78. Potential payments to our NEOs under our Change in Control Agreements are included in the Potential Payments Upon Termination or Change in Control tables beginning on page 82.

        Other Plans and Arrangements Pursuant to Which a Change in Control and/or Termination of Employment Trigger Payments or Benefits.    For a discussion of our other plans and arrangements under which a change in control and/or termination of employment triggers payments or benefits, please see the narrative to the Potential Payments Upon Termination or Change in Control tables beginning on page 78. Potential payments to our NEOs in 2012 under such plans or arrangements are included in the Potential Payments upon Termination or Change in Control tables beginning on page 82.

Recovery of Incentive Compensation Awards Policy and Provisions

        Our Compensation Committee adopted a policy regarding the recovery or adjustment of short-term incentive awards in the event relevant Company performance measures are restated in a manner that would have reduced the size of a previously granted award. Effective for such awards made on or after February 20, 2007 (the date the policy was adopted), to the extent permitted by applicable law, the Board will seek reimbursement of short-term incentive awards paid to any executive in the event of a restatement of the Company's financial results that would have reduced the size of a previously granted award. In that event, we will seek to recover the amounts of the short-term incentive award paid to the executives that are in excess of the amounts that would have been awarded based on the restated financial results. Our Compensation Committee monitors regulatory developments with respect to applicable executive compensation recovery policies required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, and it expects to consider such changes to the Company's current recovery policy as are necessary to comply with final rules (and related guidance, if any) to be issued by the SEC in accordance with such Act.

        In addition, at its next regularly scheduled meeting our Compensation Committee expects to consider a policy regarding the recovery of certain short- and long-term incentive compensation awards in the event of executive misconduct or gross dereliction of duty that resulted in a material violation of Company policy and caused significant harm to the Company consistent with the tenants of such a policy that received support from members of the Company's senior management.

        For a discussion of other recovery and forfeiture provisions relating to incentive compensation awards and other benefits provided to our executives, please see the section titled "Global Relocation Program" above beginning on page 53, a discussion of our Executive Retirement Plan in the narrative to our Pension Benefits table on page 75, and the Additional Information Explaining Summary Compensation and Grants of Plan-Based Awards Tables sections titled "2012 Total Shareholder Return Performance Share Program," "2012 Free Cash Flow Performance Share Program" and "2011 Long-Term Incentive Plan," beginning on page 65.

Executive Stock Ownership Guidelines

        Our executives are required to have a significant personal investment in the Company through their ownership of shares of our common stock. The Board has adopted minimum stock ownership guidelines for executives, including our NEOs, in the following amounts:

  •
  Chief Executive Officer: 240,000 shares
  •
  Executive Vice Presidents: 75,000 shares
  •
  Senior Vice Presidents: 20,000 shares

        Each executive is expected to attain his or her ownership target within five years after such individual becomes an executive. All of our executives either currently meet our executive stock ownership guidelines or we expect that they will meet them within five years after becoming an executive. The Nominating and Governance Committee monitors compliance with these guidelines on an annual basis.

Prohibition on Hedging and Pledging Policy

        Our executives, including our NEOs, are prohibited from speculating in the Company's securities, engaging in transactions designed to "hedge" the value of our common stock and pledging their common stock as collateral for a loan. Executives appointed after December 31, 2010 must unwind pre-existing hedging or pledging arrangements within nine months of their appointment. Any pre-existing hedging or pledging arrangements of such executives will be disclosed at the time of their appointment in the Company's Form 8-K that discloses the appointment.

No Tax Gross-Ups (other than for Relocation Benefits)

        In 2009, the Company eliminated tax gross-ups for its executives except for relocation benefits, which the Compensation Committee retained because the benefit generally applies to all employees eligible to receive relocation benefits, including our executives, and the Compensation Committee believes it is integral to the Company's ability to attract and redeploy employees whose skill or knowledge enhance the Company's competitive position.

Our Equity Award Grant Policy and Practices

        Under our Equity Award Grant Policy, grants of equity awards to our executives are approved and effective as follows:

  •
  Annual equity awards (if any) for our employees, including our executives, are generally approved by our Compensation Committee at a regularly scheduled meeting during an open trading window. Such awards are effective on the date of approval or, if approved during a closed window, on the first trading day of the next open trading window following approval.

  •
  Promotion, retention and other special or ad hoc awards for our employees, including our executives, are generally approved by our Compensation Committee. Such awards are effective on the date of approval or, if approved during a closed trading window, on the first trading day of the next open trading window following approval.

  •
  New hire awards for executives are generally approved by our Compensation Committee effective on the first trading day of the month following both the date of hire and approval. New hire awards for non-executives are generally approved by the Chief Executive Officer (pursuant to authority delegated to him by our Compensation Committee). Such awards are effective on the first trading day of the month following both the date of hire and approval.

  •
  Stock options are granted with an exercise price equal to the closing price of our common stock on the date of grant.

Tax Considerations

        Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid to a company's chief executive officer and the three other most highly compensated executive officers, other than the chief financial officer, employed by the company at the end of the year. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. Our 2000, 2003 and 2011 LTIPs incorporate provisions designed to enable awards made thereunder to comply with Section 162(m) of the Internal Revenue Code.

RISK ASSESSMENT OF OUR COMPENSATION PROGRAMS

        With the assistance of the senior members of our Global Compensation and Benefits organization, certain senior executive officers and the Compensation Committee's independent compensation consultant, Cook & Co., in December 2012 the Compensation Committee reviewed a risk assessment of our compensation programs and policies to determine if the provisions and operations of our programs create undesired or unintentional risk of a material nature.

        Our risk assessment included two work streams — one focused on reviewing areas of enterprise risk and the other focused on identifying compensation design risk. Our enterprise risk analysis examined the types and magnitudes of risks our business areas present to the Company. Our compensation design risk analysis examined the potential risks in the design of our performance-based incentive compensation arrangements. As part of this assessment, we analyzed the mix of fixed and variable compensation; the mix of short- and long-term compensation; the mix of long-term equity incentives; performance metric mix, weighting, measurement, and payout timing, discretion and caps on short-term incentives; award size, vesting schedules and performance and other terms of long-term equity incentives; and other incentive opportunities and their features. We also analyzed our recovery of incentive awards policy, executive stock ownership guidelines and hedging and pledging prohibitions. Finally, we evaluated on a combined basis the results of the enterprise and compensation risk assessments, on a business-area-by-business-area basis.

        As a result of our analysis, the Compensation Committee concluded that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on the Company.

COMPENSATION COMMITTEE REPORT

        The Executive Compensation and Human Resources Committee of the Board of Directors (the Compensation Committee) of Boston Scientific has reviewed and discussed the Compensation Discussion & Analysis contained in this Proxy Statement with management and, based on such review and discussions, the Compensation Committee approved the inclusion of the Compensation Discussion & Analysis in this Proxy Statement and in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012 for filing with the SEC.

        This Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Boston Scientific filing with the SEC, except to the extent that Boston Scientific specifically incorporates this Report by reference into another Boston Scientific filing.

THE COMPENSATION COMMITTEE

Ernest Mario, Chairman
Katharine T. Bartlett
Kristina M. Johnson

 SUMMARY COMPENSATION TABLE

        The table below summarizes the total compensation paid to or earned by each of our named executive officers for the fiscal years ended December 31, 2012, 2011 and 2010. For a narrative description of material factors helpful to facilitate an understanding of the information disclosed in the table below for 2012, please see the Compensation Discussion & Analysis beginning on page 36 and the narrative to this table beginning on page 64.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)
Michael F. Mahoney(8)	2012	$900,000	$750,000	$5,867,193	$1,732,439	$1,026,000	$145,729	$362,421	$10,783,782
President and Chief	2011	$187,397	$1,500,000	$9,532,571	$0	$238,140	$25,256	$303,771	$11,787,135
Executive Officer	2010	—	—	—	—	—	—	—	—
Jeffrey D. Capello	2012	$593,924	$0	$1,541,800	$433,109	$452,426	$139,025	$16,408	$3,176,692
Executive Vice President and	2011	$584,673	$0	$1,199,538	$990,681	$431,078	$111,523	$41,068	$3,358,561
Chief Financial Officer	2010	$564,521	$0	$1,677,684	$2,725,987	$381,530	$104,101	$42,190	$5,496,013
Supratim Bose(8)(9)	2012	$535,752	$0	$725,965	$496,246	$366,454	$99,349	$107,972	$2,331,738
Executive Vice President and	2011	—	—	—	—	—	—	—	—
President, Asia-Pacific	2010	—	—	—	—	—	—	—	—
Timothy A. Pratt	2012	$612,000	$0	$1,052,874	$288,739	$465,120	$147,386	$18,724	$2,584,843
Executive Vice President, Chief	2011	$610,093	$0	$949,541	$740,682	$514,080	$143,432	$44,489	$3,002,317
Administrative Officer, General Counsel	2010	$590,754	$0	$1,449,085	$647,607	$454,992	$145,058	$84,032	$3,371,528
and Secretary
Kenneth J. Pucel	2012	$505,000	$0	$1,052,874	$288,739	$369,408	$132,157	$14,004	$2,362,182
Executive Vice President,	2011	$503,767	$0	$949,541	$740,682	$375,594	$172,078	$38,822	$2,780,484
Global Operations, Quality and Technology	2010	$453,151	$105,075	$566,461	$521,067	$284,654	$105,510	$365,528	$2,401,446
William H. Kucheman*	2012	$900,000	$0	$2,519,673	$721,848	$1,026,000	$0	$1,891,953	$7,059,474
Former Chief Executive Officer	2011	$630,754	$0	$1,266,054	$987,578	$560,000	$1,199,998	$44,695	$4,689,079
	2010	$489,521	$50,000	$1,132,922	$1,027,220	$180,075	$255,000	$48,004	$3,182,742

*
Mr. Kucheman retired from his position as Chief Executive Officer of the Company effective November 1, 2012, and as an employee of the Company effective December 31, 2012.

(1)
Base salaries for our executive officers are generally effective for one year starting in late February of each year. The amounts in this column for 2012 reflect an amount calculated by prorating 2011 salaries from January 1, 2012 through February 2012 and 2012 salaries for the remainder of the year. These figures differ from those in the Compensation Discussion & Analysis, which lists amounts approved by the Compensation Committee to begin in February 2012. For 2012, Mr. Bose's salary was 654,290 Singapore dollars, which is inclusive of a one-month wage supplement to be paid to Mr. Bose in December of each year in accordance with the terms of his offer letter. Such amount was converted to U.S. dollars as described below in footnote 9 to this Summary Compensation Table.

(2)
Amounts in this column reflect cash bonuses paid to our NEOs other than pursuant to our 2012 Annual Bonus Plan. The amount for Mr. Mahoney represents a promotional bonus he received following his appointment as President and Chief Executive Officer of the Company, effective November 1, 2012, which bonus was granted pursuant to his 2011 offer letter and is subject to reimbursement if Mr. Mahoney should voluntarily leave the Company prior to the first anniversary of his promotion.

(3)
The amounts included in the "Stock Awards" column represent the aggregate grant date fair value of all service-based and Company performance-based DSUs granted in 2012, 2011 and 2010 under our Long-Term Incentive Plans (LTIPs). These values have been determined in accordance with FASB ASC Topic 718.

The attainment of the Company performance-based DSUs awarded to our NEOs in 2012 is based on either (i) the Total Shareholder Return (TSR) of our common stock relative to the TSR of the common stock of the other companies in the S&P 500 Healthcare Index over a three-year performance and service period, or (ii) our adjusted free cash flow over a one-year performance period measured against our internal financial plan for the same period, subject to the satisfaction of the individual service criteria over a three-year period (inclusive of the performance period). For additional information with respect to these Company performance-based DSUs, including the vesting thereof, please see the sections titled "2012 Total Shareholder Return Performance Share Program" and "2012 Free Cash Flow Performance Share Program" in the narrative to this table beginning on page 65.

We determined the grant date fair value of the 2012 TSR performance-based DSUs using a Monte Carlo simulation methodology, utilizing the following key assumptions:

Stock price on date of grant	$6.28
Risk-free rate	0.38%
Measurement period (in years)	3

  The TSR performance metric for the 2012 TSR performance-based DSUs is a market condition as defined under FASB ASC Topic 718. Since these awards do not have performance conditions as defined under FASB ASC Topic 718, such awards have no maximum grant date fair values that differ from the fair values presented this Summary Compensation Table.

  The grant date fair value of the 2012 FCF performance-based DSUs was determined based on management's evaluation of the Company's 2012 internal financial plan for adjusted free cash flow, assuming target achievement of the adjusted free cash flow performance criteria and utilizing the closing market price of shares of our common stock on the date of grant. The fair values of the 2012 target FCF performance-based DSUs at the grant date assuming achievement of the highest level of performance (as required to be disclosed by the SEC) are as follows: $2,699,998 for Mr. Mahoney's award, $675,000 for Mr. Capello's award, $150,004 for Mr. Bose's award, $450,003 for Mr. Pratt's award and $450,003 for Mr. Pucel's award.

  We value service-based DSUs based on the closing market price of shares of our common stock on the date of grant. Awards for Messrs. Capello, Pratt, Pucel and Kucheman include 11,943 service-based DSUs granted to those of our executives, including such NEOs, who participated in our historic executive allowance program at its termination effective December 31, 2011, and who signed an acknowledgment of its termination. Because the program was frozen for new participants at the time Messrs. Mahoney and Bose joined the Company, they were not eligible for this grant. Mr. Bose's 2012 awards include a new hire inducement grant of 74,627 service-based DSUs he received in connection with his joining the Company. Mr. Mahoney's 2011 award represents a new hire inducement grant of service-based DSUs he received in connection with his joining the Company as our President. For information regarding the treatment of Mr. Kucheman's outstanding service-based DSUs and Company performance-based DSUs in connection with his retirement from the Company, see footnote 7(e) to this Summary Compensation Table.

  For more information regarding the stock awards we granted in 2012, please see the Grants of Plan-Based Awards table on page 62. For a more detailed description of the assumptions used in determining grant date fair values of DSUs granted in 2012, please see Note M — Stock Ownership Plans to our 2012 consolidated financial statements included in Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2012.

(4)
The amounts included in the "Option Awards" column represent the aggregate grant date fair value of all stock options granted during 2012, 2011 and 2010 under our LTIPs. These values have been determined in accordance with FASB ASC Topic 718. For a description of the assumptions used for purposes of determining grant date fair value of stock options granted in 2012, please see Note M — Stock Ownership Plans to our 2012 consolidated financial statements included in Item 8 of our Annual Report filed on Form 10-K for the year ended December 31, 2012.

Mr. Bose's 2012 award includes a new hire inducement grant of 174,672 stock options he received in connection with his joining the Company. For information regarding the treatment of Mr. Kucheman's outstanding stock options in connection with his retirement from the Company, see footnote 7(e) to this Summary Compensation Table. For more information regarding the stock option awards we granted in 2012, please see the Grants of Plan-Based Awards table on page 62.

(5)
Amounts in the "Non-Equity Incentive Plan Compensation" column represent payments made under our Annual Bonus Plan to our NEOs in February of the year following the fiscal year to which the payment relates. Our NEOs' Annual Bonus Plan awards were made as cash payments.

Upon the date of his retirement, Mr. Kucheman met the definition of retirement under the 2012 Annual Bonus Plan and was eligible to receive his 2012 Annual Bonus Plan award at his funded target, consistent with the Company-wide annual bonus pool funding level.

For further information regarding the 2012 Annual Bonus Plan awards, please see the Compensation Discussion & Analysis section titled "Short-Term Incentives" beginning on page 45 and the narrative to this table beginning on page 64.

(6)
The amounts shown in the "Change in Pension Value and Nonqualified Deferred Compensation Earnings" column reflect the change in the actuarial present value of the accumulated benefit under our Executive Retirement Plan for each fiscal year end as compared to the prior fiscal year end. The amount for Mr. Kucheman is zero because he was fully vested in, and had achieved the maximum benefit under, the Executive Retirement Plan as of December 31, 2011, the end of our previous fiscal year. Please see the narrative and footnotes to the Pension Benefits table beginning on page 75 for more information regarding the accrued benefits for each NEO under this plan.

(7)
The amounts shown for 2012 in the "All Other Compensation" column are comprised of the following components:

Name	Match (401(k) Plan) (a)	Personal Use of Aircraft (b)	Term Life Insurance (c)	Relocation (d)	Payments Upon Retirement (e)	Certain Other Payments (f)	Total All Other Compensation
Michael F. Mahoney	$10,154	$71,853	$2,181	$278,233	$0	$0	$362,421
Jeffrey D. Capello	$15,000	$0	$1,408	$0	$0	$0	$16,408
Supratim Bose(9)	$0	$0	$1,286	$0	$0	$106,686	$107,972
Timothy A. Pratt	$13,823	$0	$4,901	$0	$0	$0	$18,724
Kenneth J. Pucel	$12,819	$0	$1,185	$0	$0	$0	$14,004
William H. Kucheman	$15,000	$0	$7,648	$0	$1,744,690	$124,615	$1,891,953

  (a)
  The amounts shown in this column represent matching contributions made by the Company for each NEO under our 401(k) Retirement Savings Plan. All individual and matching contributions to the 401(k) Retirement Savings Plan are fully vested upon contribution. As a Singapore-based employee, Mr. Bose is not eligible to participate in our 401(k) Retirement Savings Plan.

  (b)
  Pursuant to Mr. Mahoney's offer letter, he is permitted reasonable personal use of our corporate aircraft up to $100,000 per annum in aggregate incremental cost to the Company. The amount reflected in the "Personal Use of Corporate Aircraft" column represents the incremental costs to us for Mr. Mahoney's personal use of our corporate aircraft, as well as any incremental costs associated with persons accompanying Mr. Mahoney on business travel. We calculate the incremental cost to us by dividing the total annual variable operating costs for the corporate aircraft by the number of in-flight hours during the year. The resulting dollar per hour amount is then multiplied by the number of hours flown for personal use by the executive during the year, including the "dead head" costs of flying the aircraft to and from locations for personal use. Our corporate aircraft are used predominately for business travel. Therefore, we do not include the fixed operating costs, such as pilot salary, general taxes and insurance, in the incremental cost calculation. Incremental cost does not include amounts attributable to the NEO for increased income taxes we incurred in 2012 as a result of disallowed deductions related to personal use under Internal Revenue Service rules. For 2012, the reflected amount excludes $226,808 of disallowed deduction attributable to Mr. Mahoney for personal use of the aircraft during the year. Mr. Mahoney was taxed on the imputed income attributable to his personal use of the corporate aircraft and did not receive tax assistance from the Company with respect to this amount.

  (c)
  Amounts in the "Term Life Insurance" column consist of premiums and the imputed income for Company-paid term life insurance attributable to our NEOs. For Messrs. Mahoney, Capello, Bose, Pratt, Pucel and Kucheman, the premium paid was $649; $428; $1,286; $441; $364; and $649, respectively.

  (d)
  Amounts in the "Relocation" column represent temporary living expenses for Mr. Mahoney pursuant to our global relocation program and his offer letter. The amount reflected also includes a gross-up of $150,877 to cover tax obligations for relocation expenses incurred by Mr. Mahoney in calendar years 2011 and 2012, such 2011 relocation expenses being described in the Company's proxy statement reporting compensation for that year. The gross-up is applicable to all employees under our global relocation programs.

  For additional information about our global relocation program, please see the Compensation Discussion & Analysis section titled "Global Relocation Program" beginning on page 53.

  (e)
  This amount represents the value of Mr. Kucheman's unvested equity awards that accelerated upon his retirement from the Company effective December 31, 2012. In accordance with the terms of his 2011 offer letter, Mr. Kucheman's 2012 equity awards did not include a one-year service requirement in anticipation of his retirement from the Company effective December 31, 2012. As a result, Mr. Kucheman's retirement triggered the accelerated vesting of his 237,740 outstanding service-based DSUs (including 131,370 service-based DSUs granted in 2012), the value of which was equal to $1,362,250 (representing the total number of accelerated DSUs multiplied by $5.73, the closing price of our common stock on December 31, 2012, the date of Mr. Kucheman's retirement). Mr. Kucheman's retirement also triggered the accelerated vesting of his 695,299 outstanding unvested stock options (including 281,225 stock options granted in 2012), the retirement date value of which was $0, as the exercise price of each accelerated option was greater than or equal to $5.73 (the closing price of our common stock on December 31, 2012). In addition, 51,751 of Mr. Kucheman's FCF performance-based DSUs vested in full in connection with his retirement, representing one-third of his FCF performance-based DSUs that had satisfied the performance criteria under the 2012 FCF PSP, the value of which was equal to $382,440 (representing the total number of accelerated units multiplied by $7.39, the closing price of our common stock on February 28, 2013, the date on which our Compensation Committee determined the number of FCF performance-based DSUs as to which the performance criteria had been satisfied). Mr. Kucheman's remaining FCF performance-based DSUs that had satisfied the performance criteria were forfeited in connection with his retirement in accordance with the terms of the program. In addition, all of Mr. Kucheman's target TSR performance-based DSUs, including those awarded under the 2012 TSR PSP, were forfeited in connection with his retirement, as none of such target units had satisfied the performance criteria under the programs.

  This amount does not include amounts payable to Mr. Kucheman pursuant to our Executive Retirement Plan, which is described in the Pension Benefits table and accompanying narrative and footnotes beginning on page 75. For additional information about Mr. Kucheman's retirement benefits, please see the Potential Payments Upon Termination or Change in Control section beginning on page 78.

  (f)
  The amount for Mr. Kucheman represents the payment made for accrued vacation not taken prior to his retirement on December 31, 2012. The amount for Mr. Bose includes an annual transportation allowance of $58,956, pursuant to the terms of his offer letter, as well as $1,656 paid by the Company for business-related parking. In addition, the amount for Mr. Bose also includes a one-time corporate membership fee and operation surcharge of $45,797 for a club the Company generally provides membership to for its expatriate salaried-employees on assignment in Singapore, which we understand is customary for the region. The amount for Mr. Bose also includes monthly maintenance dues and parking fees of $277 for a family-level membership to this club for Mr. Bose's business and personal use.

(8)
Mr. Mahoney was not a NEO during 2010 and Mr. Bose was not a NEO during 2011 or 2010. In accordance with SEC rules, we are reporting data only for the fiscal years in which these executive officers were NEOs.

(9)
In 2012, Mr. Bose was paid salary and certain other compensation in Singapore dollars. In calculating the U.S. dollar equivalent for disclosure purposes, the Company converted such amounts into U.S. dollars based on the exchange rate on December 31, 2012, the last business day of the Company's 2012 fiscal year, which was 0.81883 U.S. dollars per Singapore dollar.

GRANTS OF PLAN-BASED AWARDS

        The table below presents information regarding awards under the Company's 2012 Annual Bonus Plan and 2011 Long-Term Incentive Plan, including those pursuant to the Company's 2012 Performance Share Programs, during the fiscal year ended December 31, 2012. For a description of material factors helpful for an understanding of the information in the table below, please see the Compensation Discussion & Analysis beginning on page 36 and the narrative to this table beginning on page 64.

										All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(3)
				Estimated Future Payouts under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts under Equity Incentive Plan Awards(2)					Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
			Compensation Committee Approval Date (if different than Grant Date)
Name	Grant Date			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Michael F. Mahoney				$0	$1,080,000	$3,240,000
	2/27/2012	(5)					114,650	286,624	573,248				$2,267,196
	2/27/2012	(6)					71,656	286,624	429,936				$1,799,999
	2/27/2012	(7)								286,624			$1,799,999
	2/27/2012	(7)									674,941	$6.28	$1,732,439
Jeffrey D. Capello				$0	$476,238	$1,428,714
	2/27/2012	(5)					28,662	71,656	143,312				$566,799
	2/27/2012	(6)					17,914	71,656	107,484				$450,000
	2/27/2012	(7)								71,656			$450,000
	2/27/2012	(8)								11,943			$75,002
	2/27/2012	(7)									168,735	$6.28	$433,109
Supratim Bose				$0	$321,451	$964,353
	2/27/2012	(5)					6,370	15,924	31,848				$125,959
	2/27/2012	(6)					3,981	15,924	23,886				$100,003
	1/3/2012	(9)	12/12/2011							74,627			$400,001
	2/27/2012	(7)								15,924			$100,003
	1/3/2012	(9)	12/12/2011								174,672	$5.36	$399,999
	2/27/2012	(7)									37,497	$6.28	$96,247
Timothy A. Pratt				$0	$489,600	$1,468,800
	2/27/2012	(5)					19,108	47,771	95,542				$377,869
	2/27/2012	(6)					11,943	47,771	71,657				$300,002
	2/27/2012	(7)								47,771			$300,002
	2/27/2012	(8)								11,943			$75,002
	2/27/2012	(7)									112,490	$6.28	$288,739
Kenneth J. Pucel				$0	$353,500	$1,060,500
	2/27/2012	(5)					19,108	47,771	95,542				$377,869
	2/27/2012	(6)					11,943	47,771	71,657				$300,002
	2/27/2012	(7)								47,771			$300,002
	2/27/2012	(8)								11,943			$75,002
	2/27/2012	(7)									112,490	$6.28	$288,739
William H. Kucheman(10)				$540,000	$1,080,000	$1,620,000
	2/27/2012	(5)					47,771	119,427	238,854				$944,668
	2/27/2012	(6)					29,857	119,427	179,141				$750,002
	2/27/2012	(7)								119,427			$750,002
	2/27/2012	(8)								11,943			$75,002
	2/27/2012	(7)									281,225	$6.28	$721,848

(1)
The amounts in these columns reflect threshold, target and maximum payouts under the 2012 Annual Bonus Plan. Payouts to our NEOs would not be made under the 2012 Annual Bonus Plan if they fail to achieve their individual performance objectives under the 2012 Annual Bonus Plan, therefore the threshold is $0 (except with respect to Mr. Kucheman). The maximum possible payout under the 2012 Annual Bonus Plan is 300% of the target payout, representing 150% of the target payout based on Company performance metrics and 200% of the target payout based on individual performance objectives (except with respect to Mr. Kucheman). The actual amount earned by each NEO under the 2012 Annual Bonus Plan is reported under the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table. For Mr. Kucheman, on the date of his retirement he met the definition of retirement under the 2012 Annual Bonus Plan and was eligible to receive his 2012 Annual Bonus Plan award at his funded target, consistent with the Company-wide annual bonus pool funding level. For additional information about our 2012 Annual Bonus Plan and a discussion of how these amounts are determined, please see the Compensation Discussion & Analysis section titled "Short-Term Incentives" beginning on page 45 and the section titled "2012 Annual Bonus Plan" in the narrative to this table beginning on page 64.

2012 Annual Bonus Plan amounts for Mr. Bose were converted from Singapore dollars in to U.S. dollars for disclosure purposes based on the exchange rate on December 31, 2012, the last business day of the Company's 2012 fiscal year, which was 0.81883 U.S. dollars per Singapore dollar.

(2)
The amounts in these columns reflect threshold, target and maximum share issuance under our 2012 TSR PSP and 2012 FCF PSP. The target performance-based DSUs awarded under these programs were granted to our NEOs in February 2012 as part of our annual review process and were awarded under our 2011 LTIP. For additional details regarding the awards to our NEOs pursuant to our 2012 TSR PSP and our 2012 FCF PSP, please see footnotes 5 and 6 to this Grants of Plan-Based Awards table, respectively.

(3)
The amounts in these columns reflect the number of service-based DSUs and stock options granted to our NEOs under our 2011 LTIP during 2012.

(4)
The amounts in this column have been determined in accordance with FASB ASC Topic 718. See footnotes 3 and 4 to the Summary Compensation Table for a description of the assumptions used in determining the grant date fair value of these awards.

(5)
These awards were granted pursuant to our 2012 TSR PSP. The threshold award level represents the minimum share issuance for each award, which is 40% of the target TSR performance-based DSUs awarded under the program. The maximum share issuance for each award is 200% of the target TSR performance-based DSUs awarded under the 2012 TSR PSP. All of Mr. Kucheman's target TSR performance-based DSUs, including those awarded under the 2012 TSR PSP, were forfeited in connection with his retirement, as none of such target units had satisfied the performance criteria under the programs. For additional information about our 2012 TSR PSP and a discussion of how these amounts are determined, please see the section titled "2012 Total Shareholder Return Performance Share Program" in the narrative to this table beginning on page 65.

(6)
These awards were granted pursuant to our 2012 FCF PSP. The threshold award level represents the minimum share issuance for each award, which is 25% of the target FCF performance-based DSUs awarded under the program. The maximum share issuance for each award is 150% of the target FCF performance-based DSUs awarded under the 2012 FCF PSP. With respect to Mr. Kucheman, 51,751 of his FCF performance-based DSUs, representing one-third of his FCF performance-based DSUs that had satisfied the performance criteria under the 2012 FCF PSP, vested in full in connection with his retirement from the Company. Mr. Kucheman's remaining FCF performance-based DSUs that had satisfied the performance criteria were forfeited in connection with his retirement. For additional information about our 2012 FCF PSP and a discussion of how these amounts are determined, please see the section titled "2012 Free Cash Flow Performance Share Program" in the narrative to this table beginning on page 67.

(7)
These awards were granted as part of our annual review process and awarded under our 2011 LTIP.

(8)
These service-based DSUs were granted as consideration for the termination of our historic executive allowance program and awarded under our 2011 LTIP.

(9)
These awards were granted under our 2011 LTIP on January 3, 2012, pursuant to the terms of Mr. Bose's offer letter and in connection with his joining the Company.

(10)
In accordance with his 2011 offer letter, Mr. Kucheman's 2012 equity awards did not include a one-year service requirement in anticipation of his retirement from the Company effective December 31, 2012.

Additional Information Explaining Summary Compensation and Grants of Plan-Based Awards Tables

        The following provides information about the terms of our 2012 Annual Bonus Plan, 2012 Performance Share Programs and our Long-Term Incentive Plans, pursuant to which our NEOs were awarded short- and long-term incentive compensation, as applicable and detailed in the tables above. For additional information regarding the application of these plans and programs to our NEOs in 2012, please see the Compensation Discussion & Analysis beginning on page 36.

2012 Annual Bonus Plan

        Overview.    The purpose of the 2012 Annual Bonus Plan is to align the interests of our employees with those of the Company (and, accordingly, the long-term interests of our stockholders) by linking incentive compensation with the achievement of Company and individual performance objectives. Our 2012 Annual Bonus Plan is administered by our Compensation Committee and was established under our 2011 LTIP. The plan year for our 2012 Annual Bonus Plan ran from January 1, 2012 to December 31, 2012. Generally all U.S. salaried employees not eligible for commissions under sales compensation plans and certain international and expatriate/inpatriate employees selected for participation are eligible to participate in our 2012 Annual Bonus Plan, provided they have at least two full months of service during the plan year. Participants generally must be employed with us on the date payments are made in order to receive awards under the plan. However, in the event of death, "retirement" or certain involuntary terminations without cause, participants may receive their performance incentive awards for the year on a prorated basis based on the percentage of the year the participant was employed by us and eligible to participate. Participants who have at least two months of eligibility but less than a full year similarly may receive awards under the 2012 Annual Bonus Plan on a prorated basis.

        Target Incentive Award Opportunity.    Each participant is provided with a target incentive award opportunity under the 2012 Annual Bonus Plan expressed as a percentage of his or her base salary. For a discussion of the 2012 target incentive award opportunities for our NEOs, please see the Compensation Discussion & Analysis section titled "Individual Target Incentive Award Opportunity" on page 47.

  Company Performance Funds Total Bonus Pool.

        Company Performance Metrics and Weighting.    Under the 2012 Annual Bonus Plan, after year end a single Company-wide annual bonus pool (Total Bonus Pool) is funded by the Company's performance measured against important Company-level financial performance metric targets. For 2012, our Compensation Committee selected adjusted EPS and SFX net sales as our Company-level performance metrics. Each metric has a 50% weighting.

        Company Metrics Defined.    For purposes of our 2012 Annual Bonus Plan: (i) adjusted EPS equals adjusted net income (loss) divided by weighted average diluted shares outstanding for the performance year (adjusted net income equals GAAP net income (loss) excluding goodwill and intangible asset impairment charges, acquisition- and divestiture-related charges or credits, restructuring and restructuring-related charges, certain tax-related items, and certain litigation-related charges and amortization expenses, which are either non-operational or which we do not believe are indicative of the on-going performance of our operating segments); and (ii) SFX net sales is calculated at an assumed standard constant currency basis that excludes the impact of changes in foreign currency rates, which are highly variable and difficult to predict.

        Company Performance Targets and Funding.    For 2012, our Compensation Committee set Company performance level targets for adjusted EPS and SFX net sales to coincide with our 2012 internal financial plan. The Total Bonus Pool funding scale for the Company's 2012 performance measured against our 2012

Company-level performance metric targets for adjusted EPS and SFX net sales is set forth in the table below.

Adjusted EPS and SFX Net Sales (As a Percent to Plan)	Total Bonus Pool Funding Range
<75%	50%
75% to <85%	50% to 70%
85% to <95%	70% to 90%
95% to <105%	90% to 110%
105% to <115%	110% to 130%
115% to 135%+	130% to 150%

        Provided, however, that Total Bonus Pool funding is capped at 95% in the event that the Company's SFX net sales are below 95% of target. In addition, our Compensation Committee has discretion under the plan to decrease the Total Bonus Pool funding percentage (to not less than 50%) based on its assessment of the Company's performance relative to our quality objectives. For 2012, our quality objectives related to our compliance environment, quality systems operations and product performance. For a discussion of the 2012 Company performance measured against each of our corporate funding metrics, please see the Compensation Discussion & Analysis section titled "Company Performance Funds Total Bonus Pool" beginning on page 45.

        Funded Total Bonus Pool Allocated to Participating Units.    Under the Annual Bonus Plan, the Total Bonus Pool, as funded after year end, is allocated by the Compensation Committee (based on our Chief Executive Officer's recommendations and any other factors the Compensation Committee deems appropriate) to each participating regional, business, and functional unit. Each participating unit's performance is measured against its operational and/or financial performance metric targets.

        Individual Performance Component.    After year end, individual performance is considered pursuant to the PDC process described in the Compensation Discussion & Analysis section titled "Performance Considerations" on page 42. Based on the performance assessment rating under our annual PDC process, an individual performance percentage from 0% to 200% is applied as a multiplier to a participant's funded Annual Bonus Plan award (based on his or her participating unit's allocation from the Total Bonus Pool) to determine the actual amount of a participant's Annual Bonus Plan award to be paid. Discussion of compensation determinations made pursuant to our 2012 Annual Bonus Plan for our NEOs is included in the Compensation Discussion & Analysis section titled "Short-Term Incentives" beginning on page 45. Amounts actually awarded to our NEOs under our 2012 Annual Bonus Plan are reflected in the Summary Compensation Table on page 59 in the Non-Equity Incentive Plan Compensation column.

        Recovery of Annual Bonus Plan Award.    Our 2012 Annual Bonus Plan provides that, to the extent permitted by applicable law, our Board will seek reimbursement of incentive compensation paid to any executive officer under the plan in the event of a restatement of our financial results that reduced a previously granted award's size or payment. Under such circumstances, we will seek to recover the amount of the 2012 Annual Bonus Plan award paid to executives that is in excess of the amounts that would have been paid based on the restated financial results.

2012 Total Shareholder Return Performance Share Program

        Overview.    The purpose of our 2012 TSR PSP is to further align our executive compensation program with the interests of our stockholders and to reinforce the concept of "pay for performance" by comparing the TSR of our common stock to the TSR of the common stock of the other companies in the S&P 500 Healthcare Index over a three-year period beginning January 1, 2012. Our 2012 TSR PSP is administered, and the target TSR performance-based DSUs awarded pursuant to our 2012 TSR PSP are granted, under our 2011 LTIP. The TSR performance-based DSUs vest upon the satisfaction of both the Company performance criteria and individual service criteria under the 2012 TSR PSP, other than in the event of certain qualifying terminations discussed below. Our executives, including our NEOs, are eligible to participate under the 2012 TSR PSP, which is administered by our Compensation Committee. For a discussion of the TSR performance-based DSUs awarded to our NEOs in 2012, please see the Compensation Discussion & Analysis section titled "2012 Long-Term Incentive Awards for our NEOs" on page 51.

        Company Performance Criteria.    The Company performance component of the program is based on the TSR of our common stock relative to the TSR of the common stock of the other companies in the S&P 500 Healthcare Index. Our TSR and that of the other companies in the S&P 500 Healthcare Index is measured in three annual performance cycles over the three-year period beginning January 1, 2012 and ending December 31, 2014. The final TSR calculation for determination of the number of TSR performance-based DSUs as to which the Company performance criteria under the program have been satisfied is determined based upon the simple average of the TSR for each of the three annual performance cycles.

        The number of TSR performance-based DSUs as to which the performance criteria under the program have been satisfied will be within a range of 0% to 200% of the target units awarded to each participant at the beginning of plan period as follows:

TSR Performance Percentile Rank	TSR Performance-Based DSUs as a Percent of Target
90th Percentile or above	200%
80th Percentile	150%
50th Percentile	100%
30th Percentile	40%
Below 30th Percentile	0%

        If the minimum level of performance is achieved, the number of TSR performance-based DSUs will be calculated linearly in accordance with the chart above. Following the end of the three-year period, our Compensation Committee will determine the number of TSR performance-based DSUs as to which the performance criteria have been satisfied. Shares of our common stock will be delivered or otherwise made available to participants in 2015 in settlement of the target TSR performance-based DSUs as to which both the Company performance criteria and the individual service criteria discussed below have been satisfied.

        Calculation of TSR and Percentile Performance.    The TSR for the Company and each other company in the S&P 500 Healthcare Index for each annual performance cycle is determined based on the following formula:

(Change in Stock Price + Dividends Paid) / Beginning Stock Price

        The change in stock price is determined by subtracting the beginning stock price (the daily average closing price of one share of common stock for the two calendar months prior to the beginning of each performance cycle) from the ending stock price (the daily average closing price of one share of common stock for the last two calendar months of the performance cycle). The dividends paid are the total of all cash dividends paid on one share of common stock during the applicable performance cycle.

        Following the end of the three-year performance period, the total TSR for the Company and each other company in the S&P 500 Healthcare Index is determined by adding the results calculated for each of the three performance cycles and dividing the sum by three.

        Following the calculation of the TSR for the three-year performance period for our Company and each of the other companies in the S&P 500 Healthcare Index, the companies will be ranked, in order of maximum to minimum average TSRs for the full three-year performance period. Our percentile performance will be determined by (i) dividing (a) our ranking versus that of the other companies in the S&P 500 Healthcare Index minus one, by (b) the total number of companies in the S&P 500 Healthcare Index minus one, and (ii) subtracting the result from one.

        Individual Service Criteria.    Generally under the 2012 TSR PSP, except as set forth below with respect to termination of employment due to "retirement," death or disability, or in connection with a change in control, (i) no TSR performance-based DSUs will vest prior to the end of the three-year performance period (December 31, 2014), (ii) a participant must be employed with us on December 31, 2014 to be eligible to receive shares of our common stock in respect of his or her TSR performance-based DSUs as to which the performance criteria under the program have been satisfied, and (iii) all TSR performance-based DSUs of a participant not employed by the Company on December 31, 2014 will be forfeited.

        If a participant's employment terminates due to "retirement," death or disability after the end of the first annual performance cycle (December 31, 2012) but prior to the end of the three-year performance period (December 31, 2014), shares of our common stock will be issued in respect of the TSR performance-based DSUs as to which the performance criteria under the program have been satisfied on a prorated basis using (i) the first performance cycle percentile performance funding amount where the triggering event occurred during the second performance cycle, or (ii) the average of the first and second performance cycle percentile performance funding amounts where the triggering event occurred during the third performance cycle. Pursuant to the terms of our Change in Control Agreements, the TSR performance-based DSUs awarded to our executives require, with limited exception, both a change in control and a subsequent termination without cause or for good reason for accelerated vesting where the surviving or acquiring entity assumes outstanding awards. Provided, however, that such awards will forfeit in their entirety in the event of a change of control that occurs prior to the end of the first annual performance cycle (December 31, 2012). For additional information regarding our Change in Control Agreements, please see the Potential Payment Upon Termination or Change in Control section beginning on page 78.

2012 Free Cash Flow Performance Share Program

        Overview.    The purpose of our 2012 FCF PSP is to further align our executive compensation program with the interests of our stockholders and to reinforce the concept of "pay for performance" by providing incentives for the achievement of a key business performance objective that is critical to our success. Our 2012 FCF PSP is administered, and the target FCF performance-based DSUs awarded pursuant to our 2012 FCF PSP are granted, under our 2011 LTIP. The 2012 grants of FCF performance-based DSUs vest upon the satisfaction of both the one-year Company performance criteria and the three-year individual service criteria (inclusive of the performance period) under the 2012 FCF PSP, other than in the event of certain qualifying terminations discussed below. Our executives, including our NEOs, were eligible to participate under the 2012 FCF PSP, which is administered by our Compensation Committee. For a discussion of the 2012 FCF performance-based DSUs awarded to our NEOs and the Company's achievement of the Company performance criteria under the program, please see the Compensation Discussion & Analysis section titled "2012 Long-Term Incentive Awards for our NEOs" on page 51.

        Company Performance Criteria.    The Company performance component of the program is based on our achievement of our 2012 annual financial plan performance for adjusted free cash flow. For purposes of the 2012 FCF PSP, adjusted free cash flow means reported cash flow from operating activities minus capital expenditures and excluding cash flows associated with certain significant and unusual litigation, acquisition, restructuring and tax-related items. Our adjusted free cash flow is measured over a one-year performance period beginning January 1, 2012 and ending December 31, 2012.

        The number of FCF performance-based DSUs as to which the performance criteria under the program could be satisfied will be within a range of 0% to 150% of the target number of FCF performance-based DSUs awarded to each participant at the beginning of plan period as follows:

Adjusted Free Cash Flow Performance Percentile Compared to Plan	FCF Performance-Based DSUs as a Percent of Target
125% or above	150%
110%	120%
100%	100%
90%	80%
50%	25%
Less than 50%	0%

        If the minimum level of performance is achieved, the number of FCF performance-based DSUs will be calculated linearly in accordance with the chart above. Following the end of the one-year performance period ending December 31, 2012, our Compensation Committee will determine the number of FCF performance-based DSUs as to which the performance criteria have been satisfied. Shares of our common stock will be delivered or otherwise made available to participants on or about December 31, 2014 in settlement of the target FCF performance-based DSUs as to which both the Company performance criteria and the individual service criteria discussed below have been satisfied.

        Individual Service Criteria.    Generally under the 2012 FCF PSP, except as set forth below with respect to termination of employment due to "retirement," death or disability, or in connection with a change in control, (i) no FCF performance-based DSUs will vest prior to the end of the three-year service period (December 31, 2014), (ii) a participant must be employed with us on December 31, 2014 to be eligible to receive shares of our common stock in respect of his or her FCF performance-based DSUs as to which the performance criteria under the program have been satisfied, and (iii) all FCF performance-based DSUs of a participant not employed by the Company on December 31, 2014 will be forfeited.

        If a participant's employment terminates due to "retirement," death or disability after the end of the performance period (December 31, 2012) but prior to the end of the three-year service period (December 31, 2014), shares of our common stock will be issued in respect of the FCF performance-based DSUs as to which the performance criteria under the program have been satisfied on a prorated basis. Pursuant to the terms of our Change in Control Agreements, the FCF performance-based DSUs awarded to our executives require, with limited exception, both a change in control and a subsequent termination without cause or for good reason for accelerated vesting where the surviving or acquiring entity assumes outstanding awards. Provided, however, that such awards will forfeit in their entirety in the event of a change of control that occurs prior to the end of the performance period (December 31, 2012). For additional information regarding our Change in Control Agreements, please see the Potential Payment Upon Termination or Change in Control section beginning on page 78.

2011 Long-Term Incentive Plan

        General Overview.    The purpose of the broad-based equity incentive award opportunities available for grant under our 2011 LTIP is to attract, retain, engage and focus key employees and other eligible participants on achieving long-term stockholder value by rewarding them for the increased performance of our common stock underlying such awards. Our 2011 LTIP is administered by our Compensation Committee and provides for the grant of restricted or unrestricted common stock, deferred stock units, options to acquire our common stock, stock appreciation rights (SARs), performance awards and other stock and non-stock awards (collectively, Awards). Our 2011 LTIP prohibits repricing or replacement of options or SARs and the issuance of in-the-money options or SARs, and includes limitations on the amounts of grants and payments to any individual within a given fiscal year as well as certain other customary limitations. Employees, directors and other individuals who provide services to us and our affiliates who, in the opinion of the Compensation Committee, are in a position to make a significant contribution to our success or that of our affiliates are eligible for Awards under our 2011 LTIP. Our 2011 LTIP became effective on June 1, 2011, following its approval at our 2011 Annual Meeting of Stockholders, and will terminate on March 1, 2021 (unless sooner terminated by our Board), and no further Awards may be granted following that date.

        Certain Separations from Service.    Generally under the 2011 LTIP, except as set forth below with respect to termination of employment due to "retirement," death or disability, or in connection with a change in control, all equity awards terminate to the extent not vested immediately prior to the cessation of employment, and to the extent vested but not exercised at such time, remain exercisable for the lesser of one year or until the expiration of the stated term of the award. Further, in the event of a termination for "cause" (defined as conviction of, or a failure to contest prosecution for, a felony, or misconduct or dishonesty that is harmful to our business or reputation), or as a result of reasons that cast such discredit on the individual as to justify immediate termination of the award, in each case, as determined in the Compensation Committee's sole discretion, all outstanding equity awards (including unexercised stock options, whether vested or unvested) terminate immediately upon notice of such termination.

        Equity awards granted to our executives under our LTIPs after 2009, including under our 2011 LTIP, require with limited exception both a change in control and a subsequent termination without cause or for good reason pursuant to the terms of our Change in Control Agreements for accelerated vesting where the surviving or acquiring entity assumes outstanding awards. Equity awards granted to our executives prior to 2010, including our NEOs, under these plans generally will become immediately vested and exercisable in the event of a "change in control" or "Covered Transaction" as defined in the plans.

        Further, beginning in July 2010, the terms of all annual equity awards granted to our employees, including our NEOs, provide that in the event that the employee's employment terminates due to disability or "retirement" prior to the first anniversary of the equity award grant date, the unvested equity award will immediately lapse and be forfeited, and in the event of a termination due to death prior to the first anniversary of the equity award grant date, a prorated portion of such awards will vest based on the percent of the year completed prior to death. In the event of a termination due to disability, "retirement" or death after the first anniversary of the equity award grant date, all unvested equity awards will vest in full.

        For a discussion of our plans and arrangements under which a change in control and/or termination of employment triggers payments or benefits, including our LTIPs, please see the narrative to the Potential Payments Upon Termination or Change in Control tables beginning on page 78. Potential payments to our NEOs in 2012 under such plans or arrangements are included in the Potential Payments upon Termination or Change in Control tables beginning on page 82.

        2012 Equity Awards.    With respect to our executives, including our NEOs as applicable, our Compensation Committee set the mix of equity award opportunities under our 2012 LTI Program at 25% target TSR performance-based DSUs, 25% target FCF performance-based DSUs, 25% stock options and 25% service-based DSUs. As summary of certain key features of these forms of equity incentive awards are set forth below.

        TSR Performance-Based DSUs.    TSR performance-based DSUs represent an opportunity to receive shares of our common stock based on the TSR of our common stock relative to the TSR of the common stock of the other companies in the S&P 500 Healthcare Index over a three-year performance period. These awards typically vest upon the satisfaction of both the Company performance criteria and the individual service criteria under our TSR PSPs. We do not pay dividends on unvested TSR performance-based DSUs. For additional information regarding our 2012 TSR PSP and TSR performance-based DSUs, please see the section titled "2012 TSR Performance Share Program" beginning on page 79.

        FCF Performance-Based DSUs.    FCF performance-based DSUs represent an opportunity to receive shares of our common stock based on our adjusted free cash flow over a one-year performance period measured against our internal financial plan for the same period. These awards typically vest upon the satisfaction of both the one-year Company performance criteria and the three-year individual service criteria (inclusive of the performance period) under our FCF PSP. We do not pay dividends on unvested FCF performance-based DSUs. For additional information regarding our 2012 FCF PSP and FCF performance-based DSUs, please see the section titled "2012 FCF Performance Share Program" on page 80.

        Stock Options.    Stock options represent the right to purchase shares of our common stock at an exercise price equal to the closing price of our common stock on the date of grant. These awards typically vest in four equal annual installments. Stock options are exercisable until the tenth anniversary of the date of grant or until the expiration of various lesser time periods following termination of employment.

        Service-Based DSUs.    Service-based DSUs represent the opportunity to receive shares of our common stock based on the performance of future service with the Company. These awards typically vest in five equal annual installments beginning with the first anniversary of the date of grant. Upon each vesting date, the vested service-based DSUs are no longer subject to risk of forfeiture and shares of our common stock are issued to the recipient. We do not pay dividends on unvested service-based DSUs.

        For a discussion of the 2012 equity awards made to our NEOs, please see the Compensation Discussion & Analysis section titled "Long-Term Incentives" beginning on page 49.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

        The following table provides information with respect to outstanding unexercised non-qualified stock options and unvested DSUs for each NEO as of December 31, 2012.

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)		Market Value of Shares or Units of Stock that Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Michael F. Mahoney	02/27/2012		674,941	$6.280	02/27/2022
	11/01/2011					1,366,677	(5)	$7,831,059
	02/27/2012					286,624		$1,642,356
	02/27/2012								114,650	(6)	$656,945
	02/27/2012								372,611	(7)	$2,135,061
Jeffrey D. Capello	06/16/2008	148,515		$13.640	06/16/2018
	02/24/2009	75,402	25,134	$8.300	02/24/2019
	02/16/2010	317,307	317,309	$7.410	02/16/2020
	02/23/2010	90,579	90,580	$7.750	02/23/2020
	02/26/2010	2,174	2,174	$7.740	02/26/2020
	02/28/2011	58,229	174,690	$7.160	02/28/2021
	05/12/2011	19,968	59,904	$6.910	05/12/2021
	02/27/2012		168,735	$6.280	02/27/2022
	06/16/2008					14,665	(8)	$84,030
	02/24/2009					6,024		$34,518
	02/16/2010					60,729		$347,977
	02/23/2010					24,194		$138,632
	02/28/2011					41,899		$240,081
	05/12/2011					28,943		$165,843
	02/27/2012					11,943	(9)	$68,433
	02/27/2012					71,656		$410,589
	02/28/2011								26,187	(10)	$150,052
	02/27/2012								28,662	(6)	$164,233
	02/27/2012								93,152	(7)	$533,761
Supratim Bose	01/03/2012		174,672	$5.360	01/03/2022
	02/27/2012		37,497	$6.280	02/27/2022
	01/03/2012					74,627		$427,613
	02/27/2012					15,924		$91,245
	02/27/2012								6,370	(6)	$36,500
	02/27/2012								20,701	(7)	$118,617
Timothy A. Pratt	05/01/2008	205,761		$13.560	05/01/2018
	02/24/2009	75,402	25,134	$8.300	02/24/2019
	02/16/2010	96,154	96,154	$7.410	02/16/2020
	02/26/2010	2,174	2,174	$7.740	02/26/2020
	02/28/2011	58,229	174,690	$7.160	02/28/2021
	02/27/2012		112,490	$6.280	02/27/2022
	05/01/2008					14,746		$84,495
	02/24/2009					6,024		$34,518
	02/16/2010					85,304		$488,792
	02/28/2011					41,899		$240,081
	02/27/2012					11,943	(9)	$68,433
	02/27/2012					47,771		$273,728
	02/28/2011								26,187	(10)	$150,052
	02/27/2012								19,108	(6)	$109,489
	02/27/2012								62,102	(7)	$355,844

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)		Market Value of Shares or Units of Stock that Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Kenneth J. Pucel	12/11/2003	20,000		$34.790	12/11/2013
	06/15/2004	100,000		$41.980	06/15/2014
	01/03/2005	20,000		$34.290	01/03/2015
	07/01/2005	100,000		$26.890	07/01/2015
	10/31/2006	75,000		$15.910	10/31/2016
	02/12/2008	204,545		$12.520	02/12/2018
	02/24/2009	75,402	25,134	$8.300	02/24/2019
	02/16/2010	76,922	76,924	$7.410	02/16/2020
	02/26/2010	2,174	2,174	$7.740	02/26/2020
	02/28/2011	58,229	174,690	$7.160	02/28/2021
	02/27/2012		112,490	$6.280	02/27/2022
	02/12/2008					4,794		$27,470
	02/24/2009					6,024		$34,518
	02/16/2010					20,243		$115,992
	02/28/2011					41,899		$240,081
	02/27/2012					11,943	(9)	$68,433
	02/27/2012					47,771		$273,728
	02/28/2011								26,187	(10)	$150,052
	02/27/2012								19,108	(6)	$109,489
	02/27/2012								62,102	(7)	$355,844
William H. Kucheman(11)	12/11/2003	13,000		$34.790	12/11/2013
	06/15/2004	100,000		$41.980	06/15/2014
	01/03/2005	29,233		$34.290	01/03/2015
	07/01/2005	49,700		$26.890	07/01/2015
	10/31/2006	75,000		$15.910	10/31/2016
	02/12/2008	170,455		$12.520	02/12/2018
	02/24/2009	100,536		$8.300	02/25/2019
	02/16/2010	307,692		$7.410	02/16/2020
	02/26/2010	4,348		$7.740	02/26/2020
	02/28/2011	310,559		$7.160	02/28/2021
	02/27/2012	281,225		$6.280	02/27/2022
	02/27/2012								51,751	(7)	$296,533(12)

(1)
All stock options are non-qualified stock options and vest in four equal annual installments beginning on the first anniversary of the date of grant.

(2)
Unless otherwise noted, all service-based DSUs vest in five equal annual installments beginning on the first anniversary of the date of grant.

(3)
Unless otherwise noted, the amounts reflected in this column are based on the closing price of our common stock ($5.73) on December 31, 2012.

(4)
In February 2010, our NEOs (other than Messrs. Mahoney and Bose who were not employees of the Company at such time) were awarded target TSR performance-based DSUs under our 2010 TSR Performance Share Program (2010 TSR PSP). The Company did not meet the minimum level of TSR performance under the 2010 TSR PSP over the three-year performance period ended December 31, 2012. Accordingly, none of the target TSR performance-based DSUs had satisfied the performance criteria under the program and, as a result, all such target units were cancelled. As a result, such awards are not included in this Outstanding Equity Awards at Fiscal Year-End table.

(5)
This amount represents the unvested portion of the new hire inducement grant of service-based DSUs that were awarded to Mr. Mahoney in November 2011 in connection with his joining the Company as our President and pursuant to the terms of his offer letter. Such service-based DSUs were structured and intended in large part to compensate Mr. Mahoney for the unvested short- and long-term incentive compensation he forfeited upon separating from his previous employer, taking into consideration his transition period from our President to our President and Chief Executive Officer.

(6)
In February 2012, our NEOs were awarded target TSR performance-based DSUs under our 2012 TSR PSP. The threshold award level represents the minimum share issuance for each award, which is 40% of the target TSR performance-based DSUs awarded under the program. The maximum share issuance for each award is 200% of the target TSR performance-based DSUs awarded under the 2012 TSR

  PSP. The Company's TSR performance during the year ended December 31, 2012 was below the threshold level of performance under the program; therefore, the number of shares in this row reflects the threshold award level.

(7)
In February 2012, our NEOs were awarded target FCF performance-based DSUs under our 2012 FCF PSP. Our adjusted free cash flow performance percentile over the one-year performance period ended December 31, 2012 was 115% relative to our 2012 internal financial performance plan. Accordingly, in February 2013 the Compensation Committee determined that pursuant to the terms of the 2012 FCF PSP, 130% of the target FCF performance-based DSUs had satisfied the performance criteria under the program. Amounts for these awards represent the number of shares of our common stock that will be delivered or otherwise made available to our NEOs (other than Mr. Kucheman) on or about December 31, 2014 in settlement of the target units awarded to them in 2012 so long as the individual service criteria is also satisfied. As of December 31, 2012, such units were unearned (except in the case of Mr. Kucheman) and remained subject to forfeiture under the terms of the 2012 FCF PSP. Please see footnotes 11 and 12 to this Outstanding Equity Awards at Fiscal Year-End table for a discussion of the treatment of Mr. Kucheman's 2012 FCF performance-based DSUs upon his retirement from the Company.

(8)
This amount represents the unvested portion of the service-based DSUs that were granted to Mr. Capello in June 2008 in connection with his joining the Company and pursuant to the terms of his offer letter. Such award vests in five annual increments of 20%, 50%, 10%, 10% and 10% beginning on the first anniversary of the date of grant.

(9)
This amount represents the unvested portion of the service-based DSUs that were granted as consideration for the termination of our historic executive allowance program. Such award vests in three equal annual installments beginning on the first anniversary of the date of grant.

(10)
In February 2011, our NEOs (other than Messrs. Mahoney and Bose who were not employees of the Company at such time) were awarded target TSR performance-based DSUs under our 2011 TSR Performance Share Program (2011 TSR PSP). The threshold award level represents the minimum share issuance for each award, which is 50% of the target TSR performance-based DSUs awarded under the program. The maximum share issuance for each award is 260% of the target TSR performance-based DSUs awarded under the 2011 TSR PSP. The Company's TSR performance during the years ended December 31, 2011 and 2012 was below the threshold level of performance under the program; therefore, the number of shares in this row reflects the threshold award level.

(11)
In accordance with the terms of his 2011 offer letter, Mr. Kucheman's 2012 equity awards did not include a one-year service requirement in anticipation of his retirement from the Company effective December 31, 2012. As a result, Mr. Kucheman's retirement triggered the accelerated vesting of his 237,740 outstanding service-based DSUs (including 131,370 service-based DSUs granted in 2012), the value of which was equal to $1,362,250 (representing the total number of accelerated DSUs multiplied by $5.73, the closing price of our common stock on December 31, 2012, the date of Mr. Kucheman's retirement). Mr. Kucheman's retirement also triggered the accelerated vesting of his 695,299 outstanding unvested stock options (including 281,225 stock options granted in 2012), the retirement date value of which was $0, as the exercise price of each accelerated option was greater than or equal to $5.73 (the closing price of our common stock on December 31, 2012). In addition, 51,751 of Mr. Kucheman's FCF performance-based DSUs vested in full in connection with his retirement, representing one-third of his FCF performance-based DSUs that had satisfied the performance criteria under the 2012 FCF PSP, the value of which was equal to $382,440 (representing the total number of accelerated units multiplied by $7.39, the closing price of our common stock on February 28, 2013, the date on which our Compensation Committee determined the number of FCF performance based DSUs as to which the performance criteria had been satisfied). Mr. Kucheman's remaining FCF performance-based DSUs that had satisfied the performance criteria were forfeited in connection with his retirement in accordance with the terms of the program. In addition, all of Mr. Kucheman's target TSR performance-based DSUs, including those awarded under the 2012 TSR PSP, were forfeited in connection with his retirement, as none of such target units had satisfied the performance criteria under the programs.

(12)
This amount was calculated by multiplying Mr. Kucheman's 51,751 FCF performance-based DSUs (which vested in full in connection with his retirement) by $5.73, the closing price of our common stock on December 31, 2012, as required for disclosure purposes. Please see footnote 11 to this Outstanding Equity Awards at Fiscal Year-End table for a discussion of the value of Mr. Kucheman's FCF performance-based DSUs as of February 28, 2013, the date our Compensation Committee determined the number of such units for which the performance criteria had been satisfied.

OPTION EXERCISES AND STOCK VESTED

        None of our NEOs exercised stock options during the fiscal year ended December 31, 2012. The DSUs that vested for our NEOs during the fiscal year ended December 31, 2012 are set forth in the following table:

	Stock Awards
Name	Number of Shares Aquired on Vesting (#)	Value Realized on Vesting ($)(1)
Michael F. Mahoney	341,669	$1,790,346
Jeffrey D. Capello	63,691	$386,766
Supratim Bose	0	$0
Timothy A. Pratt	56,671	$347,532
Kenneth J. Pucel	25,026	$154,142
William H. Kucheman(2)	272,207	$1,574,149

(1)
The amounts reflected in this column represent the number of shares vested multiplied by the closing price of our common stock on the vesting date.

(2)
Amounts for Mr. Kucheman include the accelerated vesting of 237,740 outstanding service-based DSUs upon his retirement on December 31, 2012, the value of which was equal to $1,362,250 (representing the total number of accelerated DSUs multiplied by $5.73, the closing price of our common stock on December 31, 2012). Amounts for Mr. Kucheman exclude 51,751 of his FCF performance-based DSUs that vested in full in connection with his retirement, representing one-third of his FCF performance-based DSUs that had satisfied the performance criteria under the 2012 FCF PSP. The value of such accelerated units was equal to $382,440 (representing the total number of accelerated units multiplied by $7.39, the closing price of our common stock on February 28, 2013, the date on which our Compensation Committee determined the number of FCF performance-based DSUs as to which the performance criteria had been satisfied).

 PENSION BENEFITS

        All of our executives, including our NEOs, are eligible to participate in our Executive Retirement Plan. The Executive Retirement Plan is intended to provide a clear and consistent approach to managing executive retirements with a mutually understood separation and post-employment relationship that is standard for all executives. The plan provides retiring executives with a lump sum benefit of 2.5 months of salary for each year of service, up to a maximum of 36 months' pay. The amounts are payable in the first payroll period after the last day of the six-month period following retirement. Receipt of payment is conditioned upon the retiring employee entering into a separation agreement with us which includes a release of claims and customary non-disclosure, non-competition, non-solicitation and non-disparagement clauses in favor of the Company. The plan provides that in the event the executive breaches the non-competition or non-solicitation provision of his or her separation agreement, the executive must, in addition to any other court-ordered relief granted, repay to the Company all amounts paid under the plan.

        To receive benefits under the plan, upon his or her retirement an executive's age plus his or her years of service with us must total at least 65 years (provided that the executive is at least 55 years old and has been employed by us for at least five years). For purposes of the plan, "retirement" means any separation from service (as defined in the plan), other than a termination for "cause" (defined as conviction of, or your failure to contest prosecution for, a felony, or misconduct or dishonesty that is harmful to our business or reputation). In addition, if an executive dies and is otherwise eligible for benefits under the plan on the date of his or her death, benefits under the plan will be paid within 60 days of the executive's death.

        For retirement-eligible NEOs (Mr. Kucheman), the present value of accrued benefits is calculated as the value of their lump sum benefit under the plan based on the NEO's base salary, age and number of years of credited service as of December 31, 2012. For Messrs. Mahoney, Capello, Bose, Pratt and Pucel, who were not eligible for retirement, the present value of accrued benefits is calculated based on the respective NEO's base salary, age and number of years of credited service as of December 31, 2012, discounted to December 31, 2012 from the earliest retirement eligibility date, using a discount rate of 3.5% per annum. This valuation methodology is consistent with the methodology we use for financial statement accounting purposes except that executives are assumed to remain employed by us until their earliest retirement age under the plan (or their age on December 31, if eligible for retirement at that date). For financial statement accounting purposes, the valuation considers the probability that the executives will achieve retirement age. For a more detailed description of the assumptions used in valuing accrued benefits under the plan, please see Note A—Significant Accounting Policies to our 2012 consolidated financial statements included in Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2012.

        The table below shows the present value of accumulated benefits payable to each of our NEOs, including the numbers of years of service credited to each NEO, under our Executive Retirement Plan as of December 31, 2012.

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
Michael F. Mahoney	BSC Executive Retirement Plan	1.20	$170,985	$0
Jeffrey D. Capello	BSC Executive Retirement Plan	4.54	$446,684	$0
Supratim Bose	BSC Executive Retirement Plan	1.02	$99,349	$0
Timothy A. Pratt	BSC Executive Retirement Plan	4.67	$588,704	$0
Kenneth J. Pucel	BSC Executive Retirement Plan	23.12	$1,142,227	$0
William H. Kucheman*	BSC Executive Retirement Plan	22.31	$2,700,000	$0(3)

*
Mr. Kucheman retired from the Company effective December 31, 2012.

(1)
The numbers of years of credited service reflect the NEO's actual years of service as of December 31, 2012. We do not credit additional years of service under the plan. Rather, the plan provides that the number of years of credited service is calculated through the NEO's last day worked. Partially completed years of service are prorated based on calendar days and calculated to the second decimal point.

(2)
Amounts are computed as of December 31, 2012, the same pension plan measurement date used for financial statement reporting purposes for our audited financial statement for the year ended December 31, 2012.

(3)
Mr. Kucheman was retirement-eligible when he retired from the Company on December 31, 2012. Pursuant to the terms of the Executive Retirement Plan, Mr. Kucheman will receive a lump sum cash benefit of $2,700,000 under the plan in July 2013 (the first payroll period after the last day of the six-month period following his retirement). For further discussion of Mr. Kucheman's retirement benefits, please see the Potential Payment Upon Termination or Change in Control section beginning on page 78.

NONQUALIFIED DEFERRED COMPENSATION

        In May 2010, our Board approved the Boston Scientific Corporation Deferred Bonus Plan (the Deferred Bonus Plan). The Deferred Bonus Plan provides certain of our management, including our NEOs, an opportunity to defer a portion of their annual award under our Annual Bonus Plan. The Deferred Bonus Plan provides participants the opportunity to defer up to 75% of their annual award under our Annual Bonus Plan until the earlier of (i) termination of employment or (ii) an elected distribution date, such election to be made by June 30th of each year. Distributions under the plan are in either lump sum payments or annual installments over a period of two to five years, as specified by the participant. None of our NEOs elected to defer any portion of their Annual Bonus Plan award under the Deferred Bonus Plan in 2012.

        In September 2004, we committed to fund a special one-time contribution to our 401(k) Retirement Savings Plan for the benefit of our employees. In June 2005, we adopted a 401(k) Excess Benefit Plan, a non-qualified deferred compensation plan designed to provide specific supplemental benefits to those employees who would have exceeded the 2004 Internal Revenue Code contribution limits if the special contribution had been made to their 401(k) plan accounts. Accordingly, the historic 401(k) Excess Benefit Plan was established to accept the "overflow" contributions on behalf of participating employees, including certain of our NEOs. Investment choices under the historic 401(k) Excess Benefit Plan are generally identical to our 401(k) Retirement Savings Plan except that executive officers may not elect to invest in the BSC Stock Fund or the Vanguard Retirement Savings Trust. The investment elections are made by each participant and may be changed daily. Generally, a lump sum cash payment of their respective account balances under the plan is made to participants determined to be "specified employees," including certain of our NEOs, commencing no earlier than six months and one day following their "separation from service."

        In addition, in February 2002 our Board approved the Boston Scientific Deferred Compensation Option Program (the Option Program). The Option Program was frozen as to any new participants or contributions in 2005. Under the historic Option Program, participants could elect to defer up to 50% of their annual bonus in exchange for an option. The Company contributed the initial exercise price, representing 25% of the total initial option value, with the remaining 75% representing the bonus deferred by the participant. The option was fully vested upon grant and may be exercised at any time prior to a separation of service. Upon a separation of service due to death, disability or retirement, the option remains exercisable for a period of 120 months, and upon a separation of service for any other reason, for a period of 36 months. The participants may direct the investment of the total value of the option, on a deemed basis, among a list of publicly available mutual funds. The option exercise price is indexed to provide the Company a return on the exercise price.

        The table below shows the aggregate earnings and balances for each of our NEOs under our historic 401(k) Excess Benefit Plan and Option Program as of December 31, 2012.

Name	Plan Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(1)		Aggregate Withdrawals/ Distributions ($)		Aggregate Balance at Last Fiscal Year End ($)(1)
Michael F. Mahoney(2)	401(k) Excess Benefit Plan	$0	$0	$0		$0		$0
	Option Program	$0	$0	$0		$0		$0
Jeffrey D. Capello(2)	401(k) Excess Benefit Plan	$0	$0	$0		$0		$0
	Option Program	$0	$0	$0		$0		$0
Supratim Bose(2)	401(k) Excess Benefit Plan	$0	$0	$0		$0		$0
	Option Program	$0	$0	$0		$0		$0
Timothy A. Pratt(2)	401(k) Excess Benefit Plan	$0	$0	$0		$0		$0
	Option Program	$0	$0	$0		$0		$0
Kenneth J. Pucel	401(k) Excess Benefit Plan	$0	$0	$729		$0		$25,081
	Option Program	$0	$0	$56,886	(3)	$211,032	(3)	$0
William H. Kucheman	401(k) Excess Benefit Plan	$0	$0	$590		$0		$29,094
	Option Program	$0	$0	$0		$0		$0

(1)
No portion of the amounts in this column is included in the Summary Compensation Table under the "Change in Pension Value and Nonqualified Deferred Compensation Earnings" column for 2012, 2011 or 2010 as the earnings were neither above-market nor preferential.

(2)
None of Messrs. Mahoney, Capello, Bose or Pratt was employed by us when the one-time 401(k) contribution was made to our historic 401(k) Excess Benefit Plan or before the historic Option Program was frozen.

(3)
For 2012, Mr. Pucel invested the total value of the option under the historic Option Program in the American Century International Growth Advance Fund, which had an annual return for 2012 of 21.59%. Mr. Pucel exercised the option on November 13, 2012 for an aggregate gain of $56,886.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

        Executive Retirement Plan.    All of our executives, including our NEOs, are eligible to participate in our Executive Retirement Plan. The Executive Retirement Plan is intended to provide a clear and consistent approach to managing executive departures with a standard mutually-understood separation and post-employment relationship. The benefits payable to our executives upon "retirement" under the Executive Retirement Plan, as well as the present value of amounts accrued thereunder as of December 31, 2012, are reflected in the Pension Benefits table and the terms of the plan are more fully described in the accompanying narrative and footnotes to such table beginning on page 75. In addition, changes in the present value of the benefits under the Executive Retirement Plan from December 31, 2011 to December 31, 2012 are reflected in the Summary Compensation Table on page 59 in the column "Change in Pension Value and Nonqualified Deferred Compensation Earnings."

        Change in Control Agreements.    We provide Change in Control Agreements to our executives, including our NEOs, and other key employees. The possibility of a change in control and the uncertainty that it may raise among our executives as to their continued employment after or in connection with the change in control may result in their departure or distraction. Our objective in providing Change in Control Agreements is to retain and encourage the continued attention and dedication of our executives during a potentially critical time, even if they fear that their position will be eliminated after or in connection with the change in control.

        Our Change in Control Agreements are limited to a three-year term and provide that if both a change in control occurs during the term of the agreement and the executive's employment is terminated either by us without "cause" or by the executive for "good reason" (each as described below) during the two-year period following the change in control, then the executive would be entitled to receive a lump sum payment of three times the sum of (i) the executive's base salary and (ii) assumed target incentive bonus (or prior year's bonus, if higher). Additionally, an executive would be entitled to receive a prorated target incentive bonus for the year in which his or her termination occurred, continuation of health, life insurance and other welfare benefits for up to three years, and reimbursement for up to $100,000 in legal fees and expenses incurred by an executive in disputing termination or enforcing rights under his or her Change in Control Agreement. For certain executives joining the Company prior to June 2011 (including Messrs. Capello, Pratt, Pucel and Kucheman), the lump sum payment also includes an amount equaling three times $25,000, the annual cash allowance under our historic executive allowance program (which was frozen for new participants in June 2011 and terminated effective December 31, 2011). Our Change in Control Agreements entered into after this program was frozen in June 2011 (including those with Messrs. Mahoney and Bose, as well as any renewals of existing agreements with executives at the conclusion of their three-year terms) do/will not include this additional payment. Our Change in Control Agreements further provide that all equity granted to executives require both a change in control and a termination without cause or resignation by the executive for good reason within two years after the change in control in order to accelerate vesting; provided, however, that if the surviving or acquiring entity in a change in control transaction does not provide for the substitution or assumption of outstanding equity awards, such outstanding awards will immediately become fully vested. Further, equity awards granted to our executives prior to 2010, including certain of our NEOs, generally will become immediately vested and exercisable in the event of a "change in control" or "Covered Transaction" as defined in the LTIPs.

        The Change in Control Agreements do not include an excise tax "gross-up" but rather require a reduction in the amount of the severance payments if the reduction would result in a greater after-tax amount. In exchange for the benefits afforded under our Change in Control Agreements, our executives agree to certain non-disclosure restrictions, a two-year non-solicitation obligation and to execute a release in favor of the Company. Executives, including our NEOs, who are eligible to receive payments under our Change in Control Agreements are not also eligible to receive payments and benefits under our Executive Retirement Plan, Severance Plan For Exempt Employees (the Severance Plan) or Severance Pay and Layoff Notification Plan (the Bridge Plan), as applicable.

        For purposes of our Change in Control Agreements, "Cause" generally means willfully engaging in criminal or fraudulent acts or gross misconduct that is demonstrably and materially injurious to us. "Good Reason" generally means, among other things, assignment of duties inconsistent with the executive's status as an executive or an adverse alteration of the executive's duties; a reduction in annual base salary or bonus or failure to increase salary at a rate commensurate with that of other key executives; an adverse change in long-term incentive opportunities; failure by the Company to continue to provide comparable benefits or continue in effect, or continue the executive's participation in, any compensation plan in which the executive participates; the relocation of the executive's principal place of work more than 50 miles; or failure by the Company to obtain a satisfactory agreement from any successor entity to agree to perform the Change in Control Agreement.

        Long-Term Incentive Plans.    Our employees, including our NEOs, are eligible to receive equity awards under our LTIPs. Equity awards granted to our executives under our LTIPs after 2009 require, with limited exception, both a change in control and a subsequent termination without cause or for good reason pursuant to the terms of our Change in Control Agreements for accelerated vesting where the surviving or acquiring entity assumes outstanding awards. Equity awards granted to our executives prior to 2010, including our NEOs, under these plans generally will become immediately vested and exercisable in the event of a "change in control" or "Covered Transaction" as defined in the plans.

        Further, beginning in July 2010, the terms of all annual equity awards granted to our employees, including our NEOs, provide that in the event that the employee's employment terminates due to disability or "retirement" prior to the first anniversary of the equity award grant date, the unvested equity award will immediately lapse and be forfeited, and in the event of a termination due to death prior to the first anniversary of the equity award grant date, a prorated portion of such awards will vest based on the percent of the year completed prior to death. In the event of a termination due to disability, "retirement" or death after the first anniversary of the equity award grant date, all unvested equity awards will vest in full. In accordance with the terms of his 2011 offer letter, however, Mr. Kucheman's 2012 equity awards did not include a one-year service requirement in anticipation of his retirement from the Company effective December 31, 2012.

        Our 2011 LTIP is more fully described under the Additional Information Explaining Summary Compensation and Grants of Plan-Based Awards Tables section titled "2011 Long-Term Incentive Plan" beginning on page 68.

        2012 TSR Performance Share Program.    Our 2012 TSR PSP covers our executives, including our NEOs, and is administered by our Compensation Committee. Generally under the 2012 TSR PSP, except as set forth below with respect to termination of employment due to "retirement," death or disability, or in connection with a change in control, (i) no TSR performance-based DSUs will vest prior to the end of the three-year performance period (December 31, 2014), (ii) a participant must be employed with us on December 31, 2014 to be eligible to receive shares of our common stock in respect of his or her TSR performance-based DSUs as to which the performance criteria under the program have been satisfied, and (iii) all TSR performance-based DSUs of a participant not employed by the Company on December 31, 2014 will be forfeited.

        If a participant's employment terminates due to "retirement," death or disability after the end of the first annual performance cycle (December 31, 2012) but prior to the end of the three-year performance period, shares of our common stock will be issued in respect of the TSR performance-based DSUs as to which the performance criteria under the program have been satisfied on a prorated basis using (i) the first performance cycle percentile performance funding amount where the triggering event occurred during the second performance cycle, or (ii) the average of the first and second performance cycle percentile performance funding amounts where the triggering event occurred during the third performance cycle. Pursuant to the terms of our Change in Control Agreements, the TSR performance-based DSUs awarded to our executives require, with limited exception, both a change in control and a subsequent termination without cause or for good reason for accelerated vesting where the surviving or acquiring entity assumes outstanding awards. Provided, however, that such awards will forfeit in their entirety in the event of a change of control that occurs prior to the end of the first annual performance cycle (December 31, 2012).

        Our 2012 TSR PSP is more fully described under the Additional Information Explaining Summary Compensation and Grants of Plan-Based Awards Tables section titled "2012 Total Shareholder Return Performance Share Program" beginning on page 65.

        2012 FCF Performance Share Program.    Our 2012 FCF PSP covers our executives, including our NEOs, and is administered by our Compensation Committee. Generally under the 2012 FCF PSP, except as set forth below with respect to termination of employment due to "retirement," death or disability, or in connection with a change in control, (i) no FCF performance-based DSUs will vest prior to the end of the three-year service period (December 31, 2014), (ii) a participant must be employed with us on December 31, 2014 to be eligible to receive shares of our common stock in respect of his or her FCF performance-based DSUs as to which the performance criteria under the program have been satisfied, and (iii) all FCF performance-based DSUs of a participant not employed by the Company on December 31, 2014 will be forfeited.

        If a participant's employment terminates due to "retirement," death or disability after the end of the performance period (December 31, 2012) but prior to the end of the three-year service period (December 31, 2014), shares of our common stock will be issued in respect of the FCF performance-based DSUs as to which the performance criteria under the program have been satisfied on a prorated basis. Pursuant to the terms of our Change in Control Agreements, the FCF performance-based DSUs awarded to our executives require, with limited exception, both a change in control and a subsequent termination without cause or for good reason for accelerated vesting where the surviving or acquiring entity assumes outstanding awards. Provided, however, that such awards will forfeit in their entirety in the event of a change of control that occurs prior to the end of the performance period (December 31, 2012).

        Our 2012 FCF PSP is more fully described under the Additional Information Explaining Summary Compensation and Grants of Plan-Based Awards Tables section titled "2012 Free Cash Flow Performance Share Program" beginning on page 67.

        2012 Annual Bonus Plan.    Our 2012 Annual Bonus Plan is generally available to all U.S. salaried personnel not eligible for commissions under sales compensation plans, including our NEOs, and certain international and expatriate/inpatriate employees selected for participation. To be eligible to receive their incentive award, participants generally must be employed by us on the date payments are made under the 2012 Annual Bonus Plan. However, in the event of death, "retirement" or certain involuntary terminations without cause, participants may receive their performance incentive awards for the year on a prorated basis based on the percentage of the year the participant was employed by us and eligible to participate (subject to certain minimum months of service requirements). Grants of performance incentive awards to our NEOs under our 2012 Annual Bonus Plan are reflected in the Summary Compensation Table on page 59 in the "Non-Equity Incentive Compensation" column, and our 2012 Annual Bonus Plan is more fully described under the Additional Information Explaining Summary Compensation and Grants of Plan-Based Awards Tables section titled "2012 Annual Bonus Plan" beginning on page 64, as well as the Compensation Discussion & Analysis section titled "Short-Term Incentives" beginning on page 45.

        Severance Plans.    We maintain severance plans for eligible employees, including certain of our NEOs, under which participants are entitled to receive certain payments and benefits for specified periods of time. Such benefits are only available in the event of certain involuntary terminations either (i) due to an anticipated facility relocation or closing or a reduction of staffing levels where the employee has not refused a similar position with us, or (ii) resulting from a sale, merger or reorganization of our Company where the employee is not provided an opportunity to be employed in a similar position with the acquiring or resulting entity. Executives, including our NEOs, who are eligible to receive payments under our Executive Retirement Plan are not also eligible to receive payments and benefits under our severance plans. In addition, executives who receive severance payments under a Change in Control Agreement are not eligible to receive payments and benefits under our severance plans.

        The Bridge Plan generally applies to eligible employees hired prior to January 1, 2012 and receiving notice of involuntary termination (as described above) before January 1, 2014. Under the Bridge Plan, director level and above exempt employees, including certain of our NEOs, are eligible for (i) one month of severance payments and subsidized health and dental coverage for each completed year of service to the Company with a minimum benefit of six months and a maximum of 12 months, and (ii) outplacement services, in each case, in the event of certain involuntary terminations described above.

        The Severance Plan generally applies to eligible employees hired on or after January 1, 2012. Under the Severance Plan, director level and above exempt employees are eligible for (i) two weeks of severance payments and one month of subsidized health and dental coverage, in each case, for each completed year of service to the Company with a minimum benefit of six months and a maximum of 12 months, and (ii) outplacement services, in each case, in the event of certain involuntary terminations described above.

        Under both the Bridge Plan and the Severance Plan, the payment of severance benefits is subject to the Company's receipt of a release of claims. In addition, the maximum severance payment available under each plan is limited to twice the Internal Revenue Code dollar limitation in effect for qualified plans for the calendar year immediately preceding the calendar year in which the termination occurs.

        Consulting Arrangement.    In connection with his retirement on December 31, 2012, we entered into a consulting agreement with Mr. Kucheman. Mr. Kucheman's consulting agreement was entered into in November 2012 and provides that for a period of one year, we will pay Mr. Kucheman for consulting services at a rate of $4,500 per day, or $2,250 per half day, not to exceed a maximum of 52 days. The agreement also provides for the reimbursement of necessary and reasonable expenses, including travel expenses, and includes other terms and conditions, such as standard confidentiality provisions customary for agreements of this nature.

        Other Arrangement.    Mr. Bose became our Executive Vice President and President, Asia-Pacific in December 2011. The offer letter executed in connection with his joining the Company provides that his employment may be terminated at any time by either Mr. Bose or the Company upon one month's written notice, or upon payment of one month's base salary in lieu of notice. Mr. Bose's offer letter also provides that the Company may terminate his employment immediately (without one month's advance notice and without payment in lieu thereof) if (i) Mr. Bose is guilty of dishonest or serious or persistent misconduct or, without reasonable cause, neglects or refuses to attend to his duties, or fails to perform any of his obligations under the offer letter, or fails to observe the Company's rules and any other regulations of the Company, (ii) Mr. Bose is incapacitated by illness or otherwise unable to perform his duties under the offer letter for a period totaling in aggregate six months in any 12 month consecutive calendar month period, or (iii) Mr. Bose becomes bankrupt or has a receiving order made against him or if he makes any general composition with his creditors.

        The following tables show potential payments to Messrs. Mahoney, Capello, Bose, Pratt, Pucel and Kucheman under existing agreements, plans or other arrangements, for various scenarios involving a change in control or termination of employment, in each case assuming the termination date was December 31, 2012 and, where applicable, using the closing market price of our common stock of $5.73 per share on such date. The table for Mr. Kucheman shows the payments due to him in connection with his retirement from the Company effective December 31, 2012. In each case, amounts in these tables do not include amounts payable, if any, to our named executive officers pursuant to our Executive Retirement Plan, which are described in the Pension Benefits table and accompanying narrative and footnotes beginning on page 75.

Michael F. Mahoney

Payments Due Upon Termination:	Termination for Cause(1)	Voluntary Termination(2)	Involuntary Termination Without Cause(3)	Change in Control(4)	Termination Following Change in Control(4)	Disability	Death	Retirement
Cash Severance
Base Salary	$0	$0	$450,000	$0	$2,700,000	$0	$0	$0
Bonus	$0	$0	$0	$0	$3,240,000	$0	$0	$0
Pro-rata Target Bonus(5)	$0	$0	$1,080,000	$0	$1,080,000	$0	$1,080,000	$0

Total Cash Severance	$0	$0	$1,530,000	$0	$7,020,000	$0	$1,080,000	$0
Benefits
Health and Welfare Benefits(6)	$0	$0	$7,425	$0	$51,542	$0	$0	$0
Post-Termination Life Insurance	$0	$0	$0	$0	$1,946	$0	$0	$0
Other Benefit(7)	$0	$0	$0	$0	$0	$0	$0	$0

Total Benefits	$0	$0	$7,425	$0	$53,488	$0	$0	$0
280G or Other Tax Adjustment	$0	$0	$0	$0	$0	$0	$0	$0
Long Term Incentives
Value of Accelerated Stock Options(8)	$0	$0	$0	$0	$0	$0	$0	$0
Value of Accelerated Deferred Stock Units(9)	$0	$0	$7,831,059	$0	$9,473,415	$7,831,059	$9,336,552	$0

Total Value of Accelerated Equity Grants	$0	$0	$7,831,059	$0	$9,473,415	$7,831,059	$9,336,552	$0

Total Value: All Benefits	$0	$0	$9,368,484	$0	$16,546,903	$7,831,059	$10,416,552	$0

Jeffrey D. Capello

Payments Due Upon Termination:	Termination for Cause(1)	Voluntary Termination(2)	Involuntary Termination Without Cause(3)	Change in Control(4)	Termination Following Change in Control(4)	Disability	Death	Retirement
Cash Severance
Base Salary	$0	$0	$297,649	$0	$1,785,894	$0	$0	$0
Bonus	$0	$0	$0	$0	$1,428,714	$0	$0	$0
Pro-rata Target Bonus(5)	$0	$0	$476,238	$0	$476,238	$0	$476,238	$0

Total Cash Severance	$0	$0	$773,887	$0	$3,690,846	$0	$476,238	$0
Benefits
Health and Welfare Benefits(6)	$0	$0	$7,425	$0	$51,409	$0	$0	$0
Post-Termination Life Insurance	$0	$0	$0	$0	$1,284	$0	$0	$0
Other Benefit(7)	$0	$0	$0	$0	$75,000	$0	$0	$0

Total Benefits	$0	$0	$7,425	$0	$127,693	$0	$0	$0
Estimated 280G or Other Tax Adjustment	$0	$0	$0	$0	($720,873)	$0	$0	$0
Long Term Incentives
Value of Accelerated Stock Options(8)	$0	$0	$0	$0	$0	$0	$0	$0
Value of Accelerated Deferred Stock Units(9)	$0	$0	$0	$118,548	$1,490,104	$1,011,081	$1,450,185	$0

Total Value of Accelerated Equity Grants	$0	$0	$0	$118,548	$1,490,104	$1,011,081	$1,450,185	$0

Total Value: All Benefits	$0	$0	$781,312	$118,548	$4,587,770	$1,011,081	$1,926,423	$0

Supratim Bose*

Payments Due Upon Termination:	Termination for Cause(1)	Voluntary Termination(2)	Involuntary Termination Without Cause(3)	Change in Control(4)	Termination Following Change in Control(4)	Disability	Death	Retirement
Cash Severance
Base Salary	$0	$0	$41,212	$0	$1,607,257	$0	$0	$0
Bonus	$0	$0	$0	$0	$964,353	$0	$0	$0
Pro-rata Target Bonus(5)	$0	$0	$0	$0	$321,451	$0	$321,451	$0

Total Cash Severance	$0	$0	$41,212	$0	$2,893,061	$0	$321,451	$0
Benefits
Health and Welfare Benefits(6)	$0	$0	$0	$0	$3,991	$0	$0	$0
Post-Termination Life Insurance	$0	$0	$0	$0	$3,857	$0	$0	$0
Other Benefit(7)	$0	$0	$0	$0	$0	$0	$0	$0

Total Benefits	$0	$0	$0	$0	$7,848	$0	$0	$0
Estimated 280G or Other Tax Adjustment	$0	$0	$0	$0	$0	$0	$0	$0
Long Term Incentives
Value of Accelerated Stock Options(8)	$0	$0	$0	$0	$64,629	$0	$64,629	$0
Value of Accelerated Deferred Stock Units(9)	$0	$0	$0	$0	$518,857	$0	$511,254	$0

Total Value of Accelerated Equity Grants	$0	$0	$0	$0	$583,486	$0	$575,883	$0

Total Value: All Benefits	$0	$0	$41,212	$0	$3,484,395	$0	$897,334	$0

Timothy A. Pratt

Payments Due Upon Termination:	Termination for Cause(1)	Voluntary Termination(2)	Involuntary Termination Without Cause(3)	Change in Control(4)	Termination Following Change in Control(4)	Disability	Death	Retirement
Cash Severance
Base Salary	$0	$0	$306,000	$0	$1,836,000	$0	$0	$0
Bonus	$0	$0	$0	$0	$1,542,240	$0	$0	$0
Pro-rata Target Bonus(5)	$0	$0	$489,600	$0	$489,600	$0	$489,600	$0

Total Cash Severance	$0	$0	$795,600	$0	$3,867,840	$0	$489,600	$0
Benefits
Health and Welfare Benefits(6)	$0	$0	$7,425	$0	$51,417	$0	$0	$0
Post-Termination Life Insurance	$0	$0	$0	$0	$1,324	$0	$0	$0
Other Benefit(7)	$0	$0	$0	$0	$75,000	$0	$0	$0

Total Benefits	$0	$0	$7,425	$0	$127,741	$0	$0	$0
Estimated 280G or Other Tax Adjustment	$0	$0	$0	$0	($942,424)	$0	$0	$0
Long Term Incentives
Value of Accelerated Stock Options(8)	$0	$0	$0	$0	$0	$0	$0	$0
Value of Accelerated Deferred Stock Units(9)	$0	$0	$0	$119,012	$1,190,047	$847,885	$1,161,533	$0

Total Value of Accelerated Equity Grants	$0	$0	$0	$119,012	$1,190,047	$847,885	$1,161,533	$0

Total Value: All Benefits	$0	$0	$803,025	$119,012	$4,243,204	$847,885	$1,651,133	$0

Kenneth J. Pucel

Payments Due Upon Termination:	Termination for Cause(1)	Voluntary Termination(2)	Involuntary Termination Without Cause(3)	Change in Control(4)	Termination Following Change in Control(4)	Disability	Death	Retirement
Cash Severance
Base Salary	$0	$0	$505,000	$0	$1,515,000	$0	$0	$0
Bonus	$0	$0	$0	$0	$1,126,782	$0	$0	$0
Pro-rata Target Bonus(5)	$0	$0	$353,500	$0	$353,500	$0	$353,500	$0

Total Cash Severance	$0	$0	$858,500	$0	$2,995,282	$0	$353,500	$0
Benefits
Health and Welfare Benefits(6)	$0	$0	$11,783	$0	$41,219	$0	$0	$0
Post-Termination Life Insurance	$0	$0	$0	$0	$1,093	$0	$0	$0
Other Benefit(7)	$0	$0	$0	$0	$75,000	$0	$0	$0

Total Benefits	$0	$0	$11,783	$0	$117,312	$0	$0	$0
Estimated 280G or Other Tax Adjustment	$0	$0	($15,000)	$0	($245,250)	$0	$0	$0
Long Term Incentives
Value of Accelerated Stock Options(8)	$0	$0	$0	$0	$0	$0	$0	$0
Value of Accelerated Deferred Stock Units(9)	$0	$0	$0	$61,987	$760,222	$418,061	$731,709	$0

Total Value of Accelerated Equity Grants	$0	$0	$0	$61,987	$760,222	$418,061	$731,709	$0

Total Value: All Benefits	$0	$0	$855,283	$61,987	$3,627,566	$418,061	$1,085,209	$0

William H. Kucheman**

Payments Due Upon Termination:	Termination for Cause(1)	Voluntary Termination(2)	Involuntary Termination Without Cause(3)	Change in Control(4)	Termination Following Change in Control(4)	Disability	Death	Actual Retirement
Cash Severance
Base Salary	—	—	—	—	—	—	—	$0
Bonus	—	—	—	—	—	—	—	$0
Pro-rata Target Bonus(5)	—	—	—	—	—	—	—	$1,026,000
Consulting Payment(10)	—	—	—	—	—	—	—	$234,000

Total Cash Severance	—	—	—	—	—	—	—	$1,260,000
Benefits
Health and Welfare Benefits(6)	—	—	—	—	—	—	—	$0
Post-Termination Life Insurance	—	—	—	—	—	—	—	$0
Other Benefit(7)	—	—	—	—	—	—	—	$0

Total Benefits	—	—	—	—	—	—	—	$0
Estimated 280G or Other Tax Adjustment	—	—	—	—	—	—	—	$0
Long Term Incentives
Value of Accelerated Stock Options(8)	—	—	—	—	—	—	—	$0
Value of Accelerated Deferred Stock Units(9)	—	—	—	—	—	—	—	$1,744,690

Total Value of Accelerated Equity Grants	—	—	—	—	—	—	—	$1,744,690

Total Value: All Benefits	—	—	—	—	—	—	—	$3,004,690

*
Mr. Bose is paid salary and certain other compensation in Singapore dollars. In calculating the U.S. dollar equivalent for disclosure purposes, the Company converted such amounts into U.S. dollars based on the exchange rate on December 31, 2012, the last business day of the Company's 2012 fiscal year, which was 0.81883 U.S. dollars per Singapore dollar.

**
Except as otherwise noted, amounts for Mr. Kucheman reflect payments actually paid or to be paid in connection with his retirement from the Company on December 31, 2012, excluding amounts to be paid pursuant to the Executive Retirement Plan.

(1)
Employees, including NEOs, are not entitled to any benefits upon termination for cause. All unvested equity awards, as well as all vested but unexercised stock options, are forfeited as of the date of termination. For a definition of cause, please see the section titled "Change in Control Agreements" in the narrative to these tables beginning on page 78.

(2)
No benefits were payable upon voluntary termination by our NEOs as of December 31, 2012, except for Mr. Kucheman who was retirement eligible upon his retirement from the Company effective December 31, 2012.

(3)
Amounts in this column represent benefits payable upon involuntary termination by the Company on December 31, 2012 (other than termination for cause or in connection with a change in control). Amounts for Messrs. Mahoney, Capello, Pratt and Pucel represent benefits payable pursuant to our 2012 Annual Bonus Plan and the Bridge Plan only in the event of certain involuntary terminations under the plans where each is not otherwise offered similar employment within the Company. In addition, pursuant to the terms of his 2011 offer letter, amounts for Mr. Mahoney also include the accelerated vesting of the DSUs granted to him on November 1, 2011 in connection with his joining the Company as our President that remain outstanding, as described more fully in footnote 9 below. The amount for Mr. Bose represents benefits payable pursuant to the terms of his offer letter and represents one month's base salary in lieu of notice of termination. As a Singapore-based employee of the Company, Mr. Bose is not eligible for benefits under the Bridge Plan or the Severance Plan.

(4)
All equity awards granted to our executives after 2009 requires both a change in control and subsequent termination (without cause or by the executive for good reason) in order to accelerate vesting; provided, however, that if the surviving or acquiring entity in a change in control transaction does not provide for the substitution or assumption of outstanding equity awards, such outstanding awards will immediately become fully vested. Amounts in this column assume that the surviving or acquiring entity in a change in control transaction provides for the substitution or assumption of outstanding equity awards. Equity awards granted prior to 2010 to our executive officers, including certain of our NEOs, generally will become immediately vested and exercisable in the event of a "change in control" or "Covered Transaction" as defined in the LTIPs. Amounts in the "Change in Control" column represent the value of such accelerated vesting.

Amounts in the "Termination Following a Change in Control" column represent benefits payable under our Change in Control Agreements following termination without cause or resignation by the executive for good reason on December 31, 2012 in connection with, and within two years of, a change in control of the Company. For a further description of our Change in Control Agreements, please see the section titled "Change in Control Agreements" in the narrative to these tables beginning on page 78.

(5)
Amounts in the "Pro-rata Target Bonus" row represent the assumed on-plan bonus under our 2012 Annual Bonus Plan, which is equal to his incentive target amount under the plan, for each of our NEOs (other than Mr. Kucheman). For Mr. Kucheman, upon the date of his retirement he met the definition of retirement under the 2012 Annual Bonus Plan and was eligible to receive his 2012 Annual Bonus Plan award at his funded target, consistent with the Company-wide annual bonus pool funding level.

Under the 2012 Annual Bonus Plan, participants generally must be employed by us on the date payments are made in order to be eligible for their incentive award. However, in the event of death, "retirement" or certain involuntary terminations without cause, participants generally may receive their performance incentive awards for the year on a prorated basis based on the percentage of the year the participant was employed by us and eligible to participate (subject to certain minimum months of service requirements). As a Singapore-based employee of the Company, Mr. Bose is not eligible for benefits under the 2012 Annual Bonus Plan in the event of an involuntary termination without cause. For a further description of our 2012 Annual Bonus Plan, please see the Additional Information Explaining Summary Compensation and Grants of Plan-Based Awards Tables section titled "2012 Annual Bonus Plan" beginning on page 64, as well as the Compensation Discussion & Analysis section titled "Short-Term Incentives" beginning on page 45.

(6)
In determining the value of health and welfare benefits, we use the assumptions used for financial reporting purposes under GAAP.

(7)
Amounts in the "Other Benefit" row represent three times $25,000, the annual cash allowance under our historic executive allowance program (which was frozen for new participants in June 2011 and terminated effective December 31, 2011). Our Change in Control Agreements entered into after this program was frozen in June 2011 (including those with Messrs. Mahoney and Bose, as well as any renewals of existing agreements with executives at the conclusion of their three-year terms) do/will not include this additional payment.

(8)
Amounts in the "Value of Accelerated Stock Options" row represent the number of shares underlying in-the-money unvested stock options held by each NEO, multiplied by the difference between that option's exercise price and $5.73 (the closing price of our common stock on December 31, 2012). As of December 31, 2012, Messrs. Mahoney, Capello, Bose, Pratt and Pucel held 674,941; 838,526; 37,497; 410,642; and 391,412 unvested stock options not in-the-money, respectively. Mr. Kucheman's retirement on December 31, 2012 triggered the accelerated vesting of his 695,299 outstanding unvested stock options, including 281,225 stock options granted in 2012 that did not include the one-year service requirement in accordance with his 2011 offer letter and in anticipation of his retirement from the Company effective December 31, 2012. None of Mr. Kucheman's stock options were in-the-money as of the date of his retirement.

(9)
Amounts in the "Value of Accelerated Deferred Stock Units" row represent the value of the number of each NEO's service-based DSUs, the vesting of which would have accelerated as of December 31, 2012, calculated by multiplying the number of accelerated DSUs by $5.73 (the closing price of our common stock on December 31, 2012). Pursuant to the terms of his 2011 offer letter, if Mr. Mahoney's employment is involuntarily terminated by us (except for cause or a material act of misconduct after notice and a cure period, or as a result of death or disability) any of the new hire inducement grant of service-based DSUs he received on November 1, 2011 in connection with his joining the Company as our President that remain outstanding will immediately vest. Such service-based DSUs were structured and intended in large part to compensate Mr. Mahoney for the unvested short- and long-term incentive compensation he forfeited upon separating from his previous employer, taking into consideration his transition period from our President to our President and Chief Executive Officer. The value of the acceleration of such DSUs is reflected in the "Involuntary Termination Without Cause" column.

In February 2010, 2011 and 2012, our NEOs (other than Messrs. Mahoney and Bose for 2010 and 2011 because they were not employees of the Company at such time) were awarded target TSR performance-based DSUs under our 2010, 2011 and 2012 TSR PSPs, respectively, the attainment of which is based on the TSR of our common stock relative to the TSR of the common stock of the other companies in the S&P 500 Healthcare Index over a three-year performance and service period. None of the performance conditions for these TSR performance-based DSUs had been satisfied as of December 31, 2012, and with respect to the target TSR performance-based DSUs awarded in 2012 (except with respect to Mr. Kucheman), such units continued to be subject to a one-year service requirement as of such date. Therefore, in accordance with the terms of the TSR PSPs, none of these awards would have accelerated as of December 31, 2012.

In February 2012, our NEOs were awarded target FCF performance-based DSUs under our 2012 FCF PSP, the attainment of which is based on our adjusted free cash flow over a one-year performance period measured against our internal financial plan for the same period, subject to the satisfaction of the individual service criteria over a three-year period (inclusive of the performance period). The FCF performance-based DSUs (except those awarded to Mr. Kucheman) were subject to a one-year service requirement as of December 31, 2012. Therefore, in accordance with the terms of the 2012 FCF PSP, none of these awards would have accelerated as of such date.

In accordance with the terms of his 2011 offer letter, Mr. Kucheman's 2012 equity awards did not include a one-year service requirement in anticipation of his retirement from the Company effective December 31, 2012. As a result, Mr. Kucheman's retirement triggered the accelerated vesting of all of his outstanding service-based DSUs (including 131,370 service-based DSUs granted in 2012), and 51,751 of his FCF performance-based DSUs, representing one-third of his FCF performance-based DSUs that had satisfied the performance criteria under the 2012 FCF PSP. The value of Mr. Kucheman's accelerated FCF performance-based DSUs was equal to $382,440 (representing the total number of accelerated units multiplied by $7.39, the closing price of our common stock on February 28, 2013, the date on which our Compensation Committee determined the number of FCF performance based DSUs as to which the performance criteria had been satisfied). Mr. Kucheman's remaining FCF performance-based DSUs that had satisfied the performance criteria were forfeited in connection with his retirement in accordance with the terms of the program. In addition, all of Mr. Kucheman's target TSR performance-based DSUs, including those awarded under the 2012 TSR PSP, were forfeited in connection with his retirement, as none of such target units had satisfied the performance criteria under the programs.

(10)
In connection with his retirement, Mr. Kucheman entered into a Consulting Agreement with the Company. These amounts represent amounts to be received by Mr. Kucheman pursuant to the terms of his Consulting Agreement assuming the maximum amount of services is utilized by the Company. For a further description of Mr. Kucheman's agreement, please see the "Consulting Arrangement" section on page 81.

PROPOSAL 2: ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

        The Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as the provisions of Section 14A of the Exchange Act, require that we provide our stockholders with the opportunity to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. Our Board has determined to provide our stockholders this opportunity on an annual basis.

        As described in our "Compensation Discussion & Analysis," our executive compensation philosophy is to provide appropriate competitive compensation opportunities to our executives with actual pay outcomes heavily influenced primarily by the achievement of Company performance metrics and individual performance objectives (in other words, "pay for performance") in support of our business strategy and creation of long-term stockholder value.

A Significant Portion of our NEOs' 2012 Target TCD is At-Risk, Performance-Based Compensation

        Our Compensation Committee ties a significant portion of the primary elements of our executives' target TDC to at-risk, performance-based incentive opportunities. For 2012, 83% of the target value of the primary elements of TDC for our NEOs as a group consisted of performance-based incentive compensation,(3) which was comprised of:

  •
  16% Short-Term Cash Incentive Awards – with (i) funding of the Company-wide Total Bonus Pool tied to Company performance measured against adjusted EPS and SFX net sales performance metric targets; (ii) allocation of the Total Bonus Pool, as funded, based on regional, business and functional performance measured against their respective financial and/or operational performance metric targets; and (iii) actual payout tied to each individual's performance; and

  •
  67% Long-Term Equity Incentive Awards – with mix of opportunity comprised of (i) 25% target TSR performance-based DSUs, a percentage of which may be earned (if at all) based on our TSR relative to that of the other companies in the S&P 500 Healthcare Index over a three-year performance period; (ii) 25% target FCF performance-based DSUs, a percentage of which may be earned (if at all) based on our adjusted free cash flow measured against our internal financial plan over a one-year performance period and subject to service-based vesting over a three-year period (inclusive of the performance period); (iii) 25% stock options, with ultimate value (if any) tied to the performance of our stock price; and (iv) 25% service-based DSUs, with ultimate value tied to the performance of our stock price.

Our CEO's Realizable TDC Aligns with Company Performance

        The significant decrease in our Chief Executive Officer's "realizable" TDC at December 31, 2012 aligns with the Company's 2012 performance. The value of the primary elements of Mr. Mahoney's TDC in 2012 (i) was approximately $9.112 million at "target" opportunity as considered by our Compensation Committee; (ii) was approximately $9.526 million as disclosed in our Summary Compensation Table; and (iii) was approximately $6.360 million as "realizable" at December 31, 2012.(4)

(3)
The value was calculated using the target 2012 base salary, annual equity incentives, and Annual Bonus Plan award amounts for our NEOs as a group as set forth in the footnote to the chart under the Compensation Discussion & Analysis—Executive Summary section titled "A Significant Portion of our NEOs' 2012 Target TDC is At-Risk, Performance-Based Compensation" beginning on page 38.

(4)
These values were calculated using the 2012 base salary, annual equity incentives, and Annual Bonus Plan award amounts for Mr. Mahoney as set forth in the footnotes to the chart under the Compensation Discussion & Analysis—Executive Summary section titled "CEO's Realizable TDC Aligns with Company Performance" beginning on page 37.

Our Executive Compensation Aligns with Company Performance

  •
  No 2012 NEO Base Salary Merit Increases.  In consideration of our 2011 performance and our 2012 Company-wide annual merit-increase budget, there were no 2012 merit-based salary increases for our executives, including our NEOs.(5)

  •
  Annual Bonus Plan Funding Reflected 2012 Company Financial Performance Metrics.  For 2012, we achieved 99.9% and 95.6% of the target level for adjusted EPS and SFX net sales, respectively, under our 2012 Annual Bonus Plan; generating a Total Bonus Pool funding range between 90% and 110%. After taking into consideration our overall 2012 performance and our SFX net sales performance relative to the related funding cap threshold, our Chief Executive Officer recommended, and our Compensation Committee approved, funding the 2012 Total Bonus Pool at 95%.

  •
  2010 Target TSR Performance-Based DSUs Were Cancelled.  Our TSR percentile ranking of 52nd relative to that of the other companies in the S&P 500 Healthcare Index over the three-year performance period ending December 31, 2012 did not meet the minimum level of TSR performance under the program. Accordingly, our Compensation Committee determined that none of the target TSR performance-based DSUs had satisfied the performance criteria and, as a result, all of the 2010 target units awarded to our executives, including our NEOs, were cancelled.

  •
  2012 Target FCF Performance-Based DSUs Were Achieved at 130%.  Our adjusted free cash flow performance percentile was 115% relative to our internal financial plan over the one-year performance period ending December 31, 2012; as such our Compensation Committee determined that 130% of the target FCF performance-based DSUs awarded to our executives satisfied the performance criteria under the program. Accordingly, so long as the individual service criteria is also satisfied, that number of shares of our common stock will be delivered to our executives, including our NEOs, on or about December 31, 2014 in settlement of their 2012 target unit awards.

Executive Compensation Program Best Practices

        Our Compensation Committee believes that a strong foundation for our compensation program is necessary to effectively execute our executive compensation philosophy. The following are the key aspects of executive compensation best practices that serve as a foundation for our compensation program:

  •
  Mix of short- and long-term incentive compensation, with an emphasis on long-term compensation.

  •
  Mix of fixed and variable compensation, with an emphasis on variable, at-risk performance-based compensation.

  •
  No tax gross-ups (except on relocation benefits available to all employees eligible therefor).

  •
  Requiring both a change in control and termination without cause or for good reason, commonly referred to as a "double-trigger," for cash payments and accelerated vesting of post-2009 equity awards where the surviving or acquiring entity substitutes or assumes outstanding equity awards.

  •
  Hedging and pledging prohibition.

  •
  Stock ownership guidelines for our executives and directors.

  •
  Recovery, commonly referred to as a "claw-back," of certain amounts of incentive compensation awards.

  •
  Use of internal pay equity analysis.

  •
  Use of peer group company comparative analysis.

  •
  Independent compensation consultant reporting directly to the Compensation Committee.

  •
  Risk assessment of incentive compensation policies and programs.

(5)
In 2012, Mr. Capello's base salary increased 1.5% from 2011 in connection with his expanded responsibilities to include business development.

        Accordingly, we will ask our stockholders to vote "FOR" the following resolution at the Annual Meeting:

        "RESOLVED, that the Company's stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company's Proxy Statement for the 2013 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion & Analysis, the Summary Compensation Table and the other related tables and disclosure."

        While the vote is advisory in nature, which means that it is non-binding on us, our Compensation Committee values the opinions of our stockholders and will take into consideration the outcome of the vote when considering future executive compensation arrangements. We intend to hold the next advisory vote to approve the compensation of our named executive officers at our 2014 Annual Meeting of Stockholders.

OUR BOARD UNANIMOUSLY RECOMMENDS YOU VOTE "FOR" THE APPROVAL OF THE
COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY
STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

 EQUITY COMPENSATION PLANS

        The following table summarizes information as of December 31, 2012 relating to our equity compensation plans pursuant to which grants of stock options, deferred stock units, restricted stock grants or other rights to acquire shares may be granted from time to time.

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders(1)	92,711,646	$11.96(2)	109,671,812(3)
Equity compensation plans not approved by security holders(4)	0	$0	0

Total	92,711,646	$11.96(2)	109,671,812(3)

(1)
Amounts in columns (a), (b) and (c) include outstanding options under our 2000, 2003 and 2011 LTIPs. Our 2000 LTIP expired on February 28, 2010, and our 2003 LTIP expired on June 1, 2011; however, awards made under these plans still remain outstanding. The amount in column (a) also includes 37,831,072 shares awarded under our 2000, 2003 and 2011 LTIPs in the form of service-based DSUs, performance-based DSUs and restricted stock. Of such amount, approximately 3,778,433 shares are issuable upon settlement of outstanding performance-based DSUs. Shares underlying the 2011 TSR performance-based DSUs and 2012 TSR performance-based DSUs are earned over a three-year performance and service period and have been included assuming maximum achievement of the Company performance criteria and achievement of the individual service criteria of the programs (260% of the target units awarded in 2011 and 200% of the target units awarded in 2012). The Company's TSR performance during the years ended December 31, 2011 and 2012, as applicable, was below the threshold level of performance under the programs. Shares underlying the 2010 TSR performance-based DSUs have been excluded because none of the target units satisfied the performance criteria under the 2010 TSR PSP and, as a result, all such target units were cancelled. Shares underlying the 2012 FCF performance-based DSUs have been included at 130% of target, the actual number of units for which the performance criteria under the program have been satisfied. Such units remain subject to the individual service criteria under the program. The amount in column (a) also includes 5,041,076 options, in aggregate amount, outstanding under acquired company incentive plans. No further options may be granted under the assumed plans.

(2)
This number reflects the exclusion of 37,831,072 shares in the form of service-based DSUs, performance-based DSUs and restricted stock granted pursuant to our equity plans included in column (a). These awards allow for the distribution of shares to the grant recipient upon vesting and do not have an associated exercise price. Accordingly, these awards are not reflected in the weighted-average exercise price.

(3)
This number reflects, as of December 31, 2012, the 97,683,043 shares available for issuance under our 2011 LTIP and the 11,988,769 shares available for purchase by our employees under our GESOP, which are not available for grant in any other form.

(4)
We have acquired a number of companies over the past several years. From time to time, we have assumed the acquired company's incentive plan(s), including the outstanding options and warrants, if any, granted under those plan(s). No further options may be granted under the assumed plans beyond those assumed in connection with the acquisitions. Assumed options that terminate prior to expiration are not available for re-grant. As of December 31, 2012, the aggregate number of options outstanding under the assumed plans totaled 5,041,076. The weighted average exercise price of these outstanding options is $17.45.

 AUDIT COMMITTEE REPORT

        The Audit Committee oversees our Company's financial reporting process on behalf of the Board of Directors and has other responsibilities as set forth in the Audit Committee charter, which is available on our website at www.bostonscientific.com under the "Investor Relations" section. Management has the primary responsibility for our Company's financial statements and reporting process, including the systems of internal controls. Ernst & Young LLP (Ernst & Young), our independent registered public accounting firm for fiscal year 2012, is responsible for expressing an opinion on the conformity of our Company's audited financial statements with generally accepted accounting principles and on our Company's internal control over financial reporting.

        In fulfilling its oversight responsibilities, the Audit Committee reviewed with management and Ernst & Young the audited financial statements included in the Boston Scientific Annual Report on Form 10-K for the year ended December 31, 2012, including a discussion about the quality, not just the acceptability, of our Company's accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements, and Ernst & Young's evaluation of the Company's internal control over financial reporting.

        The Audit Committee also discussed with Ernst & Young the matters that are required to be discussed by Auditing Standards No. 16, Communications with Audit Committees. Ernst & Young has also provided the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Ernst & Young that firm's independence. The Audit Committee has concluded that Ernst & Young's provision of audit and non-audit services to the Company and its affiliates is compatible with Ernst & Young's independence.

        The Audit Committee further discussed with the Company's internal auditors and Ernst & Young the overall scope and plans for their respective audits. The Audit Committee meets at least quarterly with the internal auditors and Ernst & Young, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

        Based on the reviews and discussions referred to above, the Audit Committee approved the inclusion of the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2012, which has been filed with the Securities and Exchange Commission. The Audit Committee has also approved the selection of Ernst & Young as the Company's independent registered public accounting firm for fiscal year 2013.

        This Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Boston Scientific filing with the SEC, except to the extent that Boston Scientific specifically incorporates this Report by reference into another Boston Scientific filing.

THE AUDIT COMMITTEE

Uwe E. Reinhardt, Chairman
Bruce L. Byrnes
Ernest Mario

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board has appointed Ernst & Young LLP as our independent registered public accounting firm for the 2013 fiscal year. The Audit Committee is directly responsible for the appointment, retention, compensation and oversight of the work of our independent registered public accounting firm (including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. In making its determination regarding whether to appoint or retain a particular independent registered public accounting firm, the Audit Committee takes into account the views of management and our internal auditors, and will take into account the vote of our stockholders with respect to the ratification of the selection of our independent registered public accounting firm.

        During 2012, Ernst & Young LLP served as our independent registered public accounting firm and also provided certain tax and other audit-related services. Representatives of Ernst & Young LLP are expected to attend the Annual Meeting and respond to appropriate questions and, if they desire, make a statement.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE
RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2013 FISCAL YEAR.

Principal Accountant Fees

        The following table presents the aggregate fees billed for professional services rendered by Ernst & Young LLP for the fiscal years ended December 31, 2011 and December 31, 2012.

Type of Fees	2011	2012
Audit Fees(1)	$6,556,000	$7,478,000
Audit-Related Fees(2)	$250,000	$310,000
Tax Fees(3)	$643,000	$246,000
All Other Fees(4)	$2,000	$2,000
Total	$7,451,000	$8,036,000

(1)
Audit fees are fees for professional services rendered in connection with the audit of our consolidated financial statements (including an assessment of our internal control over financial reporting) included in Item 8 of our Annual Reports filed on Form 10-K, reviews of our condensed consolidated financial statements included in our Quarterly Reports filed on Form 10-Q, statutory filings and registration statements. Certain audit fees were incurred in connection with our 2011 and 2012 goodwill and other intangible asset impairment charges, acquisitions, system implementations and other accounting matters.

(2)
Audit-related fees are fees for services related to employee benefit plan audits, accounting consultation, and compliance with regulatory requirements.

(3)
Tax fees are fees for tax services related to tax compliance, tax planning and tax advice, including international tax returns and audits, foreign subsidiary corporate tax returns, annual information returns for employee benefit plans and programs, foreign country tax planning with respect to global stock option and employee stock purchase programs and stock programs, and assistance with the resolution of an ongoing transfer pricing tax matter.

(4)
All other fees are fees for other assurance services not related to the audit and an online accounting research tool.

Audit Committee's Pre-Approval Policy

        It is the Audit Committee's policy to approve in advance the types and amounts of audit, audit-related, tax and any other services to be provided by our independent registered public accounting firm. In situations where it is not possible to obtain full Audit Committee approval, the Audit Committee has delegated authority to the Chairman of the Audit Committee to grant pre-approval of auditing, audit-related, tax and all other services. Any pre-approved decisions by the Chairman are required to be reviewed with the Audit Committee at its next scheduled meeting. The Audit Committee approved all of Ernst & Young LLP's services for 2011 and 2012 and, in doing so, considered whether the provision of such services is compatible with maintaining independence.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors, executive officers and persons beneficially holding more than 10% of our common stock to file reports of their ownership of our common stock and any changes in that ownership with the SEC. Specific due dates for these reports have been established and we are required to report any failure to file by these dates during fiscal year 2012. To the best of our knowledge, all of these filing requirements were timely satisfied by our directors, executive officers and 10% stockholders except that one report, covering one transaction that occurred during 2005, was filed late by Mr. N.J. Nicholas. In making these statements, we have relied upon the written representations of our directors and executive officers and copies of reports that have been filed with the SEC.

STOCKHOLDER PROPOSALS

        In accordance with Rule 14a-8 under the Exchange Act and the advance notice provisions of our By-Laws, stockholder proposals and director nominations for the 2014 Annual Meeting of Stockholders must be received by our Secretary at our principal executive office on or before November 28, 2013. Any proposals or nominees received after this date will be considered untimely under Rule 14a-8 under the Exchange Act and the advanced notice provisions of our By-Laws. Should you wish to submit a proposal or director nomination, have it addressed to our Secretary at Boston Scientific Corporation, One Boston Scientific Place, Natick, Massachusetts 01760. In order to be considered for inclusion in next year's Proxy Statement, proposals must also satisfy the other procedures set forth in Rule 14a-8 under the Exchange Act. Proposals that are submitted outside of Rule 14a-8, as well as director nominees, must also satisfy the procedures set forth in the advance notice provision of our By-Laws.

ANNUAL REPORT TO STOCKHOLDERS AND FORM 10-K

        Our 2012 Annual Report to Stockholders, including financial statements for the fiscal year ended December 31, 2012, accompanies this Proxy Statement. The Annual Report is also available on our website at www.bostonscientific.com under the "Investor Relations" section. Copies of our 2012 Annual Report on Form 10-K, which is on file with the SEC, are available to any stockholder free of charge who submits a request in writing to Investor Relations, Boston Scientific Corporation, One Boston Scientific Place, Natick, Massachusetts 01760, or by calling (508) 650-8555. Copies of any exhibits to the Form 10-K are also available upon written request and payment of a fee covering our reasonable expenses in furnishing the exhibits.

HOUSEHOLDING

        Applicable rules permit us and brokerage firms to send one Notice or Proxy Statement and Annual Report to multiple stockholders who share the same address unless we have received instructions to the contrary from one or more of the stockholders. This practice is known as householding. If you hold your shares through a broker, you may have consented to reducing the number of copies of materials delivered to your address. In the event that you wish to revoke a householding consent you previously provided to a broker, you must contact that broker to revoke your consent. If you (i) are eligible for householding and you currently receive multiple copies of either our Notice or Proxy Statement and our Annual Report but you wish to receive only one copy of each of these documents for your household or (ii) you currently receive only one set of these documents due to householding and wish to revoke your consent for future mailings, please contact Broadridge Financial Solutions, Inc. by mail at Householding Department, Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717 or by telephone at 1-800-542-1061.

        If you are currently subject to householding and wish to receive a separate Proxy Statement or Annual Report, you may find these materials on our website at www.bostonscientific.com under the "Investor Relations" section. You may also request printed copies of our Notice or Proxy Statement and Annual Report free of charge by contacting Investor Relations, Boston Scientific Corporation, One Boston Scientific Place, Natick, Massachusetts 01760, or by calling (508) 650-8555. We will deliver promptly, upon written or oral request, a separate copy of the Notice, Proxy Statement or Annual Report to a stockholder at a shared address to which a single copy of the documents was delivered.

 OTHER MATTERS

        We do not know of any other matters that may be presented for consideration at the Annual Meeting. If any other business does properly come before the Annual Meeting, the persons named as proxies on the enclosed proxy card, or proxy voting instruction form, will vote as they deem in the best interests of the Company.

ANNEX A

         Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures Used as Performance Metrics Under Certain of Our Short- and Long-Term Incentive Compensation Plans and Programs

        The following is a reconciliation of cash provided by operating activities prepared in accordance with generally accepted accounting principles in the United States (GAAP) to adjusted free cash flow as used in our 2012 Free Cash Flow Performance Share Program (2012 FCF PSP):

in millions	2012
Cash Provided by Operating Activities	$1,260
Purchases of property, plant and equipment	(226)

Free Cash Flow	1,034
Adjustments:
Add: Acquisition-related contingent payments in excess of amounts established for purchase accounting	8
Add: Restructuring payments	156
Less: Special net tax refunds and credits	(48)

Adjusted Free Cash Flow	$1,150

        The following is a reconciliation of net sales prepared in accordance with GAAP to net sales on an assumed standard constant currency basis (SFX net sales) as used in our 2012 Annual Bonus Plan:

	2012 Sales
in millions	As Reported Currency Basis	Less: Impact of Foreign Currency	Assumed Standard Constant Currency Basis
Interventional Cardiology	$2,179	$1	$2,178
Cardiac Rhythm Management	1,908	(19)	1,927
Endoscopy	1,252	9	1,243
Peripheral Interventions	774	5	769
Urology/Women's Health	500	4	496
Neuromodulation	367	—	367
Electrophysiology	147	—	147

Subtotal Core Businesses	7,127	—	7,127
Divested Businesses	122	—	122

BSC Worldwide	$7,249	$—	$7,249

        The following is a reconciliation of net income (loss) and earnings (loss) per share prepared in accordance with GAAP to adjusted net income and adjusted earnings per share (adjusted EPS) as used in our 2012 Annual Bonus Plan:

	2012
in millions, except per share data	Net Income (Loss)	Earnings (Loss) Per Diluted Share
GAAP net (loss) income/net (loss) income per share	$(4,068)	$(2.89)
Non-GAAP adjustments:
Goodwill and other intangible asset impairment charges	4,446	3.15
Acquisition- and divestiture-related net credits	(36)	(0.02)
Restructuring-related charges	122	0.09
Litigation-related charges	118	0.08
Discrete tax items	2	—
Amortization expense	349	0.25

Adjusted net income/adjusted earnings per share	$933	$0.66

Use of Non-GAAP Financial Measures

        To supplement our consolidated financial statements presented on a GAAP basis, we disclose certain non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP. Management uses non-GAAP financial measures to evaluate performance period over period, to analyze the underlying trends in our business, to assess its performance relative to its competitors, to assess its performance relative to our internal financial and operating plans, to execute our capital allocation strategy and/or to establish operational goals and forecasts that are used in allocating resources. In addition, management uses non-GAAP financial measures to further its understanding of the performance of our operating segments.

        To describe the relationship between pay and performance, we disclose certain non-GAAP financial measures used as performance metrics under certain of our short- and long-term incentive compensation plans and programs, including SFX net sales, adjusted net income, adjusted EPS and adjusted free cash flow. These non-GAAP financial measures are not prepared in accordance with GAAP.

        Adjusted free cash flow as used in our 2012 FCF PSP excludes certain cash items included in cash flow from operating activities (the most-directly comparable GAAP financial measure) and includes certain cash items not included in cash flow from operating activities as these items are highly variable period to period, difficult to predict and/or we believe are not indicative of on-going cash flow from operating activities. Accordingly, management excluded/included these cash items for purposes of reviewing our cash flow performance in calculating this non-GAAP financial measure under our 2012 FCF PSP to facilitate an evaluation of our cash flow performance relative to our internal financial plan in accordance with the program.

        SFX net sales as used in our 2012 Annual Bonus Plan excludes the impact of changes in foreign currency exchange rates included in our net sales (the most directly comparable GAAP financial measure) as the impact of changes in foreign currency exchange rates is highly variable period to period and difficult to predict. Accordingly, management excluded this impact through the use of a standard assumed constant currency rate for purposes of reviewing our sales performance in calculating this non-GAAP financial measure under our 2012 Annual Bonus Plan to facilitate an evaluation of our performance relative to our internal financial and operating plan in accordance with the Annual Bonus Plan.

        Adjusted net income and adjusted EPS exclude certain items included in net income (loss) and earnings (loss) per share (the most-directly comparable GAAP financial measures) as these items are highly variable period to period, difficult to predict, non-operational and/or we believe are not indicative of on-going performance. These amounts are excluded by management in assessing our operating performance, as well as from our operating segments' measures of profit and loss used for making operating decisions and assessing performance. Accordingly, management excluded these items for purposes of reviewing our performance in calculating this non-GAAP financial measure under our 2012 Annual Bonus Plan to facilitate an evaluation of our performance relative to our internal financial plan in accordance with the Annual Bonus Plan.

        We believe that presenting the non-GAAP financial measures that are used as performance metrics under certain of our short- and long-term incentive compensation plans and programs, in addition to the corresponding GAAP financial measures, provides investors greater transparency to information relevant to the relationship between pay and performance and allows investors to see our results "through the eyes" of management.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date M56093-P35895 BOSTON SCIENTIFIC CORPORATION ONE BOSTON SCIENTIFIC PLACE NATICK, MASSACHUSETTS 01760 For Against Abstain For Withhold Yes No VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 6, 2013, the day before the meeting. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DElIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 6, 2013 the day before the meeting. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717. BOSTON SCIENTIFIC CORPORATION The Board of Directors recommends a vote "For" all Director Nominees. 1. Proposal to elect ten Director Nominees: 1a. Katharine T. Bartlett 1b. Bruce L. Byrnes 1c. Nelda J. Connors 1d. Kristina M. Johnson 1e. Michael F. Mahoney 1f. Ernest Mario 1g. N.J. Nicholas, Jr. 1h. Pete M. Nicholas 1i. Uwe E. Reinhardt 1j. John E. Sununu MARK HERE IF YOU PLAN TO ATTEND THE MEETING 2. To consider and vote upon an advisory vote to approve named executive officer compensation. 3. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2013 fiscal year. NOTE: Such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. Sign exactly as your name appears on the Proxy. If the shares are registered in the names of two or more persons, each person should sign. Executors, administrators, trustees, partners, custodians, guardians, attorneys and corporate officers, please add your full title(s). The Board of Directors recommends a vote "For" Proposals 2 and 3.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com. M56094-P35895 PROXY BOSTON SCIENTIFIC CORPORATION Proxy for Annual Meeting of Stockholders on May 7, 2013 This Proxy is Solicited on Behalf of the Board of Directors The undersigned hereby appoints TIMOTHY A. PRATT, VANCE R. BROWN and TODD D. HAMMOND, and each of them acting solely, as proxies, with full power of substitution and with all powers the undersigned would possess if personally present, to represent and vote, as designated hereon, all of the shares of common stock of Boston Scientific Corporation (the "Company"), par value $.01 per share, and if applicable, hereby directs the trustees and fiduciaries of the employee benefit plans in which the undersigned participates to vote all of the shares of common stock allocated to the account of the undersigned, which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company's Corporate Headquarters located at One Boston Scientific Place, Natick, Massachusetts 01760 on Tuesday, May 7, 2013 at 10:00 A.M. (Eastern Time), and any adjournment or postponement of the meeting. THE UNDERSIGNED HEREBY REVOKES ANY PROXY PREVIOUSLY GIVEN AND ACKNOWLEDGES RECEIPT OF THE NOTICE AND PROXY STATEMENT FOR THE ANNUAL MEETING. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS, "FOR" PROPOSALS 2 AND 3 AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. (Please sign and date on reverse side and return promptly in the enclosed envelope)